Exhibit 4.42

_________________________________________________________

JOINT VENTURE AGREEMENT
_________________________________________________________

dated

30 SEPTEMBER 2011

by and among

ABRA MINING AND INDUSTRIAL CORPORATION

JABEL CORPORATION

OLYMPUS PACIFIC MINERALS INC.

KADABRA MINING CORPORATION

PHILEARTH MINING CORPORATION

JOINT VENTURE AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

This Joint Venture Agreement (“Agreement”) executed this 30th day of September, 2011 among:

ABRA MINING AND INDUSTRIAL CORPORATION (“AMIC”), a corporation organized and existing under the laws of the Philippines having its principal place of business at 3rd Floor, Jafer Centre Building, 118 West Avenue, Quezon City, Philippines, represented by its President, Mr. Jeremias B. Beloy;

JABEL CORPORATION (“JABEL”), a corporation organized and existing under the laws of the Philippines having its principal place of business at 103 West Avenue, Quezon City, Philippines represented by its President, Mr. James G. Beloy;

OLYMPUS PACIFIC MINERALS INC. (“OYM”), a corporation organized and existing under the laws of Canada, and whose shares are traded on the Toronto Stock Exchange, having its office address at Suite 500, 10 King Street East Toronto, ON M5C IC3, represented by its Chief Commercial Officer, Mr. Paul F. Seton;

KADABRA MINING CORPORATION (“KMC”), a corporation organized and existing under the laws of the Philippines and a wholly-owned subsidiary of OYM, having its principal office  at 26 Finlandia Townhomes, P. Binay Street, San Isidro Village, Makati City, Metro Manila, Philippines, represented by its Chairman and President, Mr. Charles A. F. Barclay; and

PHILEARTH MINING CORPORATION (“PMC”), a corporation in the process of being organized under the laws of the Philippines represented by its promoter and incorporator, Mr. Alfredo S. Cruz residing at Unit 27, Finlandia Townhomes, P. Binay St., San Isidro Village, Makati City, Philippines.

The above hereinafter individually referred to as “Party” and collectively as “Parties.”

1.           RECITALS

1.1	JABEL holds the Project Tenements, which are in Sitio Capcapo, Licuan-Baay, Province of Abra, Republic of the Philippines.

1.2	AMIC has the sole and exclusive rights over the Project Tenements by virtue of the Amended Operating Contract for Capcapo between JABEL and AMIC signed on 18 November 1996.

1.3
On 23 November 2006, AMIC, JABEL and OYM executed a Memorandum of Agreement (“MOA”) to establish a business relationship whereby their assets and competencies may be pooled together to achieve a common business objective, which is the exploration, development and utilization of the Project Tenements for gold Mineral Reserves, gold equivalents and any other minerals.

1.4	The MOA contemplates that the parties thereto shall execute a formal agreement, which is defined in the MOA as a more formal and comprehensive farm-in and incorporated joint venture agreement.

1.5	The Parties wish to enter into the formal agreement in respect of the Project Tenements in the form of this Agreement.

The Parties agree as follows:

2.           DEFINITIONS AND INTERPRETATION

For the purposes of this Agreement:

“Agreement” means this Joint Venture Agreement (“JVA”) and any and all amendments, supplements, revisions, and all Annexes attached hereto;

JOINT VENTURE AGREEMENT

“Affiliate” means any person that directly or indirectly, and wholly or partially, controls, is controlled by, or is under common control with, a Party, and for purposes of the foregoing, “control” means the ownership of or right to exercise control, through ownership of voting securities, contract, voting trust or otherwise, of more than fifty percent (50%) of the voting rights at a general meeting of shareholders or other equivalent constitutional meeting and, through such ownership or right, to elect at least a majority of the board  of directors or other persons with substantially equivalent power to manage or direct the affairs of such legal entity;

“AMIC Operating Agreement” means the Amended Operating Contract for Capcapo between JABEL and AMIC signed on 18 November 1996 relating to Capcapo MPSA 144;

“Budget” means a budget for the Project developed by NEWCO in accordance with the Feasibility Study identifying and setting out all of the costs associated with a particular portion or stage of Exploration or Development or Utilization which shall cover a fixed period of time or relate to a specific Work Programme (as advised by KMC or NEWCO as the case may be) and project financial sources, funding and such other capital requirements as the NEWCO Board may approve;

"Business Day" means a day on which banks are open for business in the Philippines;

“Capcapo Extension” means a perimeter around the MPSA 144 that has a radius of two (2) kilometers excluding portions covered by prior rights, government reservations and protected areas closed to mining, with an approximate total area of not more than three thousand five hundred (3,500) hectares, for which the Parties will do all things necessary and desirable to have the area of the Capcapo Extension covered in a timely manner by an Exploration Permit Application and have it approved finally in the name of JABEL and subsequently, NEWCO will be annexed and constituted as co-contractor with JABEL;

“Capcapo MPSA 144” means the Mineral Production Sharing Agreement No. 144-99-CAR entered into between JABEL and the Philippine government situated in Sitio Capcapo, Licuan-Baay, Abra, Philippines;

“Commencement Date” means the date of signing of this Agreement;

“Commercial Production” means the production of sufficient quantity of minerals to sustain economic viability of mining operations as specified in the approved Work Programme and Feasibility Study;

“Decision to Mine” means a decision to establish and develop a mine in the Project Tenements, taken by the board of directors of OYM, following review and acceptance of the Feasibility Study;

“DENR” means the Philippine Department of Environment and Natural Resources:

“Development” means every kind of work:

(i)
on the Project or in respect of the Mineral Resources for purposes of conducting, developing and implementing a plan to exploit the Mineral Resources situated on or in the Project, including but not limited to developing, if appropriate, the facilities and infrastructure necessary to exploit the Mineral Resources for commercial sale in the most expeditious manner possible;

(ii)
in good faith to maintain the Project in good standing, to maintain good relations with the local community and various stakeholders (including implementation of social projects), to prevent waste or to otherwise discharge any obligation which is imposed upon it pursuant to this Agreement or pursuant to any obligation imposed by the laws and regulations of the Republic of the Philippines, including, without limiting generality, investigating, prospecting, exploring, developing, property maintenance, preparing reports, estimates and studies, designing, equipping, improving, surveying, development and construction of the facilities and infrastructure necessary to exploit and process the Mineral Resources for commercial sale in the most efficient and expeditious manner possible, and rehabilitation of the Project areas; and

(iii)	other related and ancillary works,

“EMB” means the Philippine Environmental Management Bureau;

“Expenditures” means amounts or direct expenditures and/or cost to the ground and  incurred  on or with respect to the Project and the business contemplated by this Agreement and Exploration, Feasibility Study and Development, as

JOINT VENTURE AGREEMENT

the case may be, directed towards ascertaining the existence, location, quality, quantity or commercial value of deposits of ores, minerals and Mineral Resources on the Project Tenements and all activities related to exploiting and developing the Project, including expenses for community relations and corporate social responsibility activities, and any taxes, fees, and charges (including those in arrears that KMC has agreed to loan or advance funds for the payment thereof) that may need to be paid or withheld and remitted to the Philippine government by KMC in connection with the foregoing, either for KMC’s own account or for the account of (i) NEWCO and/or (ii) JABEL, and/or (iii)AMIC subject to verifiable international accepted accounting methods and standards;

“Expenditure Period” means the period from execution or signing of this Agreement to the fifth anniversary thereof, unless such period is extended on account of Force Majeure or by mutual agreement among the Parties;

“Exploration” means searching or prospecting for Mineral Resources by geological, geochemical and/or geophysical surveys, remote sensing, test pitting, trenching, drilling, shaft sinking, tunnelling or any other means for the purpose of determining their existence, extent, quality and quantity and the feasibility of mining them for profit; the conduct and preparation of feasibility studies, and other related and ancillary work;

“Feasibility Study” means a study of the technical, social, environmental, economic and financial aspects of developing and operating a mine and which is in form and substance, JORC, NI 43-10 and Philippine Mineral Reporting Code (“PMRC”) compliant, and in the opinion of OYM and AMIC, acting reasonably, is sufficient enough to make a decision to mine, and to enable a potential financier, to make a decision  as to whether or not to provide funding on a project recourse only basis; for the purpose of any required submission to the MGB of a Declaration of Mining Project Feasibility, the Feasibility Study will conform to the required MGB format and content for the approval of the Declaration of Mining Project Feasibility;

“Five-day Average Share Price” means the volume weighted average closing sale price of all shares in OYM sold on the Toronto Stock Exchange during the last five (5) consecutive trading days on which shares in OYM were sold on that Exchange (calculated by dividing the total value by the total volume of shares traded for such period) prior to:

(i) the Commencement Date; or
(ii) the date of issue,

as the case may be pursuant to the provisions of this Agreement;

“FTAA” means Financial or Technical Assistance Agreement entered into with the Philippine government;

“Gross Value of Production” means the final value of all mineral products from the smelter and/or gold minters;

“Independent Appraiser” means an appraiser that is qualified to appraise mining projects under JORC or Canadian NI 43-101 or PMRC standards, and is independent from any of the parties to this agreement;

“JORC” means the Code for the Reporting of Mineral Resources and Ore Reserves of the Australasian Joint Ore Reserves Committee;

“LIBOR” means London Interbank Offered Rate, quoted at the London Interbank Market by leading banks at around 11 am (London time) on such date (or if such date is not a Business Day in London, on the immediately preceding Business Day) for the delivery of overnight US Dollar Deposits as published in the Financial Times London Edition, on the following day;

“LGU” means Local Government Unit;

“MGB” means the Mines and Geosciences Bureau;

“Mineral Reserve” shall have the meaning given to it by JORC, NI 43-101, and PMRC standards;

“Mineral Resources” means the concentration or occurrence of natural, solid, liquid, gas, or any intermediate state inorganic or fossilized organic material, excluding energy materials such as coal, petroleum, natural gas, radioactive materials and geothermal energy, in or on the earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction;  the location, quantity, grade, geological characteristics and continuity of mineral resources are known, estimated or interpreted from specific geological evidence and knowledge;

JOINT VENTURE AGREEMENT

“Mining Act” means Republic Act No. 7942 or the Philippine Mining Act of 1995;

“MOA” means the Memorandum of Agreement dated 23 November 2006 among AMIC, JABEL and OYM;

“MPSA” means Mineral Production Sharing Agreement with the Philippine government entered into under the Mining Act;

“NCIP” means the Philippine National Commission on Indigenous Peoples;

“NEWCO Board” means NEWCO’s board of directors;

“NI 43-101” means National Instrument 43-101 of the Canadian Securities Administrators;

“NEWCO” means a corporation to be established under Philippine law to be called “Abrakadabra Goldfields Corporation” that will be the Parties’ joint venture company that will be the co-contractor  with JABEL of the Project Tenement MPSA 144 as the operator and fund-raising arm of the Project;

“Occupation Fee” means the annual occupation fee pertaining to the Project Tenements, as required under the Mining Act, payable to the Treasurer of the Municipality/City where the Project Tenements are located;

“Operator“ means NEWCO, which shall have the rights and responsibilities of the Operator as set forth in this Agreement and the Assignment of Co-contractor Interest and Operating Agreement attached hereto as Annex “A” for the entire term and duration of the Project Tenements and any renewals thereof;

 “Patok MPSA 141” means the Mineral Production Sharing Agreement No. 141-99-CAR entered into between JABEL and the Philippine government situated in Sitio Patok-Pias, Licuan-Baay, Abra;

“Pesos” or "PhP" means Philippine Pesos;

“PMRC” means the Philippine Mineral Reporting Code;

“Products” means all doré, concentrates, metals and by-products that are produced by NEWCO from the Project including Refined Gold;

“Profit” means net profit of the proceeds received from the sale of the Products after payment of all obligations which includes but is not limited to costs, expenditures, interest, taxes, royalties, etc., as evidenced by audited accounts prepared in accordance with internationally accepted accounting practices and standards and adjusted to reflect the actual cash flow timing of any income.  To avoid doubt, for the purpose of arriving at net profit, the allowable deductions from Gross Value of Production shall include:

(i)
charges for treatment in the smelting, refining and other beneficiation process (including handling, processing, interest, and provisional settlement fees, weighing, sampling, assaying, umpire and representation costs, penalties, and other processor deductions);

(ii)
actual costs of transportation (including loading, freight, insurance, umpire/surveyor fee, security, transaction taxes, handling, port fees, demurrage, delay, and forwarding expenses incurred by reason of or in the course of transportation) of Products to the place of treatment and then to the place of sale;

(iii)	costs or charges of any nature for or in connection with insurance, storage, or representation at a smelter or refinery for Products;

(iv)	sales and brokerage costs on all Products; and

(v)	value-added, excise, and ad valorem taxes and any tax on or measured by mineral production together with any royalties payable to the government.

“Project” means the assets and rights including amendments, supplements or revisions thereof granted under the Project Tenements, and any operations conducted, including Exploration, Development, and Utilization activities thereon ;

JOINT VENTURE AGREEMENT

“Project Tenements” means the area covered under Capcapo MPSA 144 and the Capcapo Extension, and any future mining permit or mining contract or agreement that covers the foregoing and any other tenements that may be included in the Project;

“Refined Gold” means refined gold meeting or exceeding the current specifications for refined gold published by the London Bullion Market Association;

“Royalty” means the royalty payable by NEWCO to JABEL pursuant to Clause 8, being three percent (3%) of the Gross Value of Production or six percent (6%) of the annual Profit of NEWCO, whichever is higher;

“SEC” means the Philippine Securities and Exchange Commission;

“Securities Restriction” means that pursuant to the terms of this agreement, where OYM is to issue shares in OYM to AMIC or JABEL then all OYM shares that are issued shall bear a restrictive legend if required by Canadian Securities law;

“Site Establishment” means all steps necessary to mobilize personnel, machinery, equipment, office, quarters and consumables;

“SOX” means the Sarbanes-Oxley Act of 2002;

“Tax” means any tax, levy, charge, imposition, duty, fee, deduction, or withholding tax which is assessed, levied, imposed or collected by any governmental agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed in respect of the above;

“Third party” refers to any person, entity or corporation other than a party or a party’s Affiliate;

“TPD” means metric tonnes per day;

“US$” or “Dollars” means United States Dollars.

“Utilization” means the extraction, mineral processing and/or disposition of Mineral Resources.

“Work Programme” means the operational plan of NEWCO (or as advised by KMC as the case maybe) for Exploration, Development, and Utilization of the Project for a minimum period of twenty-four (24) months or any period as may be required and approved by the MGB;

For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)	any reference in this Agreement to a designated “Clause,” “Annex,” or other subdivision refers to a Clause, Annex, or other subdivision in this Agreement;

(ii)	the words “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Clause or other subdivision of this Agreement;

(iii)
the word “including,” when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(iv)
any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

(v)	the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

JOINT VENTURE AGREEMENT

(vi)	words importing the masculine gender include the feminine or neutral gender and words in the singular include the plural, and vice versa.

3.           PROJECT SUMMARY

3.1	This Agreement is for the purpose of the Exploration, Development and Utilization of the Mineral Resources in the Project Tenements.

3.2
Subject to Clause 5 of this Agreement, OYM, KMC, and PMC will have the option to spend up to Seven Million United States Dollars (US$7,000,000.00) during the Expenditure Period for the Exploration in respect of the Project Tenements.  AMIC, which is currently the operator of the Project Tenements (which operatorship NEWCO assumes under the Assignment of Co-contractor and Operating Agreement), and JABEL expressly consent to KMC’s appointment as the independent contractor for Exploration of the Project.  For the avoidance of doubt, KMC is not an operator of the Project Tenements but is to undertake the expenditures for the Exploration on the Project Tenements as independent contractor for and on behalf of NEWCO, the operator of the Project Tenements and the joint venture corporation.

3.3
AMIC will be responsible for maintaining good community relations in respect of the Project with the full logistics, security, consultancy, other incidental costs and monetary support from OYM and KMC to enable KMC to peaceably gain unencumbered access to the Project Tenements until the earlier of (i) KMC having completed drilling the first two holes on the ground or a total of 400 meters drill depth or (ii) two months of continuous operation from the date of Site Establishment.

3.4
NEWCO will be responsible for acquiring and updating if necessary all the permits, licenses, consents, approvals needed for the Project, including those from the relevant government agencies and LGUs.  NEWCO will also obtain any required consents and certifications and any updates or validation thereof from the NCIP and the local communities. However, prior to the approval of the DENR of NEWCO as a co-contractor, NEWCO and JABEL shall jointly sign any reports, work programs, to be submitted to the MGB.

3.5
NEWCO will be responsible for all property taxes, Occupation Fees, and any other fees, penalties, imposed by the DENR, MGB, EMB, LGUs, and other government agencies for the Project Tenements from the signing of the MOA.

3.6	OYM will pay AMIC staggered payments as set forth under Clause 6.

3.7	AMIC, KMC, and PMC will have a direct equity interest of forty percent (40%), forty percent (40%), and twenty percent (20%), respectively, upon the incorporation of NEWCO.

3.8
AMIC, as the holder of rights under an operating agreement with JABEL, and PMC, which would contribute its industry expertise to the joint venture, shall enjoy a cost-free and non-contributing equity in the JVA until the obligations under Clauses 5 and 6 have been fully complied with.

3.9
NEWCO, as designated operator of the Project Tenements, upon its incorporation will comply with minimum authorized capital stock requirement as a co-contractor of the Project Tenements under prevailing regulations (i.e., at the time of signing of this Agreement, the minimum authorized capital stock required is Ten Million Philippine Pesos (PhP10,000,000.00) with a par value of One Peso (Php 1.00) per share and shall be fully subscribed by AMIC, KMC, and PMC, and a fully paid-up capital stock of Ten Million Philippine Pesos (PhP10,000,000.00) as follows:

	Equity	Subscribed Capital Stock	Paid-up Capital
AMIC	40%	4,000,000	PhP 4,000,000
KMC	40%	4,000,000	PhP 4,000,000
PMC	20%	2,000,000	PhP 2,000,000
Total	100%	10,000,000	PhP 10,000,000

JOINT VENTURE AGREEMENT

3.10	NEWCO and PMC will each execute a Deed of Adherence in the form attached hereto as Annex “B”.

3.11
JABEL, AMIC, and NEWCO shall execute an agreement to constitute NEWCO as co-contractor with JABEL (Annexed as “Assignment of Co-contractor and Operating Agreement” subject to compliance with existing mining laws, rules and regulations on the matter, including obtaining any required Philippine government approval thereof, which the Parties will cooperate to obtain) for the Capcapo MPSA 144. Only upon a written confirmation to AMIC and JABEL of NEWCO’s/KMC’s notice of its intention to proceed to Stage 3 under Clause 5.2, shall NEWCO’s Assignment of Co-contractor and Operating Agreement be registered together with JABEL as co-contractor in the Project Tenements. All costs incurred in the Assignment of Co-contractor and Operating Agreement and for all the necessary government approval shall be for the sole account of OYM/KMC and shall not form part of the Expenditures under Clause 5.

3.12
It is understood among the Parties that NEWCO’s designation as co-contractor  of the Project Tenements is only for the sole purpose of project funding, capital-raising, and shall not be used as a vehicle to take-over/control over the entire Project Tenements’ title and shall have no participating interest or share in the Royalty of JABEL.

3.13
If, at any time after the registration of NEWCO as co-contractor and the Assignment of Co-contractor and Operating Agreement, OYM and KMC decide to not proceed and/or abandon the project due to NEWCO’s bad faith, inaction or negligence, as provided in clause 14.5, then this Agreement is deemed terminated and the Co-contractor Assignment of NEWCO shall be deemed automatically cancelled or revoked. NEWCO will be removed as co-contractor from the titles of the Project Tenements, and the titles revert back singularly to JABEL and OYM/KMC and PMC shall no longer have any right to the Project Tenements and shall have no further interest under the Agreement.  Provided that OYM/KMC shall keep the Project Tenements in good standing before returning the same to JABEL, otherwise OYM/KMC and PMC shall be liable to JABEL for failure to maintain the same in good standing under Clause 5.

3.14
If KMC as independent contractor incurs Expenditures under Clause 5, prior to the Philippine government’s approval of the designation of NEWCO as co-contractor and operator of the Project Tenements, such Expenditures that KMC incurred prior to DENR approval will be audited, recognized, and ratified by NEWCO (through resolutions passed by NEWCO’s board of directors) as part of KMC’s Expenditures in NEWCO.

3.15	JABEL and AMIC shall grant to NEWCO a right of first refusal on Patok MPSA 141, as set forth under Clause 15.

3.16	NEWCO shall pay the Royalty due to JABEL pursuant to Clause 8.

3.17
The Royalty constitutes JABEL’s sole economic interest in the Project and the original title holder and agrees that NEWCO will be constituted as co-contractor for the sole purpose of project funding, capital-raising, and shall not be used as a vehicle to take-over/control over the entire Project Tenements’ title ownership and shall have no participating interest or share in the Royalty of JABEL.

4.	JOINT VENTURE CORPORATION

4.1	NEWCO will be the joint venture corporation that will operate the Project Tenements.

4.2
After Commencement Date, the Parties shall cause NEWCO to be registered with the SEC.  NEWCO will have a total authorized capital stock of Ten Million  Philippine Pesos (PhP10,000,000.00) divided into Ten Million (10,000,000) common shares with a par value of One Philippine Peso (PhP1.00) each.

4.3
On NEWCO’s incorporation, AMIC, KMC, and PMC shall subscribe and fully pay up Four Million (4,000,000) common shares, Four Million (4,000,000) common shares and Two Million (2,000,000) common shares of NEWCO, respectively under Clause 3.9.

JOINT VENTURE AGREEMENT

4.4	The Articles of Incorporation and By-Laws of NEWCO shall substantially be in the form attached hereto as Annex “C”.

4.5
The corporate name of NEWCO shall be “Abrakadabra Goldfields Corp.” and its principal place of business and registered address shall be in Taguig City, Metro Manila, Philippines, unless the NEWCO Board, after NEWCO is incorporated, decides to change NEWCO’s address.

4.6
JABEL, AMIC and NEWCO will execute the Assignment of Co-contractor and Operating Agreement.  Only upon a written confirmation to AMIC and JABEL of KMC’s notice of its intention to proceed to Stage 3 under Clause 5.2, shall NEWCO’s Assignment of Co-contractor and Operating Agreement be registered together with JABEL as co-contractor in the Project Tenements.   Under the Assignment of Co-contractor and Operating Agreement, JABEL and AMIC (i) designate NEWCO as the operator of the Project Tenements and (ii) cause and consent to NEWCO becoming a co-contractor with JABEL of Capcapo MPSA 144.  Upon government approval of the Assignment of Co-contractor and Operating Agreement, the Project Tenements will expressly state that JABEL and NEWCO are co-contractors thereof.  It is understood that NEWCO’s designation as co-contractor, is only for the sole purpose of project funding, capital-raising, and shall not be used as a vehicle to take-over/control over the entire Project Tenements’ title ownership and shall have no participating or share in the Royalty of JABEL.

4.7
NEWCO shall do all things and execute such other documents necessary to obtain the required government approval(s) for the Assignment of Co-contractor and Operating Agreement.  It is understood that all costs incurred in the Assignment of Co-contractor and Operating Agreement and for all the necessary government approval shall be for the sole account of OYM and KMC and shall not form part of the Expenditures under Clause 5.

4.8
Each of the co-contractors acknowledges that the operation of the Project, the relationship among the Parties, and the distribution of all profits from the Project shall be in accordance with the Parties’ agreed rights and obligations under this Agreement.

5.	EXPENDITURES

5.1
On the Commencement Date and during the Expenditure Period, KMC will be the independent contractor of NEWCO to conduct Exploration in the Project Tenements.  OYM shall remain responsible for all damages that may arise from gross negligence of KMC in its capacity as independent contractor.  KMC will have the sole discretion to subcontract any portion of the Exploration under the Expenditure work to a third party which in KMC’s judgment is qualified to perform the work provided that OYM shall remain responsible for all damages that may arise from the gross negligence of KMC’s subcontractor/s.  With respect to the Capcapo Extension, it is understood that an approved Exploration Permit or tenement must be obtained before KMC or its subcontractor can proceed with Exploration work in the Capcapo Extension.

5.2
During the Expenditure Period, KMC will have the option to incur Expenditures in stages totaling Seven Million United States Dollars (US$7,000,000.00), pursuant to the completion of the approved work programme in each stage/phase during the Expenditure Period on the Property, as follows:

(a)
Stage 1 of KMC Option – KMC will incur One Million United States Dollars (US$1,000,000.00) in Expenditures on the Project Tenements. Upon signing of this Agreement, OYM/KMC shall be deemed to have started Stage 1.

The required Expenditures of KMC in the amount of One Million United States Dollars (US$1,000,000.00) under Stage 1 will include (i) KMC’s Expenditures already incurred on the Property prior to the Commencement Date in the maximum amount of Six Hundred Thousand Dollars (US$600,000), which the Parties agree and acknowledge to have been already spent by KMC after the presentation of a fully audited report to NEWCO under the Stage 1, and (ii) any loans or advances extended by OYM to AMIC and/or JABEL for the payment of any arrears on the Occupation Fees and other government charges and fees in arrears in respect of Capcapo MPSA 144, (iii) expenses relating to community work and relations, security, logistics, consultancy and other incidental costs by either KMC or AMIC, and (iv) costs relating to the incorporation of NEWCO which the parties have agreed and acknowledged to form part of the initial  Expenditure requirements.

JOINT VENTURE AGREEMENT

Upon reaching the Expenditure amount of One Million United States Dollars (US$1,000,000.00) under Stage 1, KMC will provide a report to NEWCO of the amount of Expenditure that KMC has spent for Exploration in the Project Tenements. NEWCO will provide to KMC and all the parties concerned a written confirmation of the Expenditures within thirty (30) calendar days from receipt of the report. NEWCO’s failure to provide KMC with the written confirmation shall in no way impair or prejudice KMC’s rights under this Agreement, subject to NEWCO’s audit of the work expenditures.

Upon reaching the Expenditure amount of One Million United States Dollars (US$1,000,000.00) under Stage 1, the stock certificate representing KMC’s twenty percent (20%) equity interest in NEWCO held in escrow, will be released to KMC.

(b)	Stage 2 of KMC Option – KMC shall have the option to incur an additional Two Million United States Dollars (US$2,000,000.00) in Expenditures on the Project Tenements.

Upon reaching the Expenditure amount of Two Million United States Dollars (US$2,000,000.00) under Stage 2, KMC will provide a report to NEWCO of the amount of Expenditure that KMC has spent for Exploration in the Project Tenements. NEWCO will provide to KMC and all the parties concerned a written confirmation of the Expenditures within thirty (30) calendar days from receipt of the report.  NEWCO’s failure to provide KMC with the written confirmation shall in no way impair or prejudice KMC’s rights under this Agreement, subject to NEWCO’s audit of the work expenditures.

Upon reaching the Expenditure amount of Two Million United States Dollars (US$2,000,000.00) under Stage 2, the stock certificate representing KMC’s additional twenty percent (20%) equity interest in NEWCO held in escrow, will be released to KMC.

(c)	Stage 3 of KMC Option – KMC shall have the option to incur an additional Four Million United States Dollars (US$4,000,000.00) in Expenditures on the Project Tenements.

Upon reaching the Expenditure amount of Four Million United States Dollars (US$4,000,000.00) under Stage 3, KMC will provide a report to NEWCO of the amount of Expenditure that KMC has spent for Exploration in the Project Tenements. NEWCO will provide to KMC and all the parties concerned a written confirmation of the Expenditures within thirty (30) calendar days from receipt of the report.  NEWCO’s failure to provide KMC with the written confirmation shall in no way impair or prejudice KMC’s rights under this Agreement, subject to NEWCO’s audit of the work expenditures.

Upon reaching the Expenditure amount of Four Million United States Dollars (US$4,000,000.00) under Stage 3, the stock certificate representing PMC’s twenty percent (20%) equity interest in NEWCO held in escrow, will be released to PMC.

(d)
NEWCO shall be responsible for all reportorial requirements on the project tenement to the MGB on a quarterly and annual basis and shall provide the same copies to AMIC. However, prior to the approval of the DENR of NEWCO as a co-contractor, NEWCO and JABEL shall jointly sign any reports, work programs, to be submitted to the MGB. The final report shall show the works performed and results obtained and shall be accompanied by statement of expenditures made and copies of pertinent plans, assay maps, drill records, including digital copies of drill results and other factual engineering data and to include information on any material changes affecting the project tenement.  All reports shall be in hardcopy form as well as softcopies of the reports, in the form of digital files.

KMC’s Expenditures on the Project Tenements shall be deemed completed upon completion of the Expenditure requirements under Clauses 5 and 6 to be independently audited by a third party.

JOINT VENTURE AGREEMENT

Four Hundred Thousand United States Dollars (US$400,000.00) of Stage 3 Expenditure shall be reserved for AMIC’s contribution to the cost of the Feasibility Study.  If Stage 3 Expenditure is reached prior to completion of a Feasibility Study, KMC shall complete the Feasibility Study after Stage 3 Expenditure. Any cost in excess of Four Hundred Thousand United States Dollars (US$400,000.00) to complete the Feasibility Study will be for the account of OYM/KMC.

(e)
If a feasibility study under Clause 5.2 (d) has been finalized but KMC has not incurred Expenditures totaling Seven Million United States Dollars (US$7,000,000.00) on the Project Tenements, the balance shall be used in the mine development and similar activities in the Capcapo Project as part of completion requirements under Clause 5.

(f)
AMIC, as the holder of rights under an operating agreement with JABEL, shall enjoy a cost-free and non-contributing equity in the JVA. Upon completion of KMC’s Expenditures in each stage under Expenditures, the stock certificates representing KMC’s respective equity interest shall be released simultaneously with AMIC’s equivalent equity interest in NEWCO held in escrow.  The stock certificates representing PMC’s equity interest in NEWCO held in escrow, shall be released when KMC have fully complied with all the requirements under Clause 5 and Clause 6.

(g)	AMIC shall have the following specific rights:

i.
Upon notice within a reasonable time given to NEWCO, to inspect the area, and the operations thereon; provided that such inspection shall in no way interfere with the normal operation, development and operations that NEWCO undertakes;

ii.	To be furnished by NEWCO with copies of exploration findings and reports, geologic maps, approved survey plans, mint rates, and smelter liquidation sheets every quarter;

iii.	To be furnished by NEWCO with copies of production reports, shipment reports and receipts of payments from buyer/s;

iv.
To be furnished by NEWCO annually with copies of receipts of payment of all taxes, charges, and copies of reports, showing compliance, with the committed work obligations filed for the maintenance of the project tenement/s for the preceding year;

(h)	All reports shall be in hardcopy form as well as softcopies of the reports, in the form of digital files.

NEWCO shall be required to provide AMIC on a quarterly basis progress report of the work on the project tenement and shall provide a full and final report on each stage of the work program.

The final report shall show the works performed and results obtained and shall be accompanied by statement of expenditures made and copies of pertinent plans, assay maps, drill records, including digital copies of drill results and other factual engineering data and to include information on any material changes or development affecting the project tenement.  When applicable this will include detailed production related reports such as: production tonnage, ore grades, mint rates, smelter liquidation sheets, receipts of payments from buyers, payments of all taxes, charges, and copies of reports showing compliance with the committed work obligations filed for the maintenance of the project tenement/s.

5.3
On a quarterly basis, KMC will provide a report to NEWCO and all the parties concerned, on the amount of Expenditure that KMC has spent for Exploration in the Project Tenements which will include comparisons between actual and budgeted Expenditures and comparisons between the objectives and results of and for Exploration of the Project Tenements.  NEWCO will review KMC’s report and provide to KMC and all the parties concerned a written acknowledgment of the Expenditures incurred in the Exploration of the Project Tenements by KMC within thirty (30) calendar days from receipt of the report.  NEWCO’s failure to provide KMC with the written acknowledgment shall in no way impair or prejudice KMC’s rights under this Agreement, subject to NEWCO’s audit of the work expenditures.

5.4
At all reasonable times KMC will provide all Parties or the representatives of each Party access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in operations undertaking Exploration.  Such material and information shall be confidential and will be solely for the benefit of the Parties to whom such material and information are made available and the Parties agree not to discuss or disclose the same to any third parties except as provided in this Agreement.

JOINT VENTURE AGREEMENT

Furthermore, KMC will allow each party, at such party’s sole risk and expense, and subject to reasonable safety regulations, to inspect the Project and operations on the Project at all reasonable times, so long as such party does not unreasonably interfere with the Project operations.  Each party agrees to indemnify, defend or hold harmless KMC and its Affiliates (including without limitation direct and indirect parent companies), and its or their respective directors, officers, shareholders, employees, agents and attorneys, from and against any and all claims, demands, investigations, judgments, losses, liabilities, costs and expenses, including reasonable legal fees, which may be imposed upon, asserted against or incurred by any of them and which arise out of or result from the entry of, presence or activities of such party and/or its agents and representatives on the Project Tenements, including without limitation bodily injury or death at any time resulting therefrom and damage to property sustained by any person or persons, unless such loss or damage is caused by the gross negligence or wilful misconduct of KMC.

5.5
During the Expenditure Period, OYM/KMC may opt not to proceed with incurring the Expenditure required under a particular Stage in the KMC Option.  In such case, AMIC will have the option (“AMIC Option”) to acquire all interests of KMC and PMC or bring in a third party to acquire such NEWCO shares or interests.  Such AMIC Option must be exercised within three (3) months from the date that OYM/KMC has signified in writing to AMIC that OYM/KMC is not proceeding with any particular stage under the Expenditure Period.  The value of such shares or interests will be mutually agreed upon among the Parties subject to deductions of pending obligations.  If the Parties fail to reach an agreement on the value of the shares of KMC, the price will be determined by an expert accredited by the Philippine Stock Exchange or Philippine Securities and Exchange Commission. The costs of such expert determination will be shared equally between OYM, KMC, PMC and AMIC or the third party buyer.

5.6
If OYM/KMC backs out of the Project Tenements, by giving a written notice to AMIC, OYM shall have no further rights or obligations other than as specifically stated in this JVA, or interests in the Project Tenements, in which case AMIC shall have the option to continue the JVA with one or more qualified third party investor.  Such third party investor shall be required to sign a Deed of Adherence to the provisions and obligations of this JVA.

5.7
In the event that OYM/KMC fail to complete the work programs provided for in each of the Expenditure Stages, or fail to complete the required Expenditures stipulated in each of the respective Expenditures Stages, such default must be remedied within 30 days.  If no such action is taken to remedy the situation, within the said period AMIC will give OYM/KMC a written notice of its inaction and shall provide another 30 calendar days grace period to remedy the same. After the lapse of the total of 60 calendar days and no action is taken to remedy the situation, AMIC may terminate the JVA by providing a written notice to OYM/KMC.  After termination of this JVA, OYM, KMC and PMC shall cease to have any further interest in respect of the Project Tenements and this JVA.  AMIC will then do all things necessary to protect its interest in the Project Tenements and remove NEWCO as co-contractor of the Project Tenements including the Capcapo extension as the case may be and the Capcapo title reverts back solely to JABEL.  All expenses that may be incurred by AMIC/JABEL to preserve or maintain the Capcapo MPSA 144 and Capcapo extension as the case maybe, in good standing shall be deducted from the proceeds from the sale of KMC and PMC’s equity in NEWCO.

5.8
Should KMC and PMC decide to sell their NEWCO equity at any point, the buyer must fully absorb/adhere to the conditions and terms of this Agreement. This includes milestone payments, equity share requirements, option payments, and Royalty obligations.

6.	OYM’S PAYMENTS

6.1           On or before the signing of this Agreement, OYM shall pay to AMIC Three Hundred Thousand United States Dollars (US$300,000.00) in cash.

6.2
AMIC shall initially provide assistance to clear the project area to enable KMC to peaceably gain unencumbered access to the Project Tenements to conduct its start-up Exploration activity. Upon the earlier of (i) KMC having completed drilling the first two holes on the ground or a total of 400 meters drill depth or (ii) two months of continuous operation from the date of Site Establishment, OYM shall immediately pay to AMIC the amount of Four Hundred Thousand Dollars (US$400,000.00) in cash. Thereafter, NEWCO shall takeover and appoint a community relations officer and staff to continue the community relations work.  In case of delay in the payments provided in this Clause, the amount due to AMIC will be imposed an interest and penalty charges equivalent to the LIBOR plus three percent (3%) per annum.

JOINT VENTURE AGREEMENT

6.3
Upon completion of Stage 1 under Clause 5.2, or upon NEWCO’s confirmation of KMC’s report of the required Expenditures, and provided further that no notice is given to and received by AMIC of KMC’s plan to terminate or not to proceed further with the remaining stages of expenditures under Clause 5.5, then Stage 2 commences, OYM or its affiliates or its successors in interest or assigns will immediately pay to AMIC the amount of Four Hundred Thousand United States Dollars (US$400,000.00) in cash.  In case of delay in the payments provided in this Clause, the amount due to AMIC will be imposed an interest and penalty charges equivalent to LIBOR plus three percent (3%) per annum.

6.4
Upon completion of Stage 2 under Clause 5.2, or upon NEWCO’s confirmation of KMC’s report of the required Expenditures, and provided further that no notice is given to and received by AMIC of KMC’s plan to terminate or not to proceed further with the remaining stages of expenditures under Clause 5.5, then Stage 3 commences, OYM or its affiliates or its successors in interest or assigns will immediately pay to AMIC the amount of Four Hundred Thousand United States Dollars (US$400,000.00) in cash.  In case of delay in the payments provided in this Clause, the amount due to AMIC will be imposed an interest and penalty charges equivalent to LIBOR plus three percent (3%) per annum.

6.5
All payments to be made by OYM or its affiliates or its successors in interest or assigns to AMIC under this Agreement must be paid in full directly to a local bank account or any internationally recognized bank to be designated by AMIC. All cash payments are deemed received and/or paid upon AMIC’s designated bank’s confirmation of such deposit in AMIC’s bank account.

7.	MILESTONE PAYMENTS

7.1
Upon defining a cumulative Mineral Reserve of Two Million (2,000,000) ounces of gold and gold equivalents for the Project or the achievement of a consistent production rate of Two Thousand (2,000) TPD for the Project (whichever comes first for the Project); and successively thereafter, for every additional increment of Two Million (2,000,000) ounces of gold Mineral Reserve and gold equivalents for the Project or for every additional increment of Two Thousand (2,000) TPD in the production rate for the Project at any given time (whichever comes first for the Project), OYM or its affiliates or its successors in interest or assigns shall, subject to OYM obtaining any necessary regulatory approval:

7.1.1
At no extra cost to AMIC, issue Two Million (2,000,000) ordinary OYM shares to AMIC, or OYM shares worth Five Million United States Dollars (US$5,000,000.00) at the time of issue, whichever is of lower value at the relevant time, provided that in case any required regulatory approval is not obtained, and upon mutual agreement of the Parties, OYM shall pay to AMIC an amount equivalent to Two Million (2,000,000) OYM shares multiplied by the five (5) day weighted average share price of the OYM shares reckoned from the time of issue, subject to maximum of Five Million United States Dollars (US$5,000,000.00); and

7.1.2	Pay to AMIC the amount of Two Million United States Dollars (US$2,000,000.00) in cash.

For the avoidance of doubt, if a payment is made by OYM or its affiliates or its successors in interest or assigns pursuant to either an increment of Two Million (2,000,000) ounces of gold and gold equivalents or achieving a consistent production rate of Two Thousand (2,000) TPD, then no payment shall be due on the achievement of the corresponding alternative increment.

JOINT VENTURE AGREEMENT

The foregoing may be illustrated as follows:  if a gold reserve of Two Million (2,000,000) ounces are defined, OYM shall make a milestone payment as described under Clause 7.1.  Subsequently, if a production rate of Two Thousand (2,000) TPD is reached, no milestone payment will be made, as the Two Thousand (2,000) TPD is an alternative increment of the Two Million (2,000,000) ounces reserve.  Later on, if a production rate of Four Thousand (4,000) TPD is reached, another milestone payment will be made.  Still further on, if a gold reserve totaling Four Million (4,000,000) ounces is defined, OYM will make no milestone payment, as Four Million (4,000,000) ounces reserve is an alternative increment of Four Thousand (4,000) TPD.

If the cumulative Mineral Reserve under this Clause has been attained, OYM and/or KMC shall inform AMIC within thirty (30) calendar days of such finding that a cumulative Mineral Reserve has been defined. In case OYM and/or KMC fails to inform AMIC of such findings, and upon review of relevant data in respect of the exploration activities, AMIC believes that a cumulative Mineral Reserve has been attained, upon written notice to OYM and/or KMC of AMIC’s findings the Parties shall designate an Independent Appraiser who shall determine if a cumulative Mineral Reserve has been attained or defined under this Clause.  The findings of the Independent Appraiser shall be binding on the Parties.  The costs of the Independent Appraiser shall be borne by KMC unless the Independent Appraiser determines that a cumulative Mineral Reserve has not been attained, in which case the cost of the Independent Appraiser shall be borne by AMIC.

7.2
Milestone payments are not part of Expenditure requirements of OYM, or its affiliates or its successors in interest or assigns but are to recognize milestone deposit(s) size achievements from the Project Tenements.  Milestone payments shall be the sole responsibility of OYM or its affiliates or its successors in interest or assigns and shall not affect the shareholdings and profit sharing scheme of the Parties in NEWCO. All bonuses and milestone payments in the form of OYM or its affiliates or its successors in interest or assigns shares shall be subject to regulatory approval and computed based on the Five-day Average Share Price at the time of issue and will, if required by Canadian law, be subject to the applicable Canadian securities laws or regulations, provided that in case any required regulatory approval is not obtained, and upon mutual agreement of the Parties, OYM, its affiliates or its successors in interest or assigns shall pay to AMIC an amount equivalent to its corresponding five day average share value.

7.3
Subject to Clause 7.2 above, at the option of AMIC only, all milestone payments in the form of cash payments or cash equivalent may be converted to OYM shares.  At the option of OYM only and if AMIC so decides to accept, all issues of shares may be converted to cash.  For conversion purposes, the share prices shall be computed using the Five-day Average Share Price at the time of conversion.

7.4
All cash payments shall be made to an AMIC designated account with an internationally recognized bank.  All cash payments are deemed received and/or paid upon AMIC’s designated bank’s confirmation of such deposit in AMIC’s bank account.  All payments in the form of OYM shares of stock are deemed received by AMIC, upon physical delivery of such OYM stock certificates to the President of AMIC or to the person specifically authorized by AMIC board resolution to accept the OYM stock certificates on behalf of AMIC.

7.5
All milestone payments must be paid in full within thirty (30) calendar days from the date they become due.  For every month of delay or fraction thereof in the payments provided in this Clause, OYM must pay interest and penalty charges equivalent to LIBOR plus three percent (3%) per annum until the amount due to AMIC is fully paid.

7.6
If AMIC sells its shares in NEWCO, the Milestone payments under Clause 7, shall continue to be paid to AMIC, unless AMIC, upon prior written notification to OYM/KMC, has assigned its rights to the Milestone payments to the purchaser of the NEWCO shares in which case the Milestone payments shall be paid to such purchaser and AMIC shall have no further rights to the Milestone payments.

7.7	Subject to Clause 7.6, the Milestone payments shall be paid to AMIC or as AMIC may direct.

8.	ROYALTY

8.1
Royalty is initially computed at three percent (3%) of monthly Gross Value of Production and shall be accumulated and paid at the end of the 13th month from the date of declaration of Commercial Production.

JOINT VENTURE AGREEMENT

Subsequent Royalty payments shall be paid monthly, starting on the 14th month from the date of declaration of Commercial Production.

On an annual basis, if the Royalty paid is lower than six percent (6%) of the Annual Profit of NEWCO, NEWCO must remit to JABEL the annual difference within thirty (30) calendar days from date of finalization of NEWCO’s audited annual financial statements.

The Royalty and/or annual difference remittance must be paid to a bank account at an internationally recognized bank to be designated by JABEL. The Royalty is deemed received and/or paid upon JABEL’s designated bank’s confirmation of such deposit in JABEL’s bank account. Royalty and/or annual difference must be paid, within the given thirty (30) calendar days; for every month of delay or fraction thereof, NEWCO must pay interest and penalty charges equivalent to LIBOR plus three percent (3%) per annum until the amount due to AMIC is paid.

8.2
The Royalty constitutes JABEL’s sole economic interest in the Project  It is acknowledged that NEWCO shall have a 100% legal and economic interest in the Project as the Operator and co-contractor  and shall have no participating interest or share in the Royalty of JABEL,

NEWCO, being the sole operator and JABEL having no direct participation in NEWCO’s decision-making, shall hold JABEL free and harmless from all claims and accounts of all kinds, as well as demands and actions arising out of the mining operations of NEWCO in the Project Tenements and indemnify, defend or hold harmless JABEL and its Affiliates (including without limitation direct and indirect parent companies if appropriate), and its or their respective directors, officers, shareholders, employees, agents and attorneys, from and against any and all claims, civil or criminal in nature, demands, investigations, judgments of whatever nature, losses, liabilities, penalties, tax assessment of whatever kind, costs and expenses, including reasonable legal fees, which may be imposed upon, asserted against or incurred by NEWCO which may arise out of or result from its activities, including without limitation to bodily injury or death at any time resulting there from and damage to property sustained by any person or persons, for any expenses or costs incurred by JABEL by reason of any such claims, accounts, forfeitures, demands or actions unless such claims, accounts, demands, and actions arose out of the fault or negligence of JABEL in which case the indemnity in favor of JABEL will not apply.

8.3	OYM and/or KMC shall have the right of first refusal to purchase the Royalty if it is intended to be sold by JABEL to any third party during the life of the Agreement.

8.3.1
If JABEL wishes to sell, assign, transfer or otherwise dispose of all or a portion of its Royalty, whether for valuable consideration or by gratuitous title to a third party, JABEL shall first offer the same to OYM and/or KMC for the same price or consideration and under the same terms and conditions as JABEL may give to a third party.

8.3.2
An irrevocable offer authorized by JABEL board shall be made by sending a notice in writing (“Sale Notice”) to OYM and/or KMC clearly and unequivocally stating the price at which the Royalty or a portion of the Royalty will be sold.

8.3.3
Within thirty (30) calendar days from the date of receipt of the Sale Notice from JABEL, OYM and/or KMC shall have the option by notice in writing (“Purchase Notice”) to JABEL to purchase the Royalty or a portion of the Royalty. OYM and/or KMC shall have the right to purchase the Royalty or portion of the Royalty, as the case may be, being offered for sale by JABEL.

8.3.4
Completion of the sale and purchase of the Royalty or a portion thereof, as the case may be, shall take place within thirty (30) Calendar Days from the date of receipt by JABEL (or any person authorized to act on behalf of JABEL) of the Purchase Notice.  At completion, JABEL shall deliver and transfer to OYM and/or KMC, at the direction of OYM, full legal and beneficial title to the Royalty or portion of the Royalty, as the case may be, specified in the Sale Notice, free from any and all liens, charges, mortgages, pledges, encumbrances, claims, right of set-off or counterclaim or third-party rights of any nature whatsoever, and JABEL shall execute all such documents and do all such acts and things as may be necessary to effect such delivery and transfer against payment by OYM and/or KMC of the

JOINT VENTURE AGREEMENT

sale price. The payment must be paid at an internationally recognized bank to be designated by JABEL. The payment is deemed received and/or paid upon JABEL’s designated bank’s confirmation of such deposit in JABEL’s bank account.

8.3.5
The Right of First Refusal/Right to Purchase Royalty is given to OYM and/or KMC or any of their Affiliates, and cannot be assigned, sold or transferred to a third Party. In case of buyouts/mergers involving OYM and/or KMC, where the surviving entity will be an entity different from OYM and/or KMC (unless there was only a change of corporate name from OYM and/or KMC to a new corporate name), the right of first refusal/right to purchase the Royalty set forth under this Clause shall no longer be in force and effect.  The right of first refusal shall not apply if JABEL assigns/sells/transfers/disposes part or all of the Royalty to any of its Affiliates, provided that following such transfer, the Royalty held by the JABEL Affiliate will remain subject to OYM and/or KMC’s right of first refusal under Clause 8.3.

9.           WORK PROGRAMMES AND BUDGETS DURING THE EXPENDITURE AND PRIOR TOCOMPLETION OF FEASIBILITY STUDY

9.1
The Parties acknowledge and agree that, as KMC will be the independent contractor to incur the Expenditures, KMC will prepare all Work Programmes and Budgets for the Project during the Expenditure Period.  It is agreed among the Parties that the end to be achieved by KMC is to ascertain the existence, location, quality, quantity or commercial value of deposits of ores, minerals and Mineral Resources on the Project Tenements, and all activities related to exploiting and developing the Project Tenements.  The means to achieve this objective will be the responsibility of KMC.  To achieve this end, KMC will implement the Work Programmes and Budgets during the Expenditure Period.

9.2
Proposed Work Programme and Budgets (“Proposed Programme”) will be prepared by KMC during the Expenditure Period.  During the budgetary period encompassed by any Work Programme and Budget and at least two months prior to its expiration, a Proposed Programme for the succeeding budgetary period will be prepared by KMC and submitted to NEWCO.  The unanimous vote of the NEWCO Board is required to approve a Proposed Programme.

9.3
Within thirty (30) Business Days from the submission of a Proposed Programme by KMC to NEWCO, NEWCO will call a meeting of the NEWCO Board to consider the Proposed Programme.  The NEWCO Board will adopt the Work Programme and Budget, with such modifications, if any, as it deems necessary, or reject the same and require a new submission from KMC.

9.4
In case of emergency, KMC may take any reasonable action it deems necessary to protect life, limb or property, to protect the Project or to comply with law or government regulation.  KMC may also make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care.  KMC will promptly notify the NEWCO Board of any emergency or unexpected expenditure, and any such expenditure shall be included as part of the Expenditures.

9.5
If the NEWCO Board fails to adopt a Proposed Programme by the date which is the first day of the budgetary period to which the Proposed Programme relates because the votes of the respective members of the NEWCO Board are deadlocked with respect to the adoption of the Proposed Programme, AMIC will be entitled, to submit to the NEWCO Board, within ten (10) Business Days an alternate Work Programme and Budget for the same budgetary period prepared by a qualified person experienced in the project (“Alternate Programme”).  The NEWCO Board will, as soon as practicable thereafter, consider the Alternate Programme and may approve the Alternate Programme as an adopted Work Programme and Budget.

If AMIC does not propose an Alternate Programme, the Proposed Programme will be deemed to be an approved Work Programme and Budget notwithstanding any prior deadlock with respect thereto.

In the event of a deadlock among the members of the NEWCO Board in the approval of the Proposed Programme or Alternate Programme, the Proposed Programme will be implemented.

JOINT VENTURE AGREEMENT

It is understood that all proposed work programme shall be subject to the approval of the MGB.

10.	DEVELOPMENT BUDGET AND DILUTION FORMULA AFTER COMPLETION OF KMC’s EXPENDITURES UNDER CLAUSE 5

10.1
Apart from KMC’s Expenditures under Clause 5 and KMC’s obligation to fund the Feasibility Study under Clause 5.2(d), it is NEWCO’s sole responsibility to raise any and all funding and financing requirements including the use of the Project Tenements and NEWCO’s assets to obtain debt financing for the Project.  JABEL, as a co-contractor of the Project Tenements hereby expressly consent to the Project Tenements being constituted as security for debt financing of the Project, if needed.

10.2
If funding for the Development Budget is provided through loans from the NEWCO shareholders, such will be treated as a regular commercial loan facility extended by the individual NEWCO shareholders.  Once NEWCO has recovered its expenditures and has gained positive income, NEWCO shall repay the loans at the same interest rate offered to the NEWCO shareholder(s) extending the loan plus a premium of 10% of the offered rate to such NEWCO shareholder.  To illustrate, if the interest rate to the NEWCO shareholder extending the loan is three percent (3%), then the interest rate to NEWCO will be three percent (3%) multiplied by a factor of 1.10 .

10.3	OYM undertakes to assist AMIC in its debt and/or equity funding and financing requirement for NEWCO by:

(a)	approaching banks or similar financiers to obtain debt financing on the basis of presenting a signed-off Feasibility Study;

(b)
introducing AMIC to a network of brokers, underwriters or investors to assist AMIC in its own capital raising during the term of this Agreement (i.e. Initial Public Offerings, private placements, Special Purpose Vehicles, etc.); and

(c)	OYM shall extend if necessary, a loan facility to AMIC as provided for in Clause 10.4 below.

10.4	If AMIC is unable to provide its full share of funding, OYM and/or KMC will provide or will cause another Affiliate to provide AMIC with loans on the following terms:

(a)
the interest rate to AMIC will be computed at the offered rate per annum to OYM plus a premium of 10% of the said rate.  To illustrate, if the interest rate to OYM is LIBOR (or equivalent) plus a margin of 3% per annum, then the interest rate to AMIC will computed as follows: (LIBOR + 3%) x 1.10;

(b)	the loan amount shall be secured by a first ranking registered charge or lien over AMIC's equity in NEWCO; and

(c)	the loan (including all interest and principal) will be recouped through a minimum of Seventy Percent (70%) of AMIC's share in NEWCO’s Annual Profit.

10.5
If for whatever reason and after exhausting all possible avenues for debt financing, only then shall the NEWCO shareholders be required to contribute to the Development Budget by extending loans or providing additional equity to NEWCO in proportion to their respective shareholdings as decided upon by the Board.  If AMIC, at its sole discretion, elects not to avail of the loan that OYM and/or KMC is prepared to extend to AMIC in accordance with Clause 10.4, AMIC elects to be diluted and the equity interest of each NEWCO shareholder shall be adjusted to that percentage which is equivalent to the following dilution formula :

AI           =           EQBA                      +           ACDB                                x   100

                          __________________

TEQBA  + TCDB

where:

JOINT VENTURE AGREEMENT

AI                      =           NEWCO Shareholder’s adjusted equity interest

EQBA               =           the equity contribution of the NEWCO Shareholder before the adjustment

ACDB               =           the amount of the actual contribution by the NEWCO Shareholder to theDevelopment Budget

TEQBA             =           the total equity contributions of the NEWCO Shareholders before the adjustment

TCDB                =           the total amount of contributions made by the NEWCO Shareholders for theDevelopment Budget

No shares shall be issued to a NEWCO shareholder who elects to be diluted. In order to give effect to any dilution contemplated under this Clause 10.5, NEWCO shall increase its authorized capital and issue the number of shares necessary to reflect the calculated equity interests of all the parties in accordance with the foregoing dilution formula.  The NEWCO shareholder who elects to be diluted waives its pre-emptive right to any issuance of additional shares to reflect the dilution under this Clause 10.5.

If the foregoing formula could result in KMC acquiring an equity interest in NEWCO in excess of the foreign equity allowed under Philippine law, KMC may assign any part of its interest or right to acquire additional equity interest percentage to an entity qualified to hold the additional NEWCO equity.  KMC may hold all of the adjusted interest if permitted under Philippine law, such as when the Project Tenements have been converted into an FTAA.

To avoid any doubt, to illustrate the formula, assume that the Feasibility Study indicates that the Project will require a Development Budget of One Hundred Million Philippine Pesos (PhP100,000,000.00) or its dollar equivalent.

Assume further, for the purpose of illustration, that the NEWCO Shareholders agreed to contribute the following:

KMC:  Sixty Million Philippine Pesos (PhP60,000,000.00)
AMIC: Twenty Million Philippine Pesos (PhP20,000,000.00)
PMC:  Twenty Million Philippine Pesos (PhP20,000,000.00)

The existing total par value of their equity interests in NEWCO are as follows:

KMC:   One Million Philippine Pesos (PhP1,000,000.00)
AMIC:  One Million Philippine Pesos (PhP1,000,000.00)
PMC:  Five Hundred Thousand Philippine Pesos (PhP500,000.00)

The AIs will be as follows:

KMC:     [(1,000,000 + 60,000,000) / (2,500,000 + 100,000,000)] x 100 = 59.51% (any interest or right to acquire the interest in excess of that allowed under Philippine law is assignable by KMC to a qualified Philippine entity designated by KMC)

AMIC:  [(1,000,000 + 20,000,000) / (2,500,000 + 100,000,000)] x 100 = 20.49%

PMC:  [(500,000 + 20,000,000) / (2,500,000 + 100,000,000)] x 100 = 20%

10.6	The diluted shareholder shall waive its pre-emptive rights, over the issuance of new shares for the purpose of implementing the foregoing dilution Clauses.

10.7
Notwithstanding the foregoing, any NEWCO shareholder whose equity interest has been reduced as a result of an elective dilution shall be entitled to contribute to future Development Budgets that NEWCO approved to the extent of over the shareholder’s equity interest, as may be created by operation of law.

11. NEWCO BOARD OF DIRECTORS

JOINT VENTURE AGREEMENT

11.1
Subject to the terms of this Agreement, the Board shall have the exclusive and complete power to direct and control the business and affairs of NEWCO.  As approved by the Board, it may delegate the authority to approve certain levels of expenditure on behalf of NEWCO and the authority to execute certain levels of binding agreements on behalf of NEWCO.

11.2
The Board shall consist of five (5) directors.  The NEWCO shareholders will have the right to nominate and cause the election of such number of directors in proportion to their respective shareholdings.

11.3
Any shareholder in NEWCO may cause the replacement or removal of any of its nominee(s) to the Board, with or without cause.  In the event of such a decision or proposal by a shareholder, the other shareholder shall cause its nominee directors to approve the said replacement for the unexpired term or removal and vote its shares in favor of the same.

11.4
In the event of a change in the capital structure of NEWCO and the ownership interests of its shareholders, the composition of the NEWCO Board shall be adjusted accordingly in proportion to the equity interest of the NEWCO shareholders.  Each shareholder shall vote in its capacity as such, to remove or to procure (so far as lies within its powers) the removal of any director or cause the resignation of its nominee director from the Board upon such change in the ownership interests of the shareholders in NEWCO. The shareholders further agree to take such actions in their capacity as such as may be necessary to elect, the duly qualified individual nominated to any vacancy created, provided, that such nominee shall fulfill all requirements required by law for his election.

11.5
In any meeting of the NEWCO Board, there must be present at least a majority of the members of the Board for a quorum to exist and business conducted, provided, that there must be present for a quorum to exist, at least one (1) director nominated by AMIC and at least one (1) director nominated by OYM or KMC. A meeting of the Board shall be adjourned if no director nominated by AMIC or OYM/KMC attends the same.  The approval of any Board resolution shall require the affirmative vote of a majority of all of the members of the Board.   The affirmative vote of a majority of the members of the Board present during a meeting at which there is a quorum shall be sufficient to constitute all valid corporate acts; provided, that the affirmative votes of at least one (1) director nominated by AMIC shall be necessary to approve the following corporate acts,

(a) the acquisition or disposal of any interest in any other company, business or partnership;

(b) the undertaking of any business other than the Project;

(c)	subject to Clause 9.5, the approval and any amendment of the Work Programme and Budget, the Feasibility Study, the Development Budget, the annual operating and capital budgets;

(d)	the making of any capital investment or the incurring of any capital or other commitment in excess of the authority limits set by the Board;

(e)           any change in the accounting policies, practices or depreciation practices or other financial matters;

(f)	any borrowing such as loans, credit or overdraft facilities or the creation of any financial obligation commitment in excess of the authority limits set by the Board;

(g)           the making of any loan or advance or the giving of any credit;

(h)	any transactions or arrangements proposed to be entered into by NEWCO with a shareholder of NEWCO or any of its related corporations or associated persons;

(i)	the creation of any security right, lien or other encumbrance over the assets of NEWCO, except as may be created by the operation of law;

(j)           the issuance of any guarantee or indemnity;

JOINT VENTURE AGREEMENT

(k)	any sale, transfer, lease, assignment or other disposal of the assets of NEWCO commitment in excess of the authority limits set by the Board; and

(l)	the appointment of NEWCO’s officers subject to Clause 13.2.

12.           SHAREHOLDERS

12.1           Shareholders’ meetings shall be held:

(a)	annually for the purposes of electing the Board and transacting the other business provided for in the Articles and By-laws; and

(b)	at such other times as may be required to transact any other business of the nature set out in Clause 12.3.

12.2
Unless Philippine law requires a higher voting requirement, a quorum in the meetings of the shareholders and the approval of any shareholders’ resolution shall require the approval of shareholders representing at least two-thirds (2/3) of all of the outstanding and issued capital stock of NEWCO.

12.3	All matters not required to be dealt with by the NEWCO shareholders in accordance with the foregoing provisions of this Clause 13 or as required by law shall be dealt with by the NEWCO Board.

13.           CORPORATE OFFICERS AND MANAGERS

13.1
The officers of NEWCO shall be the President, Vice-President for Exploration and Operations, Corporate Secretary, Treasurer and Project Manager.  In addition, the Board shall create such other positions as it deems necessary.

13.2
The Board of NEWCO will elect NEWCO’s officers and Chairman of the Board.  The Chairman of the Board shall be nominated by AMIC and President by OYM, subject to any applicable legal nationality requirement for the holding of specific officer positions.

13.3
The nominations shall be subject to the affirmative vote of a majority of all the members of the Board present during a meeting at which there is a quorum.  The person appointed to fill the positions shall have the responsibilities and authority specified by the Board.

13.4
The Vice-President for Exploration and Operations shall be responsible for day-to-day mining operations.  As approved by the Board, and may vest upon the Vice-President for Exploration and Operations other duties and responsibilities.

13.5
The Parties shall cause their respective employees or agents who are elected as officers in NEWCO to perform their respective functions and obligations in accordance with the terms and conditions of and in furtherance of the purposes of this Agreement.

13.6
The annual audited financial statements prepared by the external auditor appointed by the NEWCO Board shall be approved by the NEWCO Board and ratified by the NEWCO’s shareholders provided that such external auditor appointed is acceptable to both OYM/KMC and AMIC.

14.           SECURITY OF TITLE

14.1
JABEL and/or AMIC shall not enter into any contract or arrangement that would have the direct or indirect effect of impairing the ability of JABEL or AMIC to comply with their obligations under this Agreement.

14.2
For as long as this Agreement and any other agreement to be executed pursuant hereto are in effect, the Parties shall be bound by the objectives, purposes, terms and conditions of such agreements and that, except as expressly provided for under this Agreement, none of the interest  therein in the Project Tenements, may be sold, assigned, leased, mortgaged, encumbered, or otherwise dealt with except for the sole purpose of

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NEWCO’s obtaining project financing for the Project or as may be permitted under the provisions of this Agreement in accordance with such terms and conditions which shall be to the best interest of the Parties, as the NEWCO Board may approve.

14.3
In case NEWCO seeks to obtain project financing for the Project, AMIC and JABEL shall, upon request of NEWCO, allow the creation of a security interest over the Project Tenements in favor of the lender.  NEWCO, AMIC and JABEL shall execute all documents and obtain all approvals from the government or third parties that would be necessary or useful to create this security interest.

14.4
AMIC and JABEL consent to the registration with the MGB and other government agencies, and obtain any required government approval, of (i) this Agreement and the Assignment of Co-contractor and Appointment of Operator; and (ii) such other documents that implement or record NEWCO’s and the Parties’ rights under this Agreement; and (iii) any other caveat or encumbrance over the Project and the Project Tenements necessary to protect the rights of the Parties.  All costs incurred in the Assignment of Co-contractor and Operating Agreement and for all the necessary government approval shall be for the sole account of OYM and KMC and shall not form part of the Expenditures under Clause 5.

14.5
If, at any time after the registration of NEWCO as co-contractor  and the Assignment of Co-contractor and Operating Agreement, OYM and KMC decide to not to proceed/Abandon the project due to NEWCo’s bad faith, inaction or negligence, then this Agreement is deemed terminated and the Co-contractor Assignment of NEWCO shall be deemed automatically cancelled or revoked. NEWCO will be removed as co-contractor  from the titles of the Project Tenements, and the titles revert back singularly to JABEL and OYM/KMC and PMC shall no longer have any right to the project tenement and shall have no further interest under the Agreement.  If KMC is inactive on the Project for a continuous period of the 30 calendar days, it will give notice of such inactivity to AMIC within 3 Business Days of the end of such 30 calendar period. If such inactivity is due to the bad faith or negligence of KMC and KMC fails to provide notice to AMIC as required above, KMC shall be deemed to have discontinued its Expenditures which shall then be grounds for the termination of this Agreement and NEWCO and shall be removed as co-contractor of the project tenement and the title reverts back solely to JABEL in good standing and fully subsisting with the MGB.

15.	PATOK MPSA 141

JABEL and AMIC hereby grant to OYM and/or KMC a right of first refusal to participate or acquire interest in a JVA for the Exploration and Development of the Patok MPSA 141 for the duration of this Agreement, which shall be subject of a separate agreement. If AMIC or JABEL receives such third party offer in the Patok MPSA 141, OYM and/or KMC has the right to match such offer by a third party for the Patok MPSA 141 either on the same terms, or on such other terms proposed by OYM and acceptable to AMIC or JABEL, within sixty (60) calendar days of being given written notice by AMIC or JABEL of such third party offer.  Written notice shall include the complete terms of the third party offer and identity of the third party.

Such right of first refusal shall only apply to OYM and/or KMC or any of their Affiliates and cannot be assigned, exchanged, sold or transferred to any other third parties.  In case of buyouts/mergers involving OYM, where the surviving entity will be an entity different from OYM (unless there was only a change of corporate name from OYM to a new corporate name), the right of first refusal over the Patok MPSA 141 set forth under this Clause shall no longer be in force and effect.

16.           FORCE MAJEURE

16.1	A Party shall not be liable for any delay in or failure of performance of its obligations under this Agreement if:

(a)
that delay or failure arises from a cause beyond its reasonable control including an act of God, strike, lockout or other labor difficulty, act of public enemy, war, act of terrorism, insurgency, blockade, revolution, riot, insurrection, civil commotion, lightning, storm, flood, fire, earthquake, explosion or any action, inaction, demand, order, restraint, restriction, requirement, prevention, frustration, or hindrance by or of any person, government or other competent authority, embargo,

JOINT VENTURE AGREEMENT

unavailability of essential equipment or other material, lack of transportation, and any other cause whether specifically referred to above or otherwise which is not within its reasonable control;

(b)
it has taken all proper precautions, due care and reasonable alternative measures with the object and intent of avoiding the delay or failure and of carrying out of its obligations under this Agreement, provided that nothing in this Clause shall require a Party to settle or compromise a labor dispute if it, in its sole discretion, considers that to do so would be contrary to its best interest; and

(c)
as soon as possible after the beginning of an occurrence which affects the ability of the Party claiming under this Clause to observe or perform any of its obligations under this Agreement, the claiming Party shall give notice to each other Party of the specific nature of the occurrence and, as far as possible, estimating its duration and the probable extent to which that Party will be unable to observe or perform those obligations.  The Party claiming suspension of its obligations shall promptly notify the other Parties when the cause of the Force Majeure has ceased or has been removed.

17.           DISPUTE RESOLUTION

17.1
In the event of any disagreement or deadlock between the Parties in respect of any of the provisions of this Agreement, including without limitation any question regarding its existence, validity, termination of rights or obligations of any Party, and in the operation and management of NEWCO, the Parties shall, for a period of thirty (30) Business Days after receipt by one party of the notice from the other party of the existence of the dispute, settle such dispute in the first instance by negotiation in good faith between the Parties.

Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in accordance with the Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Clause.  The venue of the arbitration will be in Quezon City, Philippines.

The arbitral tribunal shall consist of three (3) arbitrators with OYM/KMC and AMIC appointing one (1) arbitrator each, and the two (2) appointed arbitrators appointing the third arbitrator who shall act as the chairperson. The first two appointed arbitrators shall continue to consider names of qualified persons until agreement on a mutually acceptable Chairman of the tribunal is selected. If the two (2) arbitrators fail to agree on the third arbitrator to be appointed, the Chairman of the SIAC will appoint the third arbitrator.

The language of the arbitration shall be in English and any documents presented in any other language at such arbitration shall be accompanied by an English translation thereof.

The arbitration shall be conducted applying the substantive laws of the Republic of the Philippines.

17.2           The decision of the arbitrators shall be final and binding on the Parties.

17.3
The costs of the arbitration, including the fees of the arbitrators and the reasonable attorney’s fees of the prevailing party, will be borne by the non-prevailing party as directed by the arbitral tribunal.

17.4
It is agreed that, notwithstanding the foregoing provisions of this Clause, a Party may apply to a court of competent jurisdiction solely for the purposes of (i) obtaining an injunction to prevent the ongoing breach (or alleged breach) of this Agreement, such injunction to apply until such time as an arbitral tribunal shall have issued its opinion as to the existence or lack of a breach of this Agreement, and (ii) for the purposes of enforcing any decision or award made by the arbitral tribunal.

17.5
Each Party will ensure that their respective fees or charges that need to be paid to the arbitral tribunal are paid or deposited, as the case may be, in a timely manner, not exceeding fifteen (15) Business Days, from notification from the arbitral tribunal of the fees or charges due, to avoid any delay in the commencement or continuation of the arbitration proceedings.

JOINT VENTURE AGREEMENT

18.           REPRESENTATIONS AND WARRANTIES

18.1
AMIC and JABEL, including their successors in interest, jointly and severally represent and warrant to KMC and OYM, and any of their successors-in-interest or any successor(s) in title, with the intent that KMC and/or OYM shall be entitled to rescind this Agreement in the event of a breach of any of the representations and warranties of AMIC and/or JABEL, without incurring any liability to AMIC and JABEL and or to their respective successors-in-interest as follows:

(a)	AMIC and JABEL are corporations duly organized, validly existing and in good standing under and by virtue of Philippine laws;

(b)
AMIC and JABEL have the requisite corporate power and authority to enter into and perform their respective obligations under this Agreement and each of the signatories hereto are duly authorized to enter into this Agreement on behalf of their respective corporations;

(c)
AMIC and JABEL have obtained all their respective legal and corporate authorizations required or necessary for the execution and delivery of this Agreement and, they have obtained all the legal and corporate authorizations required or necessary for the performance of its obligations herein, and all such authorizations remain valid and effective;

(d)	This Agreement constitutes the valid and binding obligation of AMIC and JABEL, enforceable against them in accordance with the terms of the Agreement;

(e)
The execution of this Agreement and performance of its obligations hereunder do not violate any provision of its articles of incorporation or by-laws, or any provision of any law, rule, regulation, judgment or order of any court, government agency, or arbitrator, applicable to or affecting it, or any agreement or instrument to which it is a party, which violation may cause or result in the termination, suspension or revision of this Agreement or may materially adversely affect OYM and KMC;

(f)
There is no legal, administrative or arbitral action, suit or proceeding pending, or to the best knowledge of AMIC and JABEL threatened against or affecting AMIC and JABEL which relates to this Agreement, the Project Tenements, or which enjoins the execution, delivery or performance of this Agreement, or will cause or result in the termination, suspension, or revision hereof.

(g)
No consent or notice is required to be obtained or given under the terms of any of the contracts of AMIC and JABEL, nor is there a provision in any of such contracts which will entitle the other party thereto to terminate the same in case of change in the ownership structure of AMIC as a result of this Agreement and its performance;

(h)	The Project Tenements are in good standing and neither AMIC nor JABEL have violated any of the terms of the Project Tenements, as of the date of this Agreement;

(i)	The term of the Project Tenements and the status of JABEL’s compliance with the terms and conditions of the Project Tenements will permit the Parties to implement the provisions of this Agreement;

(j)	The Project Tenements are free and clear of and from all liens, charges and encumbrances as of the date of this Agreement;

(k)
AMIC and JABEL hold all permits, licences, consents and  authorities issued by any government or governmental authority which are necessary in connection with the ownership and operation of its business as well as the ownership and/or operation of the Project Tenements;

(l)	The Project Tenements have been properly applied for, approved, and registered pursuant to the applicable laws and regulations of the Philippines;

JOINT VENTURE AGREEMENT

(m)
The consummation of the transactions contemplated by this Agreement does not and will not conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of AMIC or JABEL, under its constitutive documents, any contract, agreement, indenture or other instrument to which AMIC or JABEL is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority;

(n)
There are no actual or pending proceedings for, AMIC and JABEL are unaware of any basis for, the institution of any proceedings leading to the placing of AMIC or JABEL in bankruptcy or subject to any other laws governing the affairs of insolvent parties;

(o)
There are no outstanding agreements or options to acquire or purchase rights over the Project Tenements or any part thereof or interest therein and no individual, corporation or other entity has any royalty or other interest whatsoever in production or profits from the Project Tenements or any part thereof;

(p)
All exploration permits, leases, licenses and mining claims payments, rentals, taxes, rates, assessments, renewal fees and other governmental charges, owing in respect of the Project Tenements, have been paid in full and are in good standing with the relevant government agencies as of the date of this Agreement;

(q)
Except as otherwise disclosed in this Agreement, there is no adverse claim or challenge against or to the ownership of or title to the Project Tenements, nor to the knowledge of JABEL and/or AMIC, after reasonable investigation, is there any basis therefore or interest therein, and there are no outstanding joint venture agreements or options to acquire or purchase the Project Tenements or any portion or interest thereof;

(r)
As of the date of this Agreement, AMIC and/or JABEL are not in violation of, and have not violated, in connection with the ownership, use, maintenance or operation of the Project Tenements, any applicable state, municipal or local laws, regulations, orders or approvals relating to its operations on the Project Tenements and environmental or similar matters;

(s)
Except as otherwise disclosed to OYM/KMC in writing, as of the date of this Agreement, and to the best knowledge of AMIC and/or JABEL, there has been no spill, discharge, deposit, leak, emission or other release of any contaminant, pollutant, dangerous or toxic substance, or hazardous waste or substance on, into, under or affecting the Project Tenements, and no such contaminant, pollutant, dangerous or toxic substance or hazardous waste or substance is stored in any type of container on, in or under the Project Tenements;

(t)
Except as otherwise disclosed to OYM/KMC in writing, as of the date of this Agreement, there are no outstanding notices, orders, assessments, directives, rulings or other documents issued in respect of the Project Tenements by any governmental authority that would impair the rights of OYM or KMC under this Agreement;

(u)	AMIC and/or JABEL have not conducted any mining or extraction operations in the Project Tenements under MPSA 144.

18.2
The representations and warranties contained in Clause 18.1 are provided for the exclusive benefit of KMC, and OYM, and a breach of any one or more representations or warranties may be waived by KMC or OYM in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

18.3
OYM and KMC, including their successors–in-interest, jointly and severally represent and warrant to AMIC -and JABEL and any of their successors-in-interest or any successor(s) in title, with the intent that AMIC and/or JABEL shall be entitled to rescind this Agreement in the event of a breach of any of the representations and warranties of OYM and/or KMC, without incurring any liability to OYM and KMC,  or to their respective successors-in-interest  as follows:

JOINT VENTURE AGREEMENT

(a)
OYM  is a corporation duly organized, validly existing and in good standing under and by virtue of the laws of Canada, KMC is a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the Philippines;

(b)
OYM and KMC have the requisite legal right corporate power and authority to enter into and perform their respective obligations under this Agreement and each of the signatories hereto are duly authorized to enter into this Agreement on behalf of their respective corporations;

(c)
OYM and KMC have obtained all the legal and corporate authorizations required or necessary for the execution and delivery of this Agreement and, they have obtained all the legal and corporate authorizations required or necessary for the performance of its obligations herein, and all such authorizations remain valid and effective;

(d)	This Agreement constitutes the valid and binding obligation of OYM and KMC enforceable against them in accordance with its terms;

(e)
The execution of this Agreement and performance of its obligations hereunder do not violate any provision of its articles of incorporation or by-laws, or any provision of any law, rule, regulation, judgment or order of any court, government agency, or arbitrator, applicable to or affecting it, or any agreement or instrument to which it is a party, which violation may cause or result in the termination, suspension or revision of this Agreement or may materially adversely affect AMIC and JABEL;

(f)
There is no legal, administrative or arbitral action, suit or proceeding pending, or, to the best knowledge of OYM and KMC threatened against or affecting OYM and KMC which relates to this Agreement or enjoins the execution, delivery or performance of this Agreement, or will cause or result in the termination, suspension, or revision hereof.

(g)
There are no actual or pending proceedings for, and OYM and KMC are unaware of any basis for, the institution of any proceedings leading to the placing of OYM or KMC in bankruptcy or subject to any other laws governing the affairs of insolvent parties;

(h)
The consummation of the transactions contemplated by this Agreement does not and will not conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of OYM  or KMC, under its constitutive documents, any contract, agreement, indenture or other instrument to which OYM or KMC is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority;

18.4
Upon execution by NEWCO of the Deed of Adherence, NEWCO adheres to the same representations and warranties as set forth under Clause 18.3 with NEWCO, a corporation to be organized under and by virtue of the laws of the Philippines, as the entity making such representations and warranties.

18.5
The representations and warranties contained in Clause 18.3 are provided for the exclusive benefit of JABEL and AMIC, and a breach of any one or more representations or warranties may be waived by JABEL and AMIC in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

18.6
Each of the representations and warranties is without prejudice to any other representation or warranty and, except where expressly stated otherwise, no Clause of this Agreement shall govern or limit the extent or application of any other Clause.

18.7
JABEL and AMIC will promptly disclose in writing to both OYM and KMC any event or circumstance which arises or becomes known to them that is inconsistent with any of the representations and warranties herein or might be adverse to the interests of OYM and KMC.

JOINT VENTURE AGREEMENT

18.8
OYM and KMC will promptly disclose in writing to both AMIC and JABEL any event or circumstance which arises or becomes known to them that is inconsistent with any of the representations and warranties herein or might be adverse to the interests of AMIC and JABEL.

18.9
The rights and remedies of each Party in respect of any breach by the other Parties of the representations and warranties contained herein shall not be affected by any investigation made by OYM or KMC into the affairs of NEWCO or AMIC and JABEL, by OYM, KMC and PMC rescinding or failing to rescind this Agreement, or by their failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter, except a specific and duly authorized written waiver or release.  No single or partial exercise of any right or remedy shall preclude any further or other exercise. The same rights and remedies under this Clause also shall apply in favor of AMIC and JABEL.

18.10
Any cause of action that may have accrued in favor of a Party arising from the breach of any of the representations and warranties contained herein, shall be enforceable notwithstanding the termination of this Agreement.

19.           CONFIDENTIALITY

19.1	Each Party (in this Clause 19 referred to as the Disclosing Party) undertakes and agrees:

(a)
To keep confidential all agreements, reports, records, and data studies made, opinions furnished, and other information (“Confidential Information”) obtained in connection with this Agreement or in the course of the business of NEWCO (other than information already made public) without prior written approval of the concerned Party; and

(b)
Not to allow or assist or make it possible for any person (other than any of the Parties) to observe any Confidential Information of another Party, without prior written approval of the concerned Party or otherwise in accordance with the provisions of this Clause 19.

19.2	Nothing in this Clause 19 prohibits the disclosure of Confidential Information, by any Disclosing Party:

(a)	To any related party of the Disclosing Party (provided that such related party gives a written undertaking to comply with the obligations of this Clause 19);

(b)
If and to the extent required pursuant to any necessarily applicable legislation or other legal requirement or pursuant to the rules or regulations of any recognized stock exchange which are applicable to the Disclosing Party or any related party of the Disclosing Party, subject to the provisions of Clause 19.3;

(c)
If and to the extent that it may be necessary or desirable to disclose the information to any government or governmental authority or agency in connection with applications for any government consents which are necessary for the conduct of operations or otherwise in relation to this Agreement;

(d)
To professional advisers (including legal advisers), bankers, financiers, brokers and underwriters, potential financiers, and consultants of the Disclosing Party whose duties in relation to the Disclosing Party necessarily require treating the information as confidential; or

(e)	To employees, officers and agents of the Disclosing Party whose duties in relation to the Disclosing Party necessarily require treating the information as confidential.

19.3
Before any announcement or public statement required by law or applicable stock exchange rules is made by OYM and AMIC or any of its related parties in relation to the terms of this Agreement, the Parties must use their best efforts to agree on the wording and timing of such announcements or public statements.

JOINT VENTURE AGREEMENT

20.	TRANSFER AND ENCUMBRANCE OF NEWCO SHARES

20.1	Any transfer of the shares of stock of NEWCO shall be subject to the following restrictions:

(a)
A shareholder wishing to sell, assign, transfer or otherwise dispose of all or a portion of their shares and/or subscription rights, whether for valuable consideration or by gratuitous title (collectively, the "Offered Shares"), in NEWCO ("Seller") to a third party shall first offer the same to the other shareholders (“Non-Sellers”) or to a qualified entity/entities designated by Non-Sellers in proportion to the Non-Sellers then existing shareholdings for the same price or consideration and under the same terms and conditions as the Seller may give to a third party.  For clarity, in the event that KMC and PMC wish to sell their 40% and 20% interests in NEWCO, respectively, AMIC shall be entitled under this Clause 20 to purchase the entire 60% interest.

(b)
An offer shall be made by sending a notice in writing ("Sale Notice") to the Non-Sellers or to a qualified entity or entities designated by the Non-Sellers entitled to the offer ("Purchaser(s)") clearly, unequivocally, and irrevocably stating the number of shares to be sold and the price at which the shares will be sold.

(c)
Within thirty (30) calendar days of the date of receipt of the Sale Notice from the Seller, the Purchasers shall have the option by notice in writing ("Purchase Notice") to the Seller (or any person authorized to act in behalf of the Seller) to purchase the shares offered by the Seller in the Sale Notice. The Non-Sellers or the qualified entity/entities designated by the Non-Sellers shall have the right to purchase the Offered Share(s) in proportion to the Non-Sellers then existing shareholdings, within the limits of the law bear to the total outstanding shares exclusive of the Offered Shares.

(d)
If any of the Purchasers shall offer to buy less than all of the shares allocated to it, the Seller shall have the option to reject such offer.  The Seller cannot reject any offer by a Purchaser to buy all the shares allocated to it at the price stated pursuant to Clause 20.1 (b).

(e)
Completion of the sale and purchase shall take place within thirty (30) calendar days of the date of receipt by the Seller (or any person authorized to act in behalf of the Seller) of the Purchase Notice, when the Seller shall deliver and transfer to the Purchasers full legal and beneficial title to the Seller's shares specified in the Sale Notice, free from any and all liens, charges, mortgages, pledges, encumbrances, claims, right of set-off or counterclaim or third-party rights of any nature whatsoever, and the Seller shall execute all such documents and do all such acts and things as may be necessary to effect such delivery and transfer against payment by the Purchasers of the sale price by cashier's check or other methods of payment as agreed upon by the Seller and the Purchaser.

(f)
In the event that a Purchaser is disqualified by law or is unable to exercise its/his right of first refusal under this Agreement by reason of its/his nationality or citizenship or because of the maximum equity limits set by law, such Purchaser may assign its/his rights to purchase to a qualified entity/entities under Philippine law, provided however that such qualified entity/entities must not have any interest adverse to the shareholders or NEWCO.

(g)
If after the foregoing offers, there are no Purchasers from among the shareholders or there still remain unsold shares, the Seller may then sell the remaining shares or the unsold shares to a third party or parties at terms and conditions which shall not be more favorable than those offered to the Purchasers, provided that the Seller shall have given the Purchasers written notice of the non-completion of the sale and his intention to sell the unsold shares to a third party or parties.  The sale to such third party or parties must be completed within thirty (30) calendar days from the date of the notice of non-completion.  Any sale beyond this period must comply with the provisions of this Clause as if the offer is a first offer to sell.

(h)	Any capital gains tax on the transfer of the shares will be for the Seller’s account. Any documentary stamp tax on the transfer of the shares will be for the Buyer’s account.

JOINT VENTURE AGREEMENT

(i)
The foregoing restrictions to the transfer of shares of NEWCO shall not apply to transfers between Affiliates of the parties or the transfer of qualifying shares between a shareholder and his nominee-director(s) with the shareholder retaining beneficial ownership over the qualifying share(s) transferred to the nominee director(s) the transferee will execute a Deed of Adherence in the form and substance of Annex “B” hereof.  If, at any time after the transfer, the transferee ceases to be a related company in respect of the transferor, the transferred shares shall be deemed to revert back to the shareholder who made the transfer and shall be offered to the other shareholders in accordance with this Clause.

(j)
The foregoing restrictions on the transfer of shares in NEWCO shall apply with respect to the shares owned by any shareholder in case such shareholder undergoes a change in control or transfer of ownership.  For purposes of this Clause, a “change in control or transfer of ownership” shall be defined as any change in the legal and/or beneficial ownership interests, whether by one transaction or by the cumulative effect of several transactions with the same or different parties, which has the legal or practical effect of transferring the power to determine such shareholder’s business policies from the persons having control, directly or indirectly, of such shareholder.

(k)
For the purposes of this Clause, such a change in control shall include, but not be limited to, any sale, transfer, change of ownership or other disposition in either the record or beneficial ownership, whether by one transaction or by the cumulative effect of several transactions with the same or different parties, of fifty percent (50%) or more of the voting stock of the shareholder concerned.  The provisions of Clause 20.1 (j) and this Clause 20.1 (k) shall not be applicable in the event of:

(i)
An acquisition, corporate merger, consolidation, amalgamation or reorganization of a shareholder, or parent company of a shareholder,  that is a public company listed in a recognized and well-known stock exchange (including the Toronto Stock Exchange, the Australian Stock Exchange and the Philippines’ Stock Exchange), by which the surviving entity shall possess substantially all of the shares, or all of the property, rights and interests, and be subject to substantially all of the liabilities and obligations of the original entity, including that entity’s rights and obligations under this Agreement.  The surviving entity shall notify NEWCO and the other parties to this Agreement of the foregoing circumstances within fifteen (15) Business Days from such change; or

(ii)
A takeover or change in control of any company listed on a recognized and well-known stock exchange (including the Toronto Stock Exchange, the Australian Stock Exchange and the Philippines’ Stock Exchange).

(l)
The relevant shareholder agrees to inform the other shareholders immediately in writing if the relevant shareholder undergoes a change in control or transfer of ownership as defined in this Clause, and the other shareholders shall have the option to exercise the right of first refusal provisions of this Clause, or assign their rights to a qualified third party.  Provided further, that the price for the shares held by the Seller in NEWCO shall be equivalent to its fair market value as may be determined by an independent appropriately qualified valuer appointed by mutual consent of the Seller and the Purchaser(s), or the qualified third party as the case may be, and the determination of such appraiser shall be final, binding and conclusive on the shareholders.

(m)
For this purpose, the Seller and the Purchaser(s), or the qualified third party as the case may be, shall jointly appoint an independent appropriately qualified valuer within five (5) Business Days from receipt by the Seller of a Purchase Notice.  If the Seller and the Purchaser(s), or the qualified third party, fail to agree on an independent appropriately qualified valuer within the 5-day period, the Seller(s), or the qualified third party as the case may be, shall have the right to appoint the independent appropriately qualified valuer.  The costs of engaging the independent appropriately qualified valuer for the purpose of determining the fair market value of the shares and the taxes payable on the transfer of shares, shall be for the account of the Purchaser(s).

20.2
To the maximum extent allowed under Philippine law, the Parties who are to be the shareholders of NEWCO in accordance with this Agreement, shall not mortgage, charge, pledge or otherwise encumber their respective shares in NEWCO as collateral, except in relation to financing for the Project.

JOINT VENTURE AGREEMENT

20.3
A shareholder (“Pledgor”) may mortgage, charge, pledge or otherwise encumber its shares as collateral, provided that it gives prior written notice thereof to the other shareholders, and provided further that prior to granting such mortgage, charge, pledge or other encumbrance, the Pledgor shall inform the other shareholders of the details of the mortgage, charge, pledge or other encumbrance, including the details of the loan and the relevant date(s) for payment of the loan.  The Pledgor shall further notify the other shareholders within thirty (30) calendar days prior to the relevant due date of the loan whether or not it is able to pay the loan on the date it is due In the event that the Pledgor notifies the other shareholders that it is unable to pay the loan on the date it is due, the other shareholders shall have the option, by notice in writing to the Pledgor and the recipient of the collateral (“Secured Creditor”), to assume and pay the Pledgor’s indebtedness. In consideration for such payment, the Pledgor agrees that a minimum of sixty percent (60%) of its dividends from its NEWCO shares be deducted and paid to the other shareholder which assumed the indebtedness of the Pledgor and the other shareholder is given the same interest as a “Secured Creditor” until the indebtedness has been fully paid.

20.4
To give effect to the provisions of this Clause, the Pledgor, prior to granting such mortgage, charge, pledge or other encumbrance, shall require the Secured Creditor to agree in writing to allow the other shareholders to pay and assume the indebtedness of the Pledgor upon written notice from the other shareholders in accordance with the provisions of this Agreement.

20.5
Any transfer of shares, whether for valuable consideration or by gratuitous title, in violation of the foregoing conditions, limitations and restrictions, shall be null and void and shall not be recorded in the books of NEWCO.

20.6
No shareholder shall attempt or agree to transfer any of its shares in NEWCO or any interest therein, except in accordance with the provisions of this Agreement.  It shall be a condition for any transfer (whether to an Affiliate or a Third Party and whether expressly permitted under this Agreement or otherwise) that the transferee undertakes, in a form satisfactory to the remaining shareholders of NEWCO, to be bound by the obligations under this Agreement, which the transferor was bound prior to the transfer.  No person shall be registered as a shareholder in NEWCO without having signed the Deed of Adherence pursuant to which it agrees to be bound.

21.           CONVERSION TO AN FTAA

In the event that the parties determine that the  activities of the Project Tenement under the MPSA is no longer viable, and qualifies to convert the Project Tenements from MPSA into an FTAA under prevailing laws and regulations,  the Parties then agree to discuss the option to convert the Project Tenement from MPSA to FTAA.  If the parties agree to convert the MPSA to an FTAA, then NEWCO will commence the process of applying for the conversion of the Project Tenements into an FTAA.  The Parties will exercise their best efforts to obtain all required regulatory approvals for the conversion of the Project Tenements into an FTAA at the soonest possible time.

It is understood and agreed that all the provisions and obligations of the parties embodied in this Agreement under MPSA shall be fully carried in the conversion to FTAA.

22.           BINDING NATURE OF THE AGREEMENT

22.1
Upon the execution of this Agreement by each of the Parties, it shall be a binding agreement by and among the Parties including its successors in interest or assigns, enforceable in accordance with its terms.

22.2	Upon its execution, this Agreement shall replace and supersede the MOA, and the MOA shall be considered terminated as of the date of the Agreement’s signing and execution.

22.3
Any reference to rights, interests, representation, or warranty given, acquired or accrued in favor of any of the parties, under this Agreement shall be deemed subject to the concerned parties’ right to assign at its sole discretion all or a portion thereof to an Affiliate.

22.4	Subject to Clause 22.3, the parties may not assign their rights and obligations under this Agreement without the prior written consent of all the other parties.

JOINT VENTURE AGREEMENT

22.5
Should any party decide to sell/transfer its equity, the qualified purchaser/transferee must fully absorb/adhere to all the conditions, terms and obligations of this Agreement as stipulated under the Deed of Adherence.

23.           RELATIONSHIP OF THE PARTIES

23.1	The relationship of the Parties shall be one of joint venture and shall be limited to the performance of the purposes described in this Agreement.

23.2
To the extent allowed under applicable law, the liabilities and obligations of OYM and KMC under this Agreement will be joint and solidary.  The Parties arising out of or in connection with this Agreement shall be several and not solidary and shall be borne by them severally or individually, unless otherwise provided in this Agreement.

23.3	OYM as parent corporation of its wholly-owned subsidiary KMC, accepts any and all liabilities and obligations of KMC in all its tenement agreement and operations under this Agreement.

23.4
Nothing in this Agreement shall be construed or interpreted as constituting the relationship between the Parties as a partnership, quasi-partnership or any other relationship in which any one or more of the Parties may be generally liable for the acts or omissions of any other Party.

23.5
Nothing in this Agreement should be construed or interpreted as constituting any Party as the agent or representative of any of the other Parties, except as may be otherwise provided for under this Agreement.

24.           ENTIRE AGREEMENT, MODIFICATIONS AND WAIVERS

24.1
All of the agreements and understandings between the Parties with respect to the Project are embodied in this Agreement, which supersedes all prior agreements, understandings between them with reference to Project, including the MOA.

24.2	No modification or amendment or other variation of any provision of this Agreement shall be valid or binding on a Party unless made in writing duly executed or signed by or on behalf of that Party.

24.3	All subsequent agreements or understanding between the Parties with respect to the Project shall be in writing and shall refer to this Agreement and shall form part of this Agreement.

24.4
No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Waiver by the Party or of any breach of any provision hereof shall not be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

25.	GENERAL PROVISIONS

25.1
Each of the parties shall execute such documents and other papers and take such further action, as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  The Parties further agree to explore ways and means to avail of all tax benefits and limit their tax exposure, committing to sign and execute any and all documents necessary for that purpose.

25.2
The Parties shall act in good faith and exert every effort to implement and give full effect to the transactions contemplated under this Agreement. The Parties shall execute and deliver to each other such instruments and assurances as the latter deems necessary or advisable for the confirmation or perfection and full implementation of this Agreement.

JOINT VENTURE AGREEMENT

25.3           Other matters not covered by this Agreement when agreed upon in writing shall form part of this document.  All Parties will agree upon any modification or changes in writing.

25.4
Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

25.5
This Agreement shall be governed by and construed in accordance with the laws of the Philippines and the parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the Philippines to support and assist the arbitration process pursuant to Clause 17.

26	NOTICES

26.1
Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below or other addresses such as designated/official corporate e-mail address, as may be notified to the other party from time to time:

To OYM:

PAUL F. SETON
Suite 500, 10 King Street
Toronto, ON M5C IC3 Canada

To KMC:

CHARLES A. F. BARCLAY
26 Finlandia Townhomes,
P. Binay Street, San Isidro Village
Makati City, Metro Manila,
Philippines

To AMIC:

JEREMIAS B. BELOY
3rd Floor, Jafer Centre Bldg.,
118 West Avenue, Quezon City
Philippines

To JABEL:

JAMES G. BELOY
No. 19 East Lawin Drive
Philam, Quezon City
Philippines

To PMC:

                ALFREDO S. CRUZ
                Promoter
Unit 27, Finlandia Townhomes,
P. Binay St., San Isidro Village,
Makati City, Philippines

Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; (b) if given or made by fax, when dispatched to the relevant address; (c) if sent via e-mail so long as the addressee confirms receipt thereof within 48 hours.

JOINT VENTURE AGREEMENT

27.           TERM AND TERMINATION

27.1
OYM/KMC may terminate the OYM/KMC Option at any time during the Expenditure Period upon giving thirty (30) calendar days prior written notice to AMIC.  If OYM/KMC terminates the OYM/KMC Option, or if the Expenditure Period expires without the exercise of the OYM/KMC Option, KMC shall, within sixty (60) days thereafter, disclose and deliver to AMIC all information and data, including all geological, geophysical and assay results, drill cores and core logs, maps, environmental studies, tests and assessments and notifications from regulatory authorities, studies, development, concerning the Project Tenements.  Upon the delivery of such information and data, this Agreement shall be deemed terminated, subject to Clause 5.5.

27.2
Subject to this Clause 27, this Agreement shall remain in full force and effect as long as NEWCO shall remain in existence, unless one Party shall at any time own all the outstanding shares in NEWCO or shall have such number of shares as to give it the power to cause the election of all of NEWCO’s Board, at which moment this Agreement shall be deemed to have automatically terminated. Notwithstanding the termination of this Agreement under this Clause 27.2, the royalty fee and milestone payments due to JABEL and/or AMIC, shall remain valid and in full force and effect.

27.3
If AMIC ceases to be a shareholder in NEWCO, JABEL will remain as the co-contractor of the Project Tenements and will continue to receive the Royalty in accordance with the terms of this Agreement.   In such event, JABEL agrees not to take any action adverse to NEWCO’s interest in the Project Tenements.

27.4
Subject to Clause 17, JABEL and/or AMIC may terminate this Agreement if KMC or OYM has committed a breach of material commercial significance of any of its obligations under this Agreement, which remains unremedied for 90 calendar days after written notice of the breach has been given to KMC or OYM as the case may be by AMIC or JABEL.

27.5
Subject to Clause 17, KMC and/or OYM may terminate this Agreement if AMIC or JABEL has committed a breach of material commercial significance of any of its obligations under this Agreement, which remains unremedied for 90 calendar days after written notice of the breach has been given to AMIC or JABEL as the case may be by KMC or OYM.

28.           ACCOUNTING PROCEDURE

Subject to compliance by NEWCO with generally accepted accounting principles, International Financial and Reporting Standards, and SOX regulations.

29. ANNEXES

(ii) **Annex "B"** - Form of Deed of Adherence

(iii) **Annex "C"** – Form of NEWCO Articles of Incorporation and By-Laws

(iv) **Annex "D"** - Capcapo MPSA 144

(v) **Annex "E"** – Patok MPSA 141

(vi) **Annex "F"**- Map of Project Tenements

ABRA MINING & INDUSTRIAL CORPORATION

By: ______________________
JEREMIAS B. BELOY
President

OLYMPUS PACIFIC MINERALS, INC.

By: ______________________
PAUL F. SETON
Chief Commercial Officer

JABEL CORPORATION

By: ______________________
JAMES G. BELOY
President

KADABRA MINING CORPORATION

By: ______________________
CHARLES A. F. BARCLAY
Chairman / President

PHILEARTH MINING CORPORATION

By: ______________________
ALFREDO S. CRUZ
Promoter

SIGNED IN THE PRESENCE OF:

RUFINO B. SOMARANG
(Signature over Printed Name)

JOSEPH Y. ROXAS
(Signature over Printed Name)

JOINT VENTURE AGREEMENT

38

29. ANNEXES
29.1 The Annexes to this Agreement, which are incorporated into this Agreement by reference, as follows:(i) Annex A - Form of Assignment of Co-contractor and Operating Agreement;(ii) Annex B- Form of Deed of Adherence(iii)
Annex C - Form ofNEWCO Articles of Incorporation and By-Laws
(iv) Annex *D - Capcapo MPSA 144(v) Annex E - Patok MPSA 141(vi) Annex F- Map of Project Tenements
IN WITNESS WHEREOF this Agreement has been executed on the date first above written.
areABRA MINING & INDUSTRIAL CORPORATIONOLYMPUS PACIFIC
MINERALS, IN<JABEirCORPORATIONAUL F. SETONCfiief Commercial OfficerKADABRA MINING CORPORATIONresidentPHILEARTH MINING CORPORATIONBy:
IEDO S. CRUZPromoterSIGNE (Signature over Printed Name)JOINT VENTURE AGREEMENT38

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)
City of MANDALUYONG CITY) S.S.

BEFORE ME, this SEP 30 2011 2011 personally appeared the following persons

Name	Driver's License/Passport No./ Government Issued ID No.	Issued on/at
Abra Mining and Industrial Corp. represented by: Jeremias B. Beloy	PP No. EA 0010811 until 07 Dec. 14	DFA, Manila
Olympus Pacific Minerals, Inc. represented by: Paul F. Seton	PP No. LA 870696 until 06 Sep 2016	DIA / WLG
JABEL Corporation represented by: James G. Beloy	PP No. EA 0010586 until 07 Dec. 14	DFA, Manila
Kadabra Mining Corporation represented by: Charles A. F. Barclay	PP No 76125889 until 10 Nov 19	FCO
PhilEarth Mining Corporation represented by: Alfredo S. Cruz as promoter	PP No XX 2431632 until 06 NOV 2013	DFA, Manila

Notary Public

ATTY. EMMANUEL RICO C. CORPUZ
NOTARY PUBLIC until Dec. 31, 2012
ROLL No. 55178 / TIN 217-309-258
IBP # 847372 / RSM / JAN. 7, 2011
PTR # 0978547 / MAND. CITY / JAN. 4, 2011
MCLE # III - 0011825 / APR. 13, 2010

Doc. No. 452;
Page No. 92;
Book No. I;
Series of 2011.

JOINT VENTURE AGREEMENT

39

ACKNOWLEDGMENTREPUBLIC OF THE PHILIPPINES)CityjBEFORE ME, thisName
Abra Mining and Industrial Corp. represented by:Jeremias B, BeloyOlympus Pacific Minerals, Inc, represented by:
Paul F. SetonJABEL Corporation represented by:James G. BeloyK ad abra Mining Corporation represented by:
Charles A. F, BarclayPhilEarth Mining Corporation represented by:Alfredo S. Cruz as promoter2011 personally appeared the following personsDrivers License/Passport No./ Government Issued ID No.
ft >b.iwji'j ©K ft*'- 14ff Ho. uI GQ ^Issued on/at0\Mii'l 6T ftfr. H ft' fjojo Non! ff Wo M3lbW u4lXfcjiu who confirmed before me that they are the same persons who executed the, foregoing Joint Venture Agreement consisting of [ ] pages, including the page on which this Acknowledgment is written and the annexes. They acknowledged to me that the same is their voluntary act and that of 4 corporations that they represent. .WITNESS MY HAND AND SEAL on the date and at the place first written above.
Doc. No.Page No. 3^; Book No,"Ip"; Series of20]Liry PublicW *. rATTY, EMMANUELNOTARY PUBLIC u.uu uec, ji, 201:ROLL No, 551781 TIN 217-309-258IBP # 847372 / RSM / JAN, 7,201 iPTR # 0978547 / MAND. CiTY / JAN. 4,2011
MCLE # ill - 00U825 /APR, 13, 2010• CORPUZ 31,2012JOINT VENTURE AGREEMENT

ANNEX “A”
FORM OF ASSIGNMENT OF CO-CONTRACTOR AND
OPERATING AGREEMENT

This Assignment of Co-contractor and Operating Agreement (“Agreement”) executed this _______ day of ________  among:

JABEL CORPORATION (“JABEL”), a corporation organized and existing under the laws of the Philippines having its principal place of business at 103 West Avenue, Quezon City, Philippines represented by its President, Mr. James G. Beloy, his authority evidenced by the Secretary’s Certificate attached hereto as Annex “A”;

ABRA MINING AND INDUSTRIAL CORPORATION (“AMIC”), a corporation organized and existing under the laws of the Philippines having its principal place of business at 3rd Floor, Jafer Centre Building, 118 West Avenue, Quezon City, Philippines, represented by its President, Mr. Jeremias B. Beloy, his authority evidenced by the Secretary’s Certificate attached hereto as Annex “B”; and

ABRAKADRABRA GOLDFIELDS CORP., (“AGC”) a corporation organized and existing under the laws of the Philippines having its principal place of business at 12th Floor, Net One Center, 26th Street corner 3rd Avenue, Crescent Park West, Bonifacio Global City, Taguig City, Philippines, represented by its President, [*], his authority evidenced by the Secretary’s Certificate attached hereto as Annex “C”.

The above hereinafter individually referred to as “Party” and collectively as “Parties.”

1.           RECITALS

1.1
JABEL and the Philippine government have entered into Mineral Production Sharing Agreement No. 144-99-CAR situated in Sitio Capcapo, Licuan-Baay, Abra, Philippines (“Capcapo MPSA”).  A copy of the Capcapo MPSA 144 is attached hereto as Annex “D”.

1.2	On 18 November 1996, JABEL and AMIC have entered into an Amended Operating Contract in respect of the Capcapo MPSA 144. A copy of the Amended Operating Contract is attached hereto as Annex “E”.

1.3
On [*], JABEL, AMIC, Olympus Pacific Minerals Inc., and Kadabra Mining Corporation entered into a Joint Venture Agreement (“JVA”).  Under the JVA, the Parties have agreed to incorporate AGC as the joint venture corporation that will be designated as co-contractor    and operator of the Capcapo MPSA 144 for the entire term and duration of the Capcapo MPSA, subject to the terms and conditions of the JVA.  Pursuant to this Agreement, AGC replaces AMIC as operator of the Capcapo MPSA 144.

1.4	The Parties have entered into this Agreement to implement the foregoing.

2.           INTERPRETATION

For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

Assignment of Co-Contractor and Operating Agreement

2.1           any reference in this Agreement to a designated “Clause,” “Annex,” or other subdivision refers to a clause, Annex, or other subdivision in this Agreement;

2.2	the words “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Clause or other subdivision of this Agreement;

2.3
the word “including,” when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

2.4
any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

2.5	the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

2.6	words importing the masculine gender include the feminine or neutral gender and words in the singular include the plural, and vice versa.

3.           ASSIGNMENT OF CO-CONTRACTOR AND DESIGNATION AS OPERATOR

3.1
In consideration of the rights and obligations of the Parties under the JVA, AGC shall be constituted as JABEL’s co-contractor and designated as the operator of the project tenement. JABEL, with the express consent of AMIC, hereby conveys and assigns unconditionally and absolutely to AGC the co-contractorship interest and operatorship of Capcapo MPSA 144 for the entire term and duration of the Capcapo MPSA, subject to the terms and conditions of the JVA.  Accordingly, JABEL and AMIC convey, transfer and assign unconditionally and absolutely to AGC, all the rights, options, interests, and privileges of AMIC under the Amended Operating Contract, including but not limited to those provided under Clauses 1.a to 1.c.

It is understood among the Parties that NEWCO’s designation as co-contractor of the Project Tenements is only for the sole purpose of project funding, capital-raising, and shall not be used as a vehicle to take-over/control over the project tenements’ title and shall have no participating interest or share in the Royalty of JABEL.

3.2	AGC hereby accepts such assignment of the co-contractor and designation as operator of the Capcapo MPSA 144.

3.3	AGC is hereby designated as the operator of the Capcapo MPSA 144, with its rights and obligations as operator set forth under Clause 3 of this Agreement.

3.4
For the avoidance of doubt, this Agreement contains the entire agreement and understanding between the Parties in respect of its subject matter. Any and all provisions of the Amended Operating Contract that are inconsistent with this Agreement are hereby deemed modified, amended, replaced, or superseded by this Agreement.  It is understood among the Parties that any obligations of AMIC to JABEL and vice versa that have accrued under the Amended Operating Contract, insofar as they do not affect AGC or impair the rights and responsibilities, under the

Assignment of Co-Contractor and Operating Agreement

JVA and this Agreement, of AGC and the parties to the JVA, will subsist between AMIC and JABEL as their independent covenant only.

4.	AGC AS OPERATOR

4.1	AGC, as operator of the Capcapo MPSA 144, and subject to the provisions of the JVA wherein will have the following responsibilities:

(a)	preparing annual/periodic work programmes and budgets relating to exploration and feasibility study activities, together with amendments and supplements;

(b)	implementing work programmes;

(c)	preparing monthly reports and management accounts detailing the work carried out in that month;

(d)	maintaining complete and accurate records and accounts relating to its responsibilities under this Agreement and the JVA and in accordance with the requirements of regulatory agencies;

(e)	preparation of financial statements and arrangement for the external auditing thereof as at the end of each financial year;

(f)	providing, acquiring, and/or leasing of all materials, supplies, machinery, equipment and services required for any work programmes and feasibility studies;

(g)	working with the Parties to secure and maintain all grants, licenses, claims, permits, approvals or authorities necessary or appropriate for the Capcapo MPSA 144;

(j)	securing and maintaining effective, adequate and reasonable insurance covering its exposure to risk or loss, including third party claims, resulting from the work programmes;

(k)
employing such staff, employees, technicians, and skilled and unskilled laborers, including security requirements, as may be needed to carry out its powers, rights, privileges, obligations and commitments under this Agreement;

(l)	managing, developing, and equipping the Capcapo MPSA 144 and mining and beneficiating the ore from the Capcapo MPSA 144 in accordance with internationally accepted good mining practices;

(m)
establishing, maintaining and operating facilities of all kinds, including any make or type of mill, plant, building, improvement, supplies, machinery and equipment, tailings dams and waste disposal systems, as may be necessary for the development of the Capcapo MPSA 144 and for the benefit of mine personnel, provided that if such facilities need to be constructed in areas that are not within the Capcapo MPSA 144, AGC shall acquire such surface rights or long-term leasehold or easement rights over the land on which such installation or placement is made as may be necessary or proper, as well as water rights;

(n)	constructing required roadways, mining drainage, and any and all other types of works or constructions;

Assignment of Co-Contractor and Operating Agreement

(o)	exploring, developing, mining, beneficiating, and marketing the marketable product(s) from the Capcapo MPSA 144 without any restriction or requirement as to the amount or rate or tonnage thereof;

(p)
entering into contracts, agreements, assignments, conveyances and understandings of any kind whatsoever with reference to the development, equipping and operations of the Capcapo MPSA 144 area, the mining and beneficiation of ore, and marketing the resulting marketable products therefrom;

(q)
receiving, retaining, managing, and administering, all funds received by AGC  destined for use and disposition for carrying out the provisions of this Agreement and the JVA, as well as all proceeds of sales of marketable products derived from ore extracted from the Capcapo MPSA 144 area; and

(r)	doing such other acts and things as may be necessary or incidental to the accomplishment of its undertakings and obligations under this Agreement.

4.2
The enumeration of the powers, rights and privileges of AGCAGC hereunder does not preclude AGCAGC from exercising other powers, rights and privileges which are necessary or proper or incidental to carry out the intent and purposes of this Agreement.

4.3
The Parties hereby grant unto AGC  a power of attorney to: (i) perform any and all acts necessary to comply with all acts and regulations of the government, local or national, in order to ensure and enable it to carry out the provisions of this Agreement and the JVA, and (ii) prosecute and defend all litigation arising out of operations in the Capcapo MPSA 144, and further provided that the AGC  shall apprise the Parties of such pending or actual litigation as soon as practicable upon receipt of relevant documentation or information pertaining to the same.

4.4
AGC  shall have the authority to perform all other things necessary or desirable for the efficient and economical operation of the Capcapo MPSA 144 and the implementation of approved work programmes and budgets pursuant to this Agreement and the JVA.

5.	JABEL’S WARRANTIES

5.1	JABEL warrants that:

(a)	it is the rightful contractor of the Capcapo MPSA 144, which is free from any lien or encumbrance, and it has full power and corporate authorizations to enter into this Agreement;

(b)	it has not committed any act or omission, caused or permitted anything which may adversely affect the validity, good standing, or continued effectiveness of the Capcapo MPSA 144;

(c)
the transfer, conveyance, and assignment of its rights, title and interests in the Capcapo MPSA 144 does not infringe the rights of any third party, and there are no existing claims or litigation pending, or to its knowledge threatened, asserting such infringement; and

(d)	there are no circumstances known to JABEL which would cause this Agreement to be invalid, illegal or contrary to any applicable law.

Assignment of Co-Contractor and Operating Agreement

6.	DISPUTE RESOLUTION

6.1
In the event of any disagreement or deadlock between the Parties in respect of any of the provisions of this Agreement, including without limitation any question regarding its existence, validity, termination of rights or obligations of any Party, the Parties shall, for a period of thirty (30) Business Days after receipt by one party of the notice from the other party of the existence of the dispute, settle such dispute in the first instance by negotiation in good faith between the Parties.

Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in accordance with the Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Clause.  The venue of the arbitration will be in Quezon City, Philippines.

The arbitral tribunal shall consist of three (3) arbitrators with JABEL and AMIC jointly appointing one (1) arbitrator and AGC appointing one (1) arbitrator, and the two (2) appointed arbitrators appointing the third arbitrator who shall act as the chairperson. The first two appointed arbitrators shall continue to consider names of qualified persons until agreement on a mutually acceptable Chairman of the tribunal is selected. If the two (2) arbitrators fail to agree on the third arbitrator to be appointed, the Chairman of the SIAC will appoint the third arbitrator.

The language of the arbitration shall be in English and any documents presented in any other language at such arbitration shall be accompanied by an English translation thereof.

The arbitration shall be conducted applying the substantive laws of the Republic of the Philippines.

6.2           The decision of the arbitrators shall be final and binding on the Parties.

6.3
The costs of the arbitration, including the fees of the arbitrators and the reasonable attorney’s fees of the prevailing party, will be borne by the non-prevailing party as directed by the arbitral tribunal.

6.4
It is agreed that, notwithstanding the foregoing provisions of this Clause, a Party may apply to a court of competent jurisdiction solely for the purposes of (i) obtaining an injunction to prevent the ongoing breach (or alleged breach) of this Agreement, such injunction to apply until such time as an arbitral tribunal shall have issued its opinion as to the existence or lack of a breach of this Agreement, and (ii) for the purposes of enforcing any decision or award made by the arbitral tribunal.

6.5
Each Party will ensure that their respective fees or charges that need to be paid to the arbitral tribunal are paid or deposited, as the case may be, in a timely manner, not exceeding fifteen (15) Business Days, from notification from the arbitral tribunal of the fees or charges due, to avoid any delay in the commencement or continuation of the arbitration proceedings.

7.	GENERAL

7.1	AGC warrants that it will assume all the obligations to the Philippine government as the constituted co-contractor and operator of the Capcapo MPSA 144.

Assignment of Co-Contractor and Operating Agreement

7.2
AGC shall be constituted as co-contractor and operator of, and succeed AMIC as operator of the Capcapo MPSA 144 upon the approval of this Agreement by the Department of Environment and Natural Resources (“DENR”) / Mines and Geosciences Bureau (“MGB”) in accordance with applicable Philippine law(s), rules and regulations.

7.3
This Agreement shall be governed by and construed in accordance with the laws of the Philippines and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Philippines to support and assist the arbitration process pursuant to Clause 6.

7.4	This Agreement is binding on and inures to the benefit of the Parties, their respective successors and permitted assigns.

7.5.
JABEL and AMIC shall indemnify AGC against all actions, claims, proceedings, costs and damages and all reasonable legal costs or other expenses arising out of any breach of the above warranties or out of any substantiated claim by a third party that would constitute such a breach.

7.6.
The Parties shall act in good faith and exert every effort to implement and give full effect to the transactions contemplated under this Agreement. Each of the Parties shall execute such documents and other papers and take such further action, as may be reasonably necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Subject to the terms and conditions of the JVA, JABEL and AMIC irrevocably appoints AGC as JABEL’s and AMIC’s attorney-in-fact (coupled with an interest) and with full power of substitution and re-substitution solely for the purpose of taking any actions and making, signing, executing, acknowledging and delivering any documents and instruments as may from time to time be necessary or appropriate to give effect to this Agreement.

7.7
Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.8
This Agreement may be executed in any number of counterparts, each of which when executed and delivered to the other parties shall constitute an original, but all counterparts together shall constitute one and the same agreement.

7.9
No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by the Party or of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

7.10
This Agreement will be registered with the appropriate mining register of the DENR/MGB and the Parties will exert their best efforts to obtain any required DENR/MGB approval for this Agreement under Clause 4.6 of the JVA.

IN WITNESS WHEREOF this Agreement has been executed on the date first above written.

Assignment of Co-Contractor and Operating Agreement

ABRA MINING & INDUSTRIAL CORPORATION	ABRAKADABRA GOLDFIELDS CORP
By:	By:
JEREMIAS B. BELOY	[*]
President	President

JABEL CORPORATION

By:
JEREMIAS B. BELOY
President

SIGNED IN THE PRESENCE OF:

     _____________________                                                                ______________________
    (Signature over Printed Name)                                                             (Signature over Printed Name)

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)                                                                           }
City of _____________                                               ) S.S.

BEFORE ME, this __________ day of _________  personally appeared the following persons:

Name	Driver’s License/Passport No./	Issued on/at

Government Issued ID No.

Abra Mining and
Industrial Corp.
represented by:
Jeremias B. Beloy

Abrakadabra Goldfields Corp.
represented by:
[*]

Jabel Corporation
represented by:

Assignment of Co-Contractor and Operating Agreement

James G. Beloy

who confirmed before me that they are the same persons who executed the foregoing Agreement consisting of  [*]  pages, including the page on which this Acknowledgment is written and the attachments. They acknowledged to me that the same is their voluntary act and that of the corporations/cooperative that they represent.

WITNESS MY HAND AND SEAL on the date and at the place first written above.

Notary Public

Doc. No.  ____;
Page No. ____;
Book No. ____;
Series of            .

Assignment of Co-Contractor and Operating Agreement

ANNEX “B”
Form of Deed of Adherence

DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made on [●] 20[●] by [               ] of [●] by [Corporate Name]

(the "Covenantor")

SUPPLEMENTAL to a Joint Venture Agreement dated           [●] 20[●] and made by and among Abra Mining and Industrial Corporation, JABEL Corporation, Olympus Pacific Minerals, Inc., Kadabra Mining Corporation, and PhilEarth Mining Corporation

(the "Agreement").

The Covenantor covenants as follows:

The Covenantor confirms that it has been supplied with and has read a copy of the Agreement and covenants with each of the entities that are parties to the Agreement to observe perform and be bound by all the terms of the Agreement which are capable of applying to the Covenantor and which have not been performed at the date of this Deed to the intent and effect that the Covenantor shall be deemed with effect from the date of the Agreement to be a party to the Agreement (as if named as a party to that Agreement).

[Authorized Representative]

[Corporate Name]

ANNEX “C”
Form of  Articles of Incorporation and By-Laws of
ABRAKADABRA GOLDFIELDS CORPORATION

ARTICLES OF INCORPORATION

OF

ABRAKADABRA GOLDFIELDS CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

The undersigned incorporators, all of legal age and majority of whom are residents of the Philippines, have this day voluntarily agreed to form a stock corporation under the laws of the Republic of the Philippines.

THAT WE HEREBY CERTIFY:

FIRST:                      The name of this corporation shall be:

ABRAKADABRA GOLDFIELDS CORPORATION

SECOND:                      That the purposes for which the said corporation is formed are:

PRIMARY PURPOSE

To enter into a mineral production sharing agreement and other mineral agreements with the government; to enter into agreements with the President of the Philippines or other government agencies of the Philippine government to provide technical and/or financial assistance for the large-scale exploration, development and utilization of minerals, petroleum and other mineral oils; to enter into joint ventures and other lawful business arrangements including management contracts and/or operating agreements for the exploration and development of mineral properties and marketing of ore and by-products; to carry on the business of acquiring, exploring, operating and developing mineral properties, to mine all kinds of ore, metals, minerals, precious stones, oil and gas, and converting, milling, concentrating, smelting, treating, refining, preparing for market and otherwise the products and by-products thereof; to purchase, lease, option or otherwise acquire, own or exchange, sell, or otherwise dispose of, pledge, mortgage, deed in trust, hypothecate, and deal in mines, mineral rights, coal rights, timber rights, water and water rights, and other property both real and personal; to construct, lease, build, operate and maintain such works, buildings, refineries, plants, stores or warehouses as shall be customarily incident to the carrying on of a general mining business.

SECONDARY PURPOSES

1.	To give financial assistance to local mining enterprises or corporations, to extend financial assistance to local mineral exploration enterprises and mineral tenement owners through service contract without engaging in financing activity as defined in Republic Act No. 5980;

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2.
To purchase, acquire, own, lease, sell and convey real properties such as buildings, factories and warehouses and machineries, equipment and other personal properties as may be necessary or incidental to the conduct of the corporate business, and to pay in cash, shares of its capital stock, debentures and other evidences of indebtedness, or other securities, as may be deemed expedient, for any business or property acquired by the corporation;

3.
To borrow or raise money necessary to meet the financial requirements of its business by the issuance of bonds, promissory notes and other evidences of indebtedness, and to secure the repayment thereof by mortgage, pledge, deed of trust or lien upon the properties of the corporation or to issue pursuant to law shares of its capital stock, debentures and other evidences of indebtedness in payment for properties acquired by the corporation or for money borrowed in the prosecution of its lawful business;

4.
To invest and deal with the money and properties of the corporation in such manner as may from time to time be considered wise or expedient for the advancement of its interests and to sell, dispose of or transfer the business, properties and goodwill of the corporation or any part thereof for such consideration and under such terms as it shall see fit to accept;

5.
To aid in any manner any corporation, association, or trust estate, domestic or foreign, or any firm or individual, any shares of stock in which or any bonds, debentures, notes, securities, evidences of indebtedness, contracts, or obligations of which are held by or for this corporation, directly or indirectly or through other corporations or otherwise;

6.
To enter into any lawful arrangement for sharing profits, union of interest, unitization or farmout agreement, reciprocal concession, or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of this corporation;

7.
To acquire or obtain from any government or authority, national, provincial, municipal or otherwise, or any corporation, company or partnership or person, such charter, contracts, franchise, privileges, exemption, licenses, permits, and concessions as may be conducive to any of the objects of the corporation;

8.
To establish and operate one or more branch offices or agencies and to carry on any of all its operations and business without any restrictions as to place or amount including the right to hold, purchase or otherwise acquire, lease, mortgage, pledge and convey or otherwise deal in and with real and personal property, anywhere within the Philippines;

9.
To do or cause to be done any one or more of the acts and things herein set forth as its purposes, within or without the Philippines, and in any and all foreign countries, and to do everything necessary, desirable or incidental to the accomplishment of the purposes or the exercise of any one or more of the powers herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of this corporation.

THIRD:                      That the place where the principal office of the corporation is to be established is in 12th Floor, Net One Center, 26th Street corner 3rd Avenue, Crescent Park West, Bonifacio Global City, Taguig City, Philippines.

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FOURTH:                      That the term of which the corporation is to exist is fifty (50) years from and after the date of issuance of the certificate of incorporation.

FIFTH:                      That the names, nationalities, and residences of the incorporators are as follows:

Name                                Nationality                                       Address

Jeremias B. Beloy                                Filipino                                           3rd Floor, Jafer Centre Building, 118 West Avenue,Quezon City, Philippines

James G. Beloy                                    Filipino                                           103 West Avenue, Quezon City, Philippines

Alfredo S. Cruz                                   Filipino                                           Unit 27, Finlandia Townhomes, P. Binay St.,San Isidro Village, Makati City, Philippines

David A. Seton                                   New Zealander                             Suite 500, 10 King Street, Toronto, ON M5CIC3 Canada

Charles A. F. Barclay                         British                                           Lot 39, Narantji Street, Tamavua, Suva, Fiji

SIXTH:                      That the number of directors of the said corporation shall be five (5) and that the names, nationalities and residences of the first directors who are to serve until their successors are elected and qualified as provided by the by-laws are as follows:

Name                                Nationality                                                   Residence

Jeremias B. Beloy                               Filipino                                           3rd Floor, Jafer Centre Building, 118 WestAvenue, Quezon City, Philippines

James G. Beloy                                   Filipino                                           103 West Avenue, Quezon City, Philippines

Alfredo S. Cruz                                   Filipino                                           Unit 27, Finlandia Townhomes, P. Binay St.,San Isidro Village, Makati City, Philippines

Paul F. Seton                                       New Zealander                             Level 11, 57 Fort Street, Auckland, NewZealand

Charles A. F. Barclay                         British                                           Lot 39, Narantji Street, Tamavua, Suva, Fiji

SEVENTH:                      That the authorized capital stock of the corporation is Ten Million Philippine Pesos (PhP10,000,000.00), in lawful money of the Philippines, divided into 10,000,000 voting common shares with a par value of One Philippine Peso (PhP1.00) each.

Any transfer, sale, disposition, assignment, pledge or encumbrance of the common shares of the Corporation are subject to the restrictions, terms and conditions contained Section 3 of the By-Laws of the Corporation.

3

NINTH:                      That at least 25% of the authorized capital stock has been subscribed and at least 25% of the total subscription has been paid as follows:

Name	Nationality	No. of Shares Subscribed	Amount Subscribed	Amount Paid

Abra Mining and Industrial Corporation	Filipino 3,999,998	3,999,998	PhP3,999,998	PhP3,999,998
Kadabra Mining Corporation	Canadian 3,999,998	3,999,998	PhP3,999,998	PhP3,999,998
PhilEarth Mining Corporation	Filipino 1,999,999	1,999,999	PhP1,999,999	PhP1,999,999
Jeremias B. Beloy	Filipino 1	1	PhP1	PhP1
James G. Beloy	Filipino 1	1	PhP1	PhP1
David A. Seton	New Zealander 1	1	PhP1	PhP1
Charles A. F. Barclay	British 1	1	PhP1	PhP1
Alfredo S. Cruz	Filipino 1	1	PhP1	PhP1

		10,000,000	PhP10,000,000	PhP10,000,000

Each of the shareholders in the Corporation waives and shall not have a pre-emptive right to subscribe to issues or disposition of shares in proportion to their respective shareholdings in the Corporation.

TENTH:                      That Dennis A. Quintero has been elected by the subscribers as treasurer of the corporation to act as such until his/her successor is duly elected and qualified in accordance with the by-laws; and that as such Treasurer, he has been authorized to receive for and in the name and for the benefit of the corporation, all subscriptions paid by the subscribers.

ELEVENTH:                                That the corporation manifests its willingness to change its corporate name in the event another person, firm or entity has acquired a prior right to use the said firm name or one deceptively or confusingly similar to it.

In witness whereof, we have set our hands this [*] day of [*] 2011, at [*], Metro Manila.

4

JEREMIAS B. BELOY                                                      JAMES G. BELOY

ALFREDO S. CRUZ                                                                DAVID A. SETON

CHARLES A. F. BARCLAY

SIGNED IN THE PRESENCE OF:

____________________                                                                _____________________

ACKNOWLEDGMENT

Republic of the Philippines)
[*]                                 ) S.S.

BEFORE ME, a Notary Public in and for [*], Metro Manila, Philippines, this [*] day of [*] 2011 personally appeared:

Name                                     Community Tax Certificate No.                                                                    Date & Place Issued
     and Government Issued ID No.

Jeremias B. Beloy

James G. Beloy

Alfredo S. Cruz

David A. Seton

Charles A. F. Barclay

all known to me and to me known to be the same persons who executed the foregoing Articles of Incorporation and they acknowledged to me that the same is their free and voluntary act and deed.

5

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and at the place first above written.

     NOTARY PUBLIC

Doc. No.
Page No.
Book No.
Series of 2011.

6

BY-LAWS

OF

ABRAKADABRA GOLDFIELDS CORPORATION

ARTICLE 1

SUBSCRIPTION, ISSUANCE AND TRANSFER OF SHARES

Section 1.                      Subscription - Subscribers to the capital stock of the corporation shall pay to the corporation the subscription value or price of the stock in accordance with the terms and conditions prescribed by the Board of Directors.  Unpaid subscriptions shall not earn interest unless determined by the Board of Directors.

Section 2.                      Certificates - Each stockholder shall be entitled to one or more certificates for such fully paid stock subscription in his name in the books of the corporation.  The certificates shall contain the matters required by law and the Articles of Incorporation.  They shall be in such form and design as may be determined by the Board of Directors and numbered consecutively.  The certificates, which must be issued in consecutive order, shall bear the signature of either the Chairman or the President, manually countersigned by the Secretary or Assistant Secretary, and sealed with the corporate seal.

Section 3.                      Transfer of Shares - Subject to the restrictions, terms and conditions contained herein, shares may be transferred, sold, ceded, assigned or pledged by delivery of the certificates duly indorsed by the stockholders, his attorney-in-fact, or other legally authorized person.

The transfer shall be valid and binding on the corporation only upon record thereof in the books of the corporation, cancellation of the certificate surrendered to the Secretary, and issuance of a new certificate to the transferee.

No shares of stock against which the corporation holds unpaid claim shall be transferable in the books of the corporation.

All certificates surrendered for transfer shall be stamped "Cancelled" on the face thereof, together with the date of cancellation, and attached to the corresponding stub with the certificate book.

Right of First Refusal

Any transfer of the shares of stock of the corporation shall be subject to the following restrictions:

a.
A shareholder wishing to sell, assign, transfer or otherwise dispose of all or a portion of their shares, whether for valuable consideration or by gratuitous title (the “Offered Shares”), in the Corporation (“Seller”) to a third party shall first offer the same to the other shareholders (“Non-Sellers”) or to a qualified entity/entities designated by Non-Sellers in proportion to the Non-Sellers then existing shareholdings for the same price or consideration and under the same terms and conditions as the Seller may give to a third party.

b.
An offer shall be made by sending a notice in writing (“Sale Notice”) to the Non-Sellers or to a qualified entity or entities designated by the Non-Sellers entitled to the offer (“Purchaser(s)”) clearly, unequivocally, and irrevocably stating the number of shares to be sold and the price at which the shares will be sold.

7

c.
Within thirty (30) calendar days of the date of receipt of the Sale Notice from the Seller, the Purchasers shall have the option by notice in writing (“Purchase Notice”) to the Seller (or any person authorized to act in behalf of the Seller) to purchase the shares offered by the Seller in the Sale Notice. The Non-Sellers or the qualified entity/entities designated by the Non-Sellers shall have the right to purchase the Offered Share(s) in proportion to the Non-Sellers then existing shareholdings, within the limits of the law bear to the total outstanding shares exclusive of the Offered Shares.

d.	The Purchaser can offer to buy less than all of the Offered Shares.

e.
Completion of the sale and purchase shall take place within thirty (30) calendar days of the date of receipt by the Seller (or any person authorized to act in behalf of the Seller) of the Purchase Notice, when the Seller shall deliver and transfer to the Purchasers full legal and beneficial title to the Seller's shares specified in the Sale Notice, free from any and all liens, charges, mortgages, pledges, encumbrances, claims, right of set-off or counterclaim or third-party rights of any nature whatsoever, and the Seller shall execute all such documents and do all such acts and things as may be necessary to effect such delivery and transfer against payment by the Purchasers of the sale price by cashier's check or other methods of payment as agreed upon by the Seller and the Purchaser.

f.
In the event that a Purchaser is disqualified by law or is unable to exercise its/his right of first refusal under this Article by reason of its/his nationality or citizenship or because of the maximum equity limits set by law, such Purchaser may assign its/his rights to purchase to another qualified entity/entities under Philippine law, of its/his choice.

g.
If after the foregoing offers, there are no Purchasers from among the shareholders or there still remain unsold shares, the Seller may then sell the remaining shares or the unsold shares to a third party or parties at terms and conditions which shall not be more favorable than those offered to the Purchasers, provided that the Seller shall have given the Purchasers written notice of the non-completion of the sale and his intention to sell the unsold shares to a third party or parties.  The sale to such third party or parties must be completed within thirty (30) calendar days from the date of the notice of non-completion.  Any sale beyond this period must comply with the provisions of this item (g) as if the offer is a first offer to sell.

h.	Any capital gains tax on the transfer of the shares will be for the Seller’s account. Any documentary stamp tax on the transfer of the shares will be for the Purchaser’s account.

i.
The Corporation shall, upon compliance with the provisions on transfer, take or cause to be taken all steps necessary to reflect the transfer of the shares to the transferee thereof, to issue the proper stock certificates of the Corporation in the name of the transferee upon surrender and cancellation of the transferor's stock certificate and upon presentation of the necessary tax clearance on the transfer, and to have the new shareholdings duly entered in the stock and transfer book of the Corporation and duly reported to and/or registered with the relevant government agency as may be required by any law or rule in effect at that time.

j.
The provisions of this Section 3 shall not apply to transfers between related companies or the transfer of qualifying shares between a Stockholder and his nominee-director(s) with the Stockholder retaining beneficial ownership over the qualifying share(s) transferred to the nominee director(s).

A “related company” shall mean:

8

(i)           a company which Controls, directly or indirectly, the shareholder in question;

(ii)	a company which is Controlled , directly or indirectly, by such shareholder; or

(iii)	a company which is Controlled, directly or indirectly, by a third party which also controls, directly or indirectly, such shareholder.

"Control" means the ownership of or right to exercise control of more than 50% of the voting rights at a general meeting of shareholders or other equivalent constitutional meeting and, through such ownership or right, to elect at least a majority of the board of directors or other persons with substantially equivalent power to manage or direct the affairs of such legal entity.

k.
The foregoing restrictions on the transfer of shares in the Corporation shall apply with respect to the shares owned by any shareholder in case such shareholder undergoes a change in Control or transfer of ownership.  For purposes of this item, a “change in Control or transfer of ownership” shall be defined as any change in the legal and/or beneficial ownership interests, whether by one transaction or by the cumulative effect of several transactions with the same or different parties, which has the legal or practical effect of transferring the power to determine such shareholder’s business policies from the persons having Control, directly or indirectly, of such shareholder.

l.
For the purposes of this item, such a change in Control shall include, but not be limited to, any sale, transfer, change of ownership or other disposition in either the record or beneficial ownership, whether by one transaction or by the cumulative effect of several transactions with the same or different parties, of fifty percent (50%) or more of the voting stock of the shareholder concerned.  The provisions of item (k) and this item (l) shall not be applicable in the event of:

(i)
An acquisition, corporate merger, consolidation, amalgamation or reorganization of a shareholder, or parent company of a shareholder,  that is a public company listed in a recognized and well-known stock exchange (including the Toronto Stock Exchange, the Australian Stock Exchange and the Philippines’ Stock Exchange), by which the surviving entity shall possess substantially all of the shares, or all of the property, rights and interests, and be subject to substantially all of the liabilities and obligations of the original entity, including that entity’s rights and obligations under this Agreement.  The surviving entity shall notify the Corporation and the other parties to this Agreement of the foregoing circumstances within fifteen (15) Business Days from such change; or

(ii)
A takeover or change in Control of any company listed on a recognized and well-known stock exchange (including the Toronto Stock Exchange, the Australian Stock Exchange and the Philippines’ Stock Exchange).

m.
The relevant shareholder agrees to inform the other shareholders immediately in writing if the relevant shareholder undergoes a change in Control or transfer of ownership as defined in this Article, and the other shareholders shall have the option to exercise the right of first refusal provisions of this Article, or assign their rights to a qualified third party.  Provided further, that the price for the shares held by the Seller in the Corporation shall be equivalent to its fair market value as may be determined by an independent appropriately qualified valuer appointed by mutual consent of the Seller and the Purchaser(s), or the qualified third party as the case may be, and the determination of such appraiser shall be final, binding and conclusive on the shareholders.

n.
For this purpose, the Seller and the Purchaser(s), or the qualified third party as the case may be, shall jointly appoint an independent appropriately qualified valuer within five (5) Business Days from receipt by the Seller of a Purchase Notice.  If the Seller and the Purchaser(s), or the qualified third party, fail to agree on an independent appropriately qualified valuer within the 5-day period, the Seller(s), or the qualified third party as the case may be, shall have the right to appoint the independent appropriately qualified valuer.  The costs of engaging the independent appropriately qualified valuer for the purpose of determining the fair market value of the shares and the taxes payable on the transfer of shares, shall be for the account of the Purchaser(s).

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Pledge and Other Encumbrances

If any stockholder wishes to pledge or otherwise encumber its shares, such stockholder must first offer in writing to the other stockholders, on a pro-rata basis, an option to be the pledgee of such shares at par value or book value, whichever is lower.  The book value shall be determined by an independent auditor appointed by mutual consent of the stockholders, and the determination of such auditor shall be final, binding and conclusive on the stockholders. The costs of engaging the independent auditor for the purpose of determining the book value of the shares and the taxes, including documentary stamp taxes, on the transfer of the shares shall be for the account of the pledging stockholder. Within thirty (30) days from receipt of the written offer, or from the receipt of the auditor’s report on the book value of the shares, as the case may be, the stockholder who is interested in accepting the offer must issue a written acceptance of such offer.

If the option contemplated in the immediately preceding paragraph is declined, the offering stockholder may proceed to pledge or encumber his shares. However, such stockholder shall promptly after the granting or creation of the encumbrance, give each of the other stockholders written notice of the granting or creation of such encumbrance, the identity of the person in favor of whom the encumbrance has been made and the principal terms and conditions of such encumbrance.

Any stockholder granting or permitting the creation of an encumbrance pursuant to this Article (“Encumbrancer”) shall promptly notify all the other stockholders of the following:

•	any default of payment of such indebtedness;
•	any event which, so far as the Encumbrancer is aware of, would result in any default of payment of such indebtedness; or
•	so far as the Encumbrancer is aware of, any enforcement or purported enforcement of the encumbrance by the person in favour of whom such encumbrance has been granted or created.

In the event that the Encumbrancer notifies the other shareholders that it is unable to pay the loan on the date it is due, the other shareholders shall have the option, by notice in writing to the Encumbrancer and the recipient of the collateral (“Secured Creditor”), to assume and pay the Encumbrancer’s indebtedness. In consideration for such payment, the Encumbrancer agrees that a minimum of sixty percent (60%) of its dividends from its NEWCO shares be deducted and paid to the other shareholder which assumed the indebtedness of the Encumbrancer and the other shareholder is given the same interest as a “Secured Creditor” until the indebtedness has been fully paid.

In an enforcement action or foreclosure of the encumbered shares, the encumbrancer shall exercise on behalf of the other stockholder that has given the Encumbrancer the notice referred to in (ii) below (the “Redeeming stockholder”) the right of a pledgor or owner of the property pledged under Article 2113 of the Civil Code of the Philippines to bid at the public auction of the pledged shares and to assert its preferential right to acquire the pledged shares by offering the same terms offered by the highest bidder in the public auction (the “Right to Match”), provided all of the following conditions are existing:

(i)	the Encumbrancer shall have decided not to exercise the Right to Match for itself;

(ii)	any of the other Shareholders shall have given the Encumbrancer written notice prior to the foreclosure sale requiring the Encumbrancer to exercise the Right to Match for the benefit of such Shareholder(s) and committing irrevocably to fully fund any and all cost of the acquisition by the Encumbrancer of the pledged shares pursuant to the exercise of the Right to Match for the benefit of the Redeeming Shareholder.

10

No stockholder shall attempt or agree to transfer any of its shares in the Corporation or any interest therein, except in accordance with the provisions of this Articles of Incorporation and the By-Laws.

Any transfer of shares, whether for valuable consideration or by gratuitous title, in violation of the foregoing conditions, limitations and restrictions, shall be null and void and shall not be recorded in the books of the Corporation, provided that a stockholder may waive all or a portion of its rights under this Article 8 by notice in writing to the Corporation and the other stockholder(s).

In the event that a stockholder is disqualified by law or is unable to exercise its/his right herein by reason of its/his nationality or citizenship or because of the maximum equity limits set by law, such stockholder may assign its/his rights to another qualified entity/entities under Philippine law, of its/his choice.

Section 4.                      Lost Certificates -  In case any certificate for capital stock of the corporation is lost, stolen, or destroyed, a new certificate may be issued in lieu thereof in accordance with the procedure prescribed under Section 73 of the Corporate Code.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.                      Regular Meetings - The annual meetings of stockholders, for the purpose of electing directors and for the transaction of such business as may properly come before the meeting, shall be held at the principal office on the first Tuesday of March of each year.  If it falls on a legal holiday, then it shall be held on the following day.

Section 2.                      Special Meeting - The special meetings of stockholders, for any purpose or purposes, may at any time be called by any of the following: (a) the Board of Directors, at its own instance, or at the written request of stockholders representing at least twenty percent (20%) of the outstanding capital stock, or (b) President.

Section 3.                      Place of Meeting - Stockholders' meetings, whether regular or special, shall be held in the principal office of the corporation or at any place designated by the (a) Board of Directors, in the city or municipality where the principal office of the corporation is located.

Section 4.                      Notice of Meeting -  Notices for regular or special meetings of the stockholders may be sent by the Secretary by personal delivery or by registered or electronic mail, by fax or by telegram at least two (2) weeks prior to the date of the meeting, to each stockholder of record at his last known post office address or by publication in a newspaper of general circulation.  The notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called.  In case of special meetings, only matters stated in the notice can be the subject of motions or deliberations at such meeting.

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Unless the notice states an earlier period, proxies may be validated on the date, at the place, and before the time of the regular or special meeting.

When the meeting of stockholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.  At the reconvened meeting, any business may be transacted that might have been transacted at the adjourned meeting.

Notwithstanding the foregoing, a written waiver of notice signed by the person(s) entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice.  A stockholder who attends a meeting shall be deemed to have (a) waived objection to lack of notice or to a defective notice of meeting, unless at the beginning of the meeting, he or she objects to holding the meeting or transacting business at the meeting, and (b) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of meeting, unless he or she objects to considering the matter when it is presented.

Section 5.                      Quorum - Unless otherwise provided by law, in all regular or special meetings of stockholders, a majority of the outstanding capital stock must be present or represented in order to constitute a quorum.  If no quorum is constituted, the meeting shall be adjourned until the requisite amount of stock shall be present.

Section 6.                      Conduct of Meeting -  Meetings of the Stockholders shall be presided over by the Chairman of the Board of Directors, or in his absence, the President, or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary shall act as secretary of every meeting, but if not present, the chairman of the meeting shall appoint a secretary of the meeting.  The chairman of the meeting may adjourn the meeting from time to time, without notice other than announced at the meeting.  Stockholders may attend the meetings either in person, by proxy, or via teleconferencing and the like.

Section 7.                      Manner of Voting -  At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact.  Unless otherwise provided in the proxy, it shall be valid only for the meeting at which it has been presented to the secretary.

All proxies must be in the hands of the secretary before the time set for the meeting.  Such proxies filed with the Secretary may be revoked by the stockholders either in an instrument in writing duly presented and recorded with the Secretary prior to a scheduled meeting, or by their personal presence at the meeting.

Unless the notice of meeting provides an earlier period, all proxies may be validated on the date, at the place, and before the time, of the regular or special meeting of the stockholders.

There shall be a presumption of regularity in the execution of proxies and the same shall be accepted in the absence of a timely and valid challenge.

If the name of the proxy is left in blank, the person to whom it is given, or the corporation receiving the proxy is at liberty to fill in any name he/it chooses.

A proxy executed by a corporation shall be in the form of a board resolution duly certified by the Secretary or in a proxy form executed by a duly authorized corporate officer.  If executed in a proxy form, the corporate officer who signed and executed the proxy must provide written corporate authority that he is duly authorized to do so.

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Proxies need not be notarized, and if signed abroad, need not be authenticated.

A proxy shall not be invalidated on the ground that the stockholder who executed the same has no signature card on file with the Secretary, unless it can be shown that he/she had refused to submit the signature card despite written demand to that effect duly received by the said stockholder at least ten (10) days before the annual meeting.

The affirmative vote of stockholders representing at least two-thirds (2/3) of the outstanding and issued capital stock of the Corporation shall be required for all corporate acts and resolutions for which stockholders’ approval is required.

Section 8.                      Closing of Transfer Books and Fixing of Record Date -  For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend, or of making a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock and transfer books be closed for a stated period, but not to exceed, in any case, twenty (20) days.  If the stock and transfer books be closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least ten (10) working days immediately preceding such meeting.  In lieu of closing the stock and transfer books, the Board of Directors may fix in advance a date as the record date, which shall in no case be more than twenty (20) days prior to the date on which the particular action requiring such determination of stockholders is to be taken, except in instances where applicable rules and regulations provide otherwise.

ARTICLE III

BOARD OF DIRECTORS

Section 1.                      Powers of the Board of Directors -  Unless otherwise provided by law, the corporate powers of the corporation shall be exercised, all business conducted, and all property of the corporation controlled and held by the Board of Directors to be elected by and from among the stockholders.  Without prejudice to such general powers and such other powers as may be granted by law, the Board of Directors shall have the following express powers:

a)           From time to time, to make and change rules and regulations not inconsistent with these by-laws for the management of the corporation's business and affairs;

b)           To purchase, receive, take or otherwise acquire in any lawful manner, for and in the name of the corporation, any and all properties, rights, interest or privileges, including securities and bonds of other corporations, as the transaction of the business of the corporation may reasonably or necessarily require, for such consideration and upon such terms and conditions as the Board of Directors may deem proper or convenient;

c)           To invest the funds of the corporation in another corporation or business or for any other purpose other than those for which the corporation was organized, whenever in the judgment of the Board of Directors, the interests of the corporation would thereby be promoted, subject to such stockholders' approval as may be required by law;

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d)           To incur such indebtedness as the Board of Directors may deem necessary, and for such purpose, to make and issue evidence of such indebtedness including, without limitation, notes, deeds of trust, instruments, bonds, debentures, or securities, subject to such stockholder approval as may be required by law, and/or pledge, mortgage or otherwise encumber all or part of the properties and rights of the corporation;

e)           To guarantee, for and in behalf of the corporation, obligation of other corporations or entities in which it has lawful interest;

f)           To make provisions for the discharge of the obligations of the corporation as they mature, including payment for any property, or in stocks, bonds, debentures, or other securities of the corporation lawfully issued for the purpose;

g)           To sell, lease, exchange, assign, transfer or otherwise dispose of any property, real or personal, belonging to the corporation whenever in the Board of Directors' judgment, the corporation's interest would thereby be promoted;

h)           To prosecute, maintain, defend, compromise or abandon any lawsuit in which the corporation or its officers are either plaintiffs or defendants in connection with the business of the corporation, and likewise, to grant installments for the payments or settlement of whatsoever debts are payable to the corporation;

i)           To delegate from time to time, any of the powers of the Board of Directors which may lawfully be delegated in the course of the current business or businesses of the corporation to any standing or special committee or to any officer or agent, and to appoint any persons to be agents of the corporation with such powers (including the power to sub-delegate), and upon such terms as may be deemed fit;

j)           To implement these by-laws and to act on any matter not covered by these by-laws, provided such matter does not require the approval or consent of the stockholders under any existing law, rules or regulation.

Section 2.                      Election and Term - The Board of Directors shall be elected during each regular meeting of stockholders and shall hold office for one (1) year and until their successors are elected and qualified.

Section 3.                      Vacancies - Any vacancy occurring in the Board of Directors must be filled by the stockholders at a regular or at any special meeting of stockholders called for the purpose.  A director so elected to fill a vacancy shall be elected only for the unexpired term of his predecessor in office.

Any directorship to be filled by reason of an increase in the number of directors shall be filled only by an election at a regular or at a special meeting of stockholders duly called for the purpose, or in the same meeting authorizing the increase of directors if so stated in the notice of the meeting.

The vacancy resulting from the removal of a director by the stockholders in the manner provided by law may be filled by election at the same meeting of stockholders without further notice, or at any regular or at any special meeting of stockholders called for the purpose, after giving notice as prescribed in these by-laws.

Section 4.                      Meetings - Regular meetings of the Board of Directors shall be held once every quarter of the year on such dates and at such times and places as the Chairman of the Board, or in his absence, the President, or upon the request of a majority of the directors, and shall be held at such places as may be designated in the notice.  Members of the Board of Directors may attend the meetings either in person or via teleconferencing, videoconferencing and the like.  If the meetings of the Board of Directors are conducted through telephone and video conferences, the Secretary, or in his absence, the secretary of the meeting appointed by the Chairman of the meeting, shall see to it that the conferences are duly recorded and the tapes of appropriate diskettes properly stored for safekeeping.

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Section 5.                      Notice - Notice of the regular or special meeting of the Board, specifying the date, time and place of the meeting, shall be communicated by the Secretary to each director personally, or by telephone, telefax, telex, telegram, or by written or oral message.  A director may waive this requirement, either expressly or impliedly.

If the director chooses tele/videoconferencing, he shall notify the Secretary at least one day prior to the scheduled meeting, informing the Secretary of his contact number/s.  In the absence of a formal notice, it is presumed that directors will be physically present at the board meeting.

Section 6.                      Quorum – The presence of a majority of the number of directors as fixed in the Articles of Incorporation is required to constitute a quorum for the transaction of corporate business, and the affirmative vote of at least a majority of the directors present at a meeting at which there is a quorum shall be necessary to approve a corporate act, provided that the affirmative votes of at least four directors shall be necessary to approve the following corporate acts:

a)           the acquisition or disposal of any interest in any other company, business or partnership;

b)           the undertaking of any business other than the project tenement covered by Mineral Production Sharing Agreement No. 144-99-CAR (“MPSA 144”) situated in Sitio Capcapo, Licuan-Baay, Abra, Philippines and perimeter around the MPSA 144 that has a radius of two (2) kilometers excluding portions covered by prior rights, government reservations and protected areas closed to mining, with an approximate total area of not more than three thousand five hundred (3,500) hectares;

c)           the approval and any amendment of any Work Programme and Budget, Feasibility Study, Development Budget, and annual operating and capital budgets;

d)           the making of any capital investment or the incurring of any capital or other commitment in excess of the authority limits set by the Board of Directors;

e)           any change in the accounting policies, practices or depreciation practices or other financial matters;

f)           any borrowing such as loans, credit or overdraft facilities or the creation of any financial obligation commitment in excess of the authority limits set by the Board of Directors;

g)           the making of any loan or advance or the giving of any credit;

h)           any transactions or arrangements proposed to be entered into by the Corporation with a shareholder of the Corporation or any of its related corporations or associated persons;

i)           the creation of any security right, lien or other encumbrance over the assets of the Corporation, except as may be created by the operation of law;

j)           the issuance of any guarantee or indemnity;

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k)                      any sale, transfer, lease, assignment or other disposal of the assets of the Corporation commitment in excess of the authority limits set by the Board of Directors; and

l)              the appointment of the Corporation’s officers.

Section 7.                      Conduct of the Meetings - Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence, the President, or if none of the foregoing is in office and present and acting, by any other director chosen by the Board.  The
Secretary shall act as secretary of every meeting, and if he/she is not present, the chairman of the meeting shall appoint a secretary of the meeting.  In case the meeting is conducted through tele/videoconferencing, the guidelines prescribed under the relevant laws and regulations will be observed.

Section 8.Compensation – The remuneration of the directors, including any pension, retirement, bonus, profit-sharing, or other types of incentives or compensation plan that they may have, shall be determined and approved by the stockholders of the corporation.

ARTICLE IV

OFFICERS

Section 1.                      Election/Appointment - Immediately after their election, the Board of Directors shall formally organize by electing the Chairman, the President, one or more Vice-President, the Treasurer, and the Secretary, at said meeting.

The Board may, from time to time, appoint such other officers as it may determine to be necessary or proper.

Any two (2) or more positions may be held concurrently by the same person, except that no one shall act as President and Treasurer, or Secretary at the same time.

Section 2.                      Chairman of the Board of Directors - The Chairman of the Board of Directors shall preside at the meetings of the directors and the stockholders.  He shall also exercise such powers and perform such duties as the Board of Directors may assign to him.

Section 3.                      President - The President, who shall be a director, shall be the Chief Executive Officer of the corporation and shall also have administration and direction of the day-to-day business affairs of the corporation.  He shall exercise the following functions:

a)           To preside at the meetings of the Board of Directors and of the stockholders in the absence of the Chairman of the Board of Directors;

b)           To initiate and develop corporate objectives and policies and formulate long range projects, plans and programs for the approval of the Board of Directors, including those for executive training, development and compensation;

c)           To have general supervision and management of the business affairs and property of the corporation;

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d)           To ensure that the administrative and operational policies of the corporation are carried out under his supervision and control;

e)           Subject to guidelines prescribed by law, to appoint, remove, suspend or discipline employees of the corporation, prescribe their duties, and determine their salaries;

f)           To oversee the preparation of the budgets and the statements of accounts of the corporation;

g)           To prepare such statements and reports of the corporation as may be required of him by law;

h)           To represent the corporation at all functions and proceedings;

i)           To execute on behalf of the corporation all contracts, agreements and other instruments affecting the interests of the corporation which require the approval of the Board, except as otherwise directed by the Board of Directors;

j)           To make reports to the Board and stockholders;

k)           To sign certificates of stock;

l)           To perform such other duties as are incident to his office or are entrusted to him by the Board of Directors.

The President may assign the exercise or performance of any of the foregoing powers, duties and functions to any other officer(s), subject always to his supervision and control.

Section 4.                      The Vice-President(s) - If one or more Vice Presidents are appointed, he/they shall have such powers and shall perform such duties as may from time to time be assigned to him/them by the Board of Directors or by the President.

Section 5.                      The Secretary - The Secretary must be a resident and a citizen of the Philippines.  He shall be the custodian of and shall maintain the corporate books and record and shall be the recorder of the corporation's formal actions and transactions.  He shall have the following specific powers and duties:

a)           To record or see to the proper recording, of the minutes and transactions of all meetings of the directors and the stockholders, and to maintain minute books of such meetings in the form and manner required by law;

b)           To keep, or cause to be kept, record books showing the details required by law with respect to the stock certificates of the corporation, including ledgers and transfer books showing all shares of the corporation subscribed, issued and transferred;

c)           To keep the corporate seal and affix it to all papers and documents requiring a seal, and to attest by his signature all corporate documents requiring the same;

d)           To attend to the giving and serving of all notices of the corporation required by law or these by-laws to be given;

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e)           To certify to such corporate acts, countersign corporate documents or certificates and make reports or statements as may be required of him by law or by government rules and regulations;

f)           To act as the inspector at the election of directors and, as such, to determine the number of shares of stock outstanding and entitled to vote, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and to receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote.  The Secretary may assign the exercise or performance of any or all of the foregoing duties, powers and functions to any other person or persons, subject always to his supervision and control.

g)           To perform such other duties as are incidental to his office or as may be assigned to him by the Board of Directors or the Chairman.

Section 6.                      The Treasurer - The Treasurer of the corporation shall be its chief fiscal officer and the custodian of its funds, securities and property.  The Treasurer shall have the following duties:

a)           To keep full and accurate accounts of receipts and disbursements in the books of the corporation;

b)           To have custody of, and be responsible for, all the funds, securities and bonds of the corporation;

c)           To deposit in the name and to the credit of the corporation, in such bank as may be designated from time to time by the Board of Directors, all the moneys, funds, securities, bonds, and similar valuable effects belonging to the corporation which may come under his control;

d)           To render an annual statement showing the financial condition of the corporation and such other financial reports as the Board of Directors, the Chairman, or the President may, from time to time require;

e)           To prepare such financial reports, statements, certifications and other documents which may, from time to time, be required by government rules and regulations and to submit the same to the proper government agencies;

f)           To exercise such powers and perform such duties and functions as may be assigned to him by the President.

Section 7.                      Term of Office - The term of office of all officers shall be for a period of one (1) year and until their successors are duly elected and qualified.  Such officers may however be sooner removed for cause.

Section 8.                      Vacancies - If any position of the officers becomes vacant by reason of death, resignation, disqualification or for any other cause, the Board of Directors may elect a successor who shall hold office for the unexpired term.

Section 9.                      Compensation – The remuneration of the foregoing officers and all other officers of the corporation, including any pension, retirement, bonus, profit-sharing, or other types of incentives or compensation plan that they may have, shall be determined and approved by the stockholders of the Corporation.

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ARTICLE V

OFFICES

Section 1.                      The principal office of the corporation shall be located at the place stated in the Third Article of the Articles of Incorporation.  The corporation may have such other branch offices, either within or outside the Philippines as the Board of Directors may designate or as the business of the corporation may, from time to time, require.

ARTICLE VI

AUDIT OF BOOKS, FISCAL YEAR AND DIVIDENDS

Section 1.                      External Auditors - At the regular stockholder's meeting, the external auditor or auditors of the corporation for the ensuing year shall be appointed.  The external auditor or auditors shall examine, verify and report on the earnings and expenses of the corporation and shall certify the remuneration of the external auditor or auditors as determined by the Board of Directors.

Section 2.                      Fiscal Year - The fiscal year of the corporation shall begin on the first day of January and end on the last day of December of each year.

Section 3.                      Dividends -                      Dividends shall be declared and paid out of the unrestricted retained earnings which shall be payable in cash, property, or stock to all stockholders on the basis of outstanding stock held by them, as often and at such times as the Board of Directors may determine and in accordance with law and applicable rules and regulations.

ARTICLE VII

AMENDMENTS

Section 1.                      These by-laws may be amended or repealed by the affirmative vote of at least a majority of the Board of Directors and the stockholders representing a majority of the outstanding capital stock at any stockholder's meeting called for that purpose.  However, the power to amend, modify, repeal or adopt new by-laws may be delegated to the Board of Directors by the affirmative vote of stockholders representing not less than two-thirds of the outstanding capital stock; provided, however, that any such delegation of powers to the Board of Directors to amend, repeal or adopt new by-laws may be revoked only by the vote of the stockholders representing a majority of the outstanding stock at a regular or special meeting.

ARTICLE VIII

SEAL

Section 1.                      Form and Inscriptions - The corporate seal shall be determined by the Board of Directors.

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ARTICLE IX

ADOPTION CLAUSE

The foregoing by-laws were adopted by a majority of the stockholders of the corporation on [*] 2011 at the principal office of the corporation.

IN WITNESS WHEREOF, we, the undersigned incorporators present at said meeting and voting thereat in favor of the adoption of said by-laws, have hereunto subscribed our names this [*]  day of [*]  2011 at [*] City.

JEREMIAS B. BELOY                                                                JAMES G. BELOY

ALFREDO S. CRUZ                                                                DAVID A. SETON

        CHARLES A. F. BARCLAY

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ANNEX “D”
Capcapo MPSA 144

JOINT VENTURE AGREEMENT

MINERAL PRODUCTION SHARING AGREEMENT

MPSA No. 144-99-C A R

This MINERAL PRODUCTION SHARING AGREEMENT (this “Agreement**) is made and entered into in Quezon City, Philippines, this                     day of DEC 29 1999 by and between:

THE REPUBLIC OF THE PHILIPPINES, hereinafter referred to as the GOVERNMENT, represented in this act by die Secretary of the Department of Environment and Natural Resources, with offices at the Department of Environment and Natural Resources Building, Visayas Avenue, Diliman, Quezon City

and

JABEL CORPORATION, a corporation duty organized and existing under the laws of the Republic of the Philippines, hereinafter referred to as the CONTRACTOR, with Offices at the 19 East Lawin Drive, Philam, Quezon City and represented in this act by its President, MR. JAMES G. BELOY, as authorized by its Board of Director (please refer to ANNEX “A")

WITNESSETH:

WHEREAS, title 1987 Constitution of the Republic of the Philippines provides in Article XH, Section 2 thereof that all lands of the public domain, waters, minerals, coal, petroleum, and other natural resources are owned by the State and that their exploration, development and utilization shall be under the M control and supervision of the State;

WHEREAS, the Constitution further provides that the State may directly undertake such activities, or it may enter into a Co-Production, Joint Venture, or Mineral Production Sharing Agreement with Filipino citizens, or cooperatives, partnerships, corporations or associations at least sixty per centum of whose capitalization is owned by such citizens;

WHEREAS, pursuant to Republic Act No. 7942, otherwise known as “The Philippine Mining Act of 1995”, which took effect on 09 April 1995, the Secretary of the Department of Environment and Natural Resources is authorized to enter into Mineral Production Sharing Agreements in furtherance of the objectives of the Government and the Constitution to bolster the national economy through sustainable and systematic development and utilization of mineral lands;

WHEREAS, the Government desires to avail itself of the financial resources, technical competence and skill which the Contractor is capable of applying to the mining operations of the project contemplated herein;

WHEREAS, the Contractor desires to join and assist the Government in the attainable development and utilization for commercial purposes of gold, silver, copper and other related minerals existing in the Contract Area (as hereinafter defined) and any other minerals which may be discovered in such Contract Area;

WHEREAS, the Contractor has access to all the financing, technical competence, technology and environmental management skills required to promptly and effectively carry out the objectives of this Agreement .

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NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants, terms and conditions hereinafter set forth, it is hereby stipulated and agreed as follows:

SECTION I

SCOPE

1.1
This Agreement is a Mineral Production Sharing Agreement entered into pursuant to the provisions of the Act and its implementing rules and regulations. Hie primary purpose of this Agreement is to provide for the sustainable development and commercial utilization of gold, silver, copper and other related mineral deposits existing within the Contract Area, with all necessary services, technology and financing to be furnished or arranged by the Contractor in accordance with the provisions of this Agreement. The Contractor shall not, by virtue of this Agreement, acquire any title over the Contract/Mining Area without prejudice to the acquisition by the Contractor of the land/surface rights through any mode of acquisition provided for by law.

1.2
The Contractor shall undertake and execute, for and on behalf of the Government, sustainable mining operations in accordance with the provisions of this Agreement, and is hereby constituted and appointed, for the purpose of this Agreement, as the exclusive entity to conduct mining operations in the Contract Area.

1.3	The Contractor shall assume all the exploration risk such that if no minerals in commercial quantity are developed and produced, it will not be entitled to reimbursement.

1.4
During the terra of this Agreement, the total value of production and sale of minerals derived from the mining operations contemplated herein shall be accounted for and divided between the Government and the Contractor in accordance with Section VIII hereof.

SECTION II

DEFINITIONS

As used in this Agreement, the following words and terms, whether singular or plural, shall have the following respective meaning:

2.1	"Act" refers to Republic Act No. 7942, otherwise known as the “Philippine Mining Act of 1995”

2.2	Agreement means this Mineral Production Sharing Agreement

2.3	Associated Minerals mean other ores/minerals which occur together with the principal ore/ mineral.

2.4	Bangko Sentral means Bangko Sentral ng Pilipinas.

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2.5	Budget means an estimate of expenditures to be made by Contractor in mining operations contemplated hereunder to accomplish the Work Program for each particular period.

2.6
Calendar Year or Year means a period of twelve (12) consecutive months Btardng with the first day of January and ending on December 31, while “Calendar Quarter” means a period of three consecutive months with the first calendar quarter starting with the first-day of January.

2.7
Commercial Production means the production of sufficient quantity of minerals to sustain economic viability of mining operations reckoned from the date of commercial operation as declared by the Contractor or as stated in the feasibility study, whichever comes first.

2.8
Constitution or Philippine Constitution means the 1987 Constitution of the Republic of the Philippines adopted by the Constitutional Convention of 1986 on October 15, 1986 and ratified by the People of the Republic of the Philippines on February 2,1987.

2.9
Contract Area means the area onshore or offshore delineated under the Mineral Production Sharing Agreement subject to the relinquishment obligations of the Contractor and property defined by latitude and longitude or bearing and distance.

2.10	Contract Year means a period of twelve (12) consecutive months counted from the Effective Date of this Agreement or from the anniversary of such Effective Date.

2.11
Contractor means JABEL CORPORATION or its assignee or assignees of interest under this Agreement: Provided, That the assignment of any of such interest is accomplished pursuant to the pertinent provisions of the implementing rules and regulations of the Act

2.12
Declaration of Mining Feasibility means a document proclaiming the presence of minerals in a specific site that are recoverable by socially acceptable, environmentally safe and economically sound methods specified in the Mine Development Plant

2.13	Department or DENR means the Department of Environment and Natural Resources.

2.14	Director means the Director of Mines and Gcoscicnces Bureau.

2.15
Effective Date means the date of execution of this Agreement by the Contractor and by the Secretary on behalf of the Government. In cases wherein an Exploration Permit/Temporary Exploration Permit is issued, the effective date of this Agreement shall be the date of issuance of the Exploration Permit/Temporary Exploration Permit

2.16	Environment means all facets of man’s surroundings: physical, ecological, aesthetic, cultural, economic, historic, institutional, and social.

2.17
Exploration means searching or prospecting for mineral resources by geological, geophysical and geochemical surveys, remote sensing, test pitting, trenching, drilling, shaft sinking, tunneling, or any other means for the purpose of detemunijig the existence, extent, quality, and quantity of mineral resources and the feasibility of mining them for profit

2.18
Exploration Period shall mean the time period from the Effective Date of this Agreement which shall be for two (2) years, renewable for like periods but not to exceed a total term of six (6) years: Provided, That the Contractor has complied with all the requirements of the implementing rules and regulations of the Act.

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2.19
Force Majeure means acts or circumstances beyond the reasonable control of the Contractor including, but not limited to, war, rebellion, insurrection, riots, civil disturbances, blockade, sabotage, embargo, strike, lockout, any dispute with surface owners and other labor disputes, epidemics, earthquake, storm, flood, or other adverse weather conditions, explosion, fire, adverse action by the Government or by any of its instrumentality or subdivision thereof, Act of God or any public enemy and any cause as herein described over which the affected party has no reasonable control.

2.20	Foreign Exchange means any currency other than the currency of the Republic of the Philippines acceptable to the Government and the Contractor-

2.21	Government means the Government of the Republic of die Philippines or iiny of its agencies and instrumentalities.

2.22
Gross Output means the actual market value of the minerals or mineral products from each mine or mineral land operated as a separate entity, without any deduction for mining, processing, refining, transporting, handling, marketing, or any other expenses: Provided, That if the minerals or mineral products are sold or consigned abroad by the Contractor under C.I.F. terms, the actual cost of ocean freight and insurance shall be deducted: Provided further, That in the case of mineral concentrates which are not traded in commodity exchanges in the Philippines or abroad such as copper concentrate, the actual market value shall be the world price quotation erf the refined mineral products contained thereof prevailing in the said commodity exchanges, after deducting the smelting,refining, treatment, insurance, transportation and other charges incurred in the process of converting mineral concentrates into refined metal traded in those commodity exchanges.

2.23	Mine Development refers to work undertaken to prepare an ore body or a mineral deposit for mining, including the construction of necessary infrastructure and related facilities.

2.24
Minerals mean all naturally occurring inorganic substances in solid, liquid, gas or any intermediate state excluding energy materials such as coal, petroleum, natural gas, radioactive materials and geothefmal energy.

2.25
Mineral Products mean materials derived from mineral ores/rocks and prepared into marketable state by metallurgical processes which include beneficiation, cyanidatian, leaching, smelting, calcination and other similar processes.

2.26
Mining Area means that portion of the Contract Area identified by the Contractor as defined and delineated'in a Survey Plan duly approved by the Director/concerned Regional Director for purposes of development and/or utilization and sites for support facilities.

2.27	Mining Operations means mining activities involving exploration, feasibility study, environmental impact assessment, development, utilization, mineral processing, and mine rehabilitation.

2.28	Notice means notice in writing, or by telex or by telecopy (authenticated by answer back or confirmation received) addressed or sent as provided in Section 16,2 of this Agreement.

2.29	Ore means naturally occurring substance or material from which a mineral or element can be mined and/or processed for profit.

2.30	Pollution means any alteration of the physical, chemical and/or biological properties of any water, air and/or land resources of the Philippines, or any discharge thereto of any

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liquid, gaseous or solid wastes or any production of unnecessary noise or any emission of objectionable odor, as will or is likely to create or render such water, air, and land resources harmful, detrimental or injurious to public health, safety or welfare or which will adversely affect their utilization for domestic, commercial, industrial, agricultural, recreational or other legitimate purposes.

2.31	Secretary means the Secretary of the Department of Environment and Natural Resources.

2.32	State means the Republic of the Philippines.

2.33
Work Program means a document which presents the plan of major mining operations and the corresponding expenditures of the Contractor in its Contract Area during a given period of time, including the pi an and expenditures for development of host and neighboring communities and of local geoscience and mining technology, as submitted and approved in accordance with the implementing rules and regulations of the Act,

SECTION III

TERM OF AGREEMENT

3.1
This Agreement shall have a term of twenty-five (25) years from Effective Date, and may be renewed thereafter for another term not exceeding twenty five (25) years. The renewal of this Agreement, as well as the changes in the terms and conditions thereof, shall be upon mutual consent by the parties. In the event the Government decides to allow mining operations thereafter by other Contractor, this must be through competitive public bidding. After due publication of notice, the Contractor shall have the right to equal the highest bid upon reimbursement of all reasonable expenses of the highest bidder.

SECTION IV

CONTRACT AREA

4.1
Size, Shape, and Location of Contract Area, This Agreement covers a total area of seven hundred fifty six hectares (756 has.), situated at Municipality of Licuan-Baay, Province of Abra and bounded by the following geographical coordinates (please refer to ANNEX “B” - 1:50,000 scale Location Map/Sketch Plan):

POINT	LATITUDE	LONGITUDE

1	17°35’24.064”	120°52’15.581”
2	17°37’05.479”	120°53’16.643”
3	17°36’31.324”	120°54’18.319”
4	17°34’49.909”	120°53’17.275”

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SECTION V

EXPLORATION PERIOD

5.1
Timetable for Exploration - The Contractor shall commence Exploration activities not later than three (3) months after the Effective Date for a period of two (2) years, renewable for like periods but not to exceed a total term of six (6) years, subject to annual review and approval by the Director to evaluate compliance with the terms and conditions of this Agreement.

A one-time non-renewable Temporary Exploration Permit with a period not exceeding one (1) year may be issued by the Director, upon request of the applicant, when the Mineral Agreement is recommended to the Secretary for approval. The Period of such Temporary Exploration Permit shall be included as part of the Exploration Period of this Agreement, In the event this Agreement is disapproved by the Secretary, the Temporary Exploration Permit shall be deemed automatically cancelled.

5.2
Work Programs and Budgets - The Contractor shall strictly comply with the approved Exploration and Environmental Work Programs together with their corresponding Budgets (please refer to ANNEXES “C” and “D”).

The amount to be spent by the Contractor in conducting exploration activities under the terms of this Agreement during the Exploration Period shall be in the aggregate of not less than that specified for each of the Contract Years, as follows:

For the Exploration Work Program:

1st Contract Year	: PhP 2,235,000.00
2nd Contract Year:	: PhP 5,215,000.00

Total	: PhP 7,450,000.00

For the Environmental Work Program

Total	: PhP 1,065,000.00

In the event of extension of the Exploration Period, the amount to be spent every year shall first be agreed upon by the parties.

In the event of termination of this Agreement, the Contractor shall only be obliged to expend the pro-rata amount for the period of such Contract Year prior to termination. If during any Contract Year, the Contractor should expend more than the amount to be expended as provided above, the excess may be subtracted from the amount required to be expended by the Contractor during the succeeding Contract Years, and should the Contractor, due to unforeseen circumstances or wife the consent of the Government, expend less during a year, then the deficiency shall be applied to the amount to be expended during the succeeding Contract Years.

5.3
Relinquishment of Total/Portion of the Contract Area - During the Exploration Period, the Coniractor may relinquish totally or partially the original Contract Area. After the Exploration Period and prior to or upon approval of the Declaration of Mining Project Feasibility, the Contractor shall finally relinquish any portion of the Contract Area not necessary for mining operations and not covered by any Declaration of Mining Project Feasibility.

Each mining area after final relinquishment shall not be more than two thousand (2,000) hectares for non-metallic minerals.

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The Contractor may be allowed by the Director, with the approval of the Secretaiy, to hold a larger mining area depending upon the nature of the mineral deposit subject to technical verification and evaluation by the Bureau as to the technical/financial capability of the Contractor.

5.4
Survey of the Contract Area - The Contractor shall cause the survey of the perimeter of the Contract Area through an application for survey, complete with requirements, filed with the concerned Regional Office simultaneous with the submission of the Declaration of Mining Project Feasibility. Survey returns shall be submitted to the concerned Regional Director for approval within one (1) year from receipt of the Order of Survey complete with the mandatory requirements stated in the implementing rules and regulations of the Act.

5.5
Declaration of Mining Project Feasibility - During the Exploration Period, the Contractor shall submit to the Director through the concerned Regional Director, a Declaration of Mining Project Feasibility together with a Mining Project Feasibility Study, a Three (3)-Year Development and Construction or Commercial Operation Work Program, a complete geologic report of the area and an Environmental Compliance Certificate, The Mining Project Feasibility Study and Work Program are subject to approval by the Director.

Failure of the Contractor to submit a Declaration of Mining Project Feasibility during the Exploration Period shall be considered a substantial breach of this Agreement.

5.6	Reporting

a)
Periodic Reports - During the Exploration Period, the Contractor shall submit to the Director through the concerned Regional Director, quarterly and annual accomplishment reports under oath on all activities conducted in the Contract Area from the Effective Date of this Agreement. The quarterly report shall be submitted not later than fifteen (15) days at the end of each Calendar Quarter while the annual accomplishment report shall be submitted not later than thirty (30) days from the end of each Calendar Year. Such information shall include detailed financial expenditures, raw and. processed geological, geochemical, geophysical and radiometric data plotted on a map at a minimum 1:50,000 scale copies of originals of assay results, duplicated samples, field data, copies of originals from drilling reports, maps, environmental work program implementation and detailed expenditures showing discrepancies/deviations with approved exploration and environmental plans and budgets as well as all other information of any kind collected during the exploration activities. All information submitted to the Bureau shall be subject to the confidentiality clause of this Agreement

b)
Final Report - The Contractor shall submit to the Director through the concerned Regional Director, a final report under oath upon the expiration of the Exploration Period which shall be in the form and substance comparable to published professional reports of respectable international institutions and shall incorporate all the findings in the Contract Area including location of samples, assays, chemical analysis, and assessment of mineral potentials together with a geologic map of 1:50,000 scale at the minimum showing the results of the exploration. Such report shall also include detailed expenditures incurred during the Exploration Period. In case of diamond drilling, the Contractor shall, upon request of the Director/concerned Regional Director, submit to the Regional Office a quarter of the core samples which shall be deposited in the Regional Office Core Library for safekeeping and reference.

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c)
Relinquishment Report - The Contractor shall submit a separate relinquishment report with a detailed geologic report of the relinquished area accompanied by maps at a scale of 1:50,000 and results of analyses and detailed expenditures, among others.

SECTION VI

DEVELOPMENT AND CONSTRUCTION PERIOD

6.1	Timetable - The Contractor shall complete the development of the mine including the construction of (production facilities within thirty six (36) months from the submission of the Declaration of Mining Project Feasibility, subject to such extension based on justifiable reasons as the Director may approve, upon recommendation of the Regional Director.

6.2	Reporting

a)
Annual - The Contractor shall submit, within sixty (60) days after December 31 of each year, to the Director through the concerned Regional Director, an annual report which states the major activities, achievements and detailed expenditures during the year covered, including maps, assays, rock and mineral analyses and progress geological and environmental reports during the Development and Construction Period.

b)
Final Report - Within six (6) months from the completion of the development and construction activities, the Contractor shall submit .a final report to the Director through the concerned Regional Director. Such report shall integrate all information in maps of appropriate scale and quality as well as in monographs or reports in accordance with international standards.

SECTION VII

OPERATING PERIOD

Timetable - The Contractor shall submit, within thirty (30) days before completion of mine development and construction of production facilities, to the Director through the concerned Regional Director, a Three Year-Commercial Operation Work Program. The Contractor shall commence commercial utilization immediately upon approval of the aforesaid Work Programs. Failure of the Contractor to commence Commercial Production within the period shall be considered a substantial breach of the Agreement

Commercial Operation Woric Program and Budget - During the Operating Period, the Contractor shall submit to the Director through the concerned Regional Director,. Work Programs covering a period of three (3) years each, which shall be submitted not later than thirty (30) days before the expiration of the period covered by the previous Woric Program.

The Contractor shall conduct mining operations and other activities for the duration of the Operating Period in accordance with the duly approved Work Programs and corresponding Budgets and any modification thereof shall be subject for approval by the Director.

7.1	Timetable - The Contractor shall submit, within thirty (30) days before completion of mine development and construction of production facilities, to the Director through the concerned Regional Director, a Three Year-Commercial Operation Work Program. The Contractor shall commence commercial utilization immediately upon approval of the aforesaid Work Programs. Failure of the Contractor to commence Commercial Production within the period shall be considered a substantial breach of the Agreement

7.2
Commercial Operation Woric Program and Budget - During the Operating Period, the Contractor shall submit to the Director through the concerned Regional Director,. Work Programs covering a period of three (3) years each, which shall be submitted not later than thirty (30) days before the expiration of the period covered by the previous Woric Program.

The Contractor shall conduct mining operations and other activities for the duration of the Operating Period in accordance with the duly approved Work Programs and corresponding Budgets and any modification thereof shall be subject for approval by the Director.

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7.3	Expansion and Modification of Facilities - The Contractor may make expansions, modifications, improvements, and replacements of the mining facilities and may add new facilities as the Contractor may consider necessary for the operations: Provided, That such plans shall be embodied in an appropriate Work Program approved by the Director.

7.4	Reporting

a)
Quarterly Reports - Beginning with the first Calendar Quarter following the commencement of the Operating Period, the Contractor shall submit, within thirty (30) days after the end of each Calendar Quarter, to the Director through the concerned Regional Director, a Quarterly Report stating the tonnage of production in terms of ores, concentrates, and their corresponding grades and other types of products; value, destination of sales or exports and to whom sold; terms of sales and expenditures.

b)
Annual Reports - During the Operating Period, the Contractor shall submit within sixty (60) days from the end of each Calendar Year, to the Director through the concerned Regional Director, indicating in sufficient detail:

b.l)
The total tonnage of ore reserves, whether proven, probable, or inferred, the total tonnage of ores, kind by kind, broken down between tonnage mined, tonnages transported from the minesite and their corresponding destination, tonnages stockpiled in die mine and elsewhere in the Philippines, tonnages sold or committed for export (whether actually shipped from the Philippines or not), tonnages actually shipped from the Philippines (with full details as to purchaser, destination and terms of sale), and if known to the Contractor, tonnages refined, processed or manufactured in the Philippines with full specifications as to die intermediate products, by-products or final products and of the terms at which they were disposed;

b.2)
Work accomplished and work in progress at the end of the year in question with respect to all the installations and facilities related to the utilization program, including the investment actually made or committed;

b.3)	Profile of work force, including management and stafiF, stating particularly their nationalities, and for Filipinos, their place of origin (i.e., barangay, town, province, region); and

b.4)	Ownership of the Contractor, particularly with respect to nationality.

              The Contractor shall also comply with other reporting requirements provided under Section 270 of the implementing rules and regulations of the Act.

SECTION VIII

FISCAL REGIME

8.1	General Principle - The fiscal regime of this Agreement shall be governed by the principle according to which fee Government expects a reasonable return in economic value for the utilization of non-renewable mineral resources under its national sovereignty while the Contractor expects a reasonable return on its investment with special account to be taken for the high risk of exploration, the terms and conditions prevailing elsewhere in the industry and any special efficiency to be gained by a particularly good performance of the Contractor.

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8.2
Registration Fees - Within fifteen (15) days upon receipt of the notice of approval of the MPSA from the concerned Regional Office, the Contractor shall cause the registration of this Agreement with the said Regional Office and pay the registration fee at the rate as provided in the existing rules and regulations, Failure of the Contractor to cause die registration of this Agreement within the prescribed period shall be sufficient ground for cancellation of the same.

8.3
Occupation Fees - Prior to registration of this Agreement and at the same date every year thereafter, the Contractor shall pay to the concerned Municipal/City Treasurer an occupation fee over the Contract Area at the annual rate as provided in the existing rules and regulations. If the fee is not paid on the date specified, die Contractor shall pay a surcharge of twenty five percentum (25%) of the amount due in addition to the occupation fees.

8.4
Share of the Government - The Government Share shall be the excise tax on mineral products at the time of removal and at die rate provided for in Republic Act No. 7729 amending Section 151 (a) of the National Internal Revenue Code, as amended, as well as other taxes, duties, and fees levied by existing laws.

For purposes of determining the amount of the herein Government Share, the Contractor shall strictly comply with the auditing and accounting requirements prescribed undo1 existing laws and regulations.

The Government Share shall be allocated in accordance with Sections 290 and 292 of Republic Act No. 7160, otherwise known as “The Local Government Code of 1991”.

8.5
Pricing of Sales - The Contractor shall endeavor to obtain the best achievable price for its production and pay the lowest achievable marketing commissions and related fees, The Contractor shall seek to strike a balance between long-term sales comparable to policies followed by independent producers in the international mining industry,

The Contractor shall likewise seek a balanced distribution among consumers. Insofar as sales to Contractor's affiliates arc concerned, prices shall be at arm’s length standard and competing offers for large scale and long-term contracts shall be procured. The Bureau shall be furnished a copy of the said Sales Agreement subject to confidentiality between the Bureau and the Contractor.

8.6
Associated Minerals - If minerals other than gold, silver and copper are discovered in commercial quantities in the Contract Area, the value thereof shall be added to the value of the principal mineral in computing the share of the Government.

SECTION IX

WORK PROGRAMS

9.1
Submission to Government - Within the periods stated herein, the Contractor shall prepare and submit to the Director through the concerned Regional Director, a Work Program and corresponding Budget for the Contract Area stating the Mining Operations and expenditures which the Contractor proposes to carry out during the period covered with the details and particulars set forth elsewhere in this Agreement or in the supporting documents.

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9.2
Government’s Examination and Revision of Work Program - Should the Government wish to propose a revision to a certain specific feature in the Work Program or Budget, it shall, within thirty (30) days after receipt thereof, provide a Notice to the Contractor specifying in reasonable detail its reasons therefor. Promptly thereafter, the Government and Contractor will meet and endeavor to agree on the revision proposed by the Government, In any event, the revision of any portion of said Work Program or Budget in which the Government shall fail to notify the Contractor of the proposed revision shall, insofar as possible, be carried out as prescribed herein. If the Government should fail within sixty (60) days from receipt thereof to notify Contractor of the proposed revisions, the Work Program and Budget proposed by the Contractor shall be deemed to be approved.

9.3
Contractor’s Changes to Work Program - It is recognized by the Gavemmeut and the Contractor that the details of any Work Program may require changes in the light of changing circumstances. The Contractor may make such changes; Provided, That it shall not change the general objective of the Work Program: Provided, further, that changes which entail a variance of at least twenty percentum (20%) shall be subject to the approval of the Director.

9.4	The Government’s approval of a proposed Work Program and Budget will not be unreasonably withheld.

SECTION X

ENVIRONMENTAL PROTECTION AND MINE SAFETY AND HEALTH

10.1
The Contractor shall manage its Mining Operations in a technically, financially, socially, culturally and environmentally responsible manner to achieve the sustainable development objectives and responsibilities as provided for under the implementing rules and regulations of the Act

10.2
The Contractor shall prepare a plan of mining so that its damage to the environment will be minimal. To the extent possible, control of pollution and the transformation of the mined-out areas or materials into economically and socially productive forms must be done simultaneously with mining.

10.3	The Contractor shall submit an Environmental Work Program during the Exploration Period as prescribed in the implementing rules and regulations of the Act.

10.4
An Environmental Compliance Certificate (ECC) shall be secured first by the Contractor prior to the conduct of any development works, construction of production facilities and/or mine production activities in the Contract Area.

10.5
The Contractor shall submit within thirty (30) Calendar days after the issuance and receipt of the ECC, an Environmental Protection and Enhancement Progranu(EPEP) using MGB Form No. 16-2 covering all areas to be affected by development, utilization and processing activities under this Agreement, The Contractor shall allocate for its initial environment-related capital expenditures approximately ten percent (10%) of the total project cost or in such amount depending on the environmental/geological condition, nature and scale of operations and technology to be employed in the Contract Area.

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10.6
The Contractor shall submit, within thirty (30) days prior to the beginning of every calendar year, an Annual Environmental Protection and Enhancement Program (AEPEP) using MGB Form 16-3 which shall be based on the approved EPEP. The AEPEP shall be implemented during the year for which it was submitted. To implement its AEPEP, the Contractor shall allocate annually three to five percent (3%- 5%) of its direct mining and milling costs depending on fixe environmental/geologic condition, nature and scale of operations and technology employed in the Contract Area.

10.7
The Contractor shall establish a Mine Rehabilitation Fund (MRF) based on the financial requirements of the approved EPEP as a reasonable environmental deposit to ensure satisfactory compliance with the commitments/Btrategies of the EPEP/AEPEP and availability of funds for the performance of the EPEP/AEPEP during the specific project phase. The MRF shall be deposited as Trust Fund in a government depository bank and shall be used for physical and social(rehabilitation of areas affected by raining activities and for research on the social, technical and preventive aspects of rehabilitation.

10.8
The Contractor shall set up mitigating measures such as mine waste and mill tailings disposal system, mine rehabilitation or plan, water quality monitoring, etc. to minimize land degradation, air and water pollution, acid rock drainage and changes in hydrogeology.

10.9	The Contractor shall set up an Environmental and Safety Office at its minesitc manned by qualified personnel to plan, implement and monitor its approved EPEP.

10.10
The Contractor shall be responsible in the monitoring of environmental safety and health conditions in the Contract Area and shall strictly comply with all the rules and regulations embodied under Mines Administrative Order No. MRD-51, Series of 1991, otherwise known as the “Revised Mine Safety Rules and Regulations”.

10.11
The Contractor shall be responsible for the submission of a final mine rehabilitation and/or decommissioning plans including its financial requirements and incorporating the details and particulars set forth in the implementing rules and regulations of the Act.

SECTION XI

RIGHTS AND OBLIGATIONS OF THE PARTIES

11.1	Obligations of the Contractor:

a)	To exclusively conduct sustainable Mining Operations within the Contract Area in accordance with the provisions of the Act and its implementing rules and regulations;

b)	To construct and operate any facilities specified under the Mineral Agreement or approved Work Program;

c)	To determine the exploration, mining and treatment process to be utilized in the Mining Operations;

d)	To extract, remove, use and dispose of any tailings as authorized by an approved Work Program;

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e)	To secure all permits necessary or desirable for the purpose of Mining Operations;

f)
To keep accurate technical records about the mining operations as well as financial and marketing accounts and make diem available to Government representatives authorised by the Director for the purpose of assessing the performance and compliancc of the Contractor with the terms of this Agreement. Authorized representatives of other Government Agencies may also have access to such accounts in accordance with existing laws, rules and regulations;

g)	To furnish the Bureau all the data and information gathered from the Contract Area and that all the books of accounts and records shall be open for inspection;

h)	To allow access to Government during reasonable hours in inspecting the Contract Area and examining pertinent records for purposes of monitoring compliance with the terms of this Agreement,

i)
To hold the Government free and harmless from all claims and accounts of all kinds, as well as demands and actions arising out of the accidents or injuries to persons or properties caused by Mining Operations of the Contractor and indemnify the Government for any expenses or costs incurred by the Government by reason of any such claims, accounts, demands or actions;

j)	In the development of the community:

j.l)
To recognize and respect the rights, customs and traditions of indigenous cultural communities over their ancestral lands and to allocate royalty payment of not less than one percent (1%) of the value of the gross output of minerals sold;

j.2)
To coordinate with proper authorities in the development of the mining community and for those living in the host and neighboring communities through social infrastructure, livelihood programs, education, water, electricity and medical services. Where traditional self-sustaining income and the community activities are identified to be present, the Contractor shall assist in the preservation and/or enhancement of such activities;

j.3)
 To allot annually a minimum of one percent (1%) of the direct mining and milling costs necessary to implement the activities undertaken in the development of the host and neighboring communities. Expenses for community development may be charged against the royalty payment of at least one percent (1%) of the gross output intended for the concerned indigenous cultural community;

j.4)
 To give preference to Filipino citizens who have established domicile in the neighboring communities, in the hiring of personnel for its mining operations. If necessary skills and expertise are currently not available, the Contractor must immediately prepare and undertake a training and recruitment program at its expense;

j.5)	To incorporate in the Mining Project Feasibility Study the planned expenditures necessary to implement (j.l) to (j.3) of this Section;

k)	In the development of Mining Technology and Geosciences:

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k.l)
 In the course of its operations, to produce geological, geophysical, geochemical and other types of maps and reports that are appropriate in scale and in format and substance which are consistent with the internationally accepted standards and practices. Such maps shall be made available to the scientific community in the most convenient and cost effective forms, subject to tho condition that the Contractor may delay release of said information for a reasonable period of time which shall not exceed three (3) years;

k.2)
To systematically keep fee data generated from the Contract/Mining Area such as cores, assays and other related information, including economic and financial data and make them accessible to students, researchers and other persons responsible for developing mining, geoscience and processing technology subject to the condition that the Contractor may delay release of data to the science and technology community within a reasonable period of time which shall not exceed three (3) years;

k.3)	To transfer to the Government or local mining company the appropriate technology it may adapt in the exploration, development and commercial utilization of the minerals in the Contract Area;

k.4)	To allocate research and development budget for the advancement of mining technology and geosciences in coordination with Bureau, research institutions, academe, etc.;

k.5)
To replicate data, maps and reports cited in (kl) and (k,2) and furnish the Bureau for archiving and systematic safekeeping which shall be made available to the science and technology community for conducting research and undertaking other activities which contribute to the development of mining, geoscience and processing technology and the corresponding national pool of manpower talents: Provided, however, that the release of data, maps and the like shall be similarly constrained in accordance with (k.1) and (k.2) above;

1)	To incorporate in the Mining Project Feasibility Study the planned expenditures necessary to implement all the plans and programs set forth in this Agreement; and

m)	To pay all other taxes and fees mandated by existing laws, rules and regulations.

11.2	Rights of the Contractor The Contractor shall have the right:

a)
To conduct Mining Operations within the confines of its Contract / Mining Area in accordance with the terms and conditions hereof and that it shall not interfere with the rights of other Contractors/Lessees/Operators/ Permittees;

b)	Of possession of the Contract Area, with full right of ingress and egress and the right to occupy the same, subjcct to surface and easement rights;

c)	To use and have access to aH declassified geological, geophysical, drilling, production and other data relevant to the mining operations;

d)	To sell, assign, transfer, convey or otherwise dispose of all its rights, interests and obligations under the Agreement subject to the approval of die Government;

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e)
To employ or bring into the Philippines foreign technical and specialized personnel, including the immediate members of their families as may be required in the operations of the Contractor, subject to applicable laws and regulations: Provided, That if the employment connection of such foreign persons with the Contractor ceases, the applicable laws and regulations on immigration shall apply to them. Eveiydme foreign technologies arc utilized and where alien executives are employed, an effective program of training understudies shall be undertaken. Alien employment shall be limited to technologies requiring highly specialized training and experience subject to the required approval under existing laws, rules and regulations;

f)	To enjoy easement rights and use of timber, water and other natural resources in the Contract Area subject to pertinent laws, rules and regulations and the rights of third parties;

g)	Of repatriation of capital and remittance of profits, dividends and interest on loans, subject to existing laws and Bangko Sentral rules and regulations; and

h)	To import when necessary all equipment, spare parts and raw materials required in the operations in accordance with existing laws and regulations.

11.3	Obligation of the Government The Government shall:

a)	Ensure that the Contractor has the Government’s full cooperation in the exercise of the rights granted to it under this Agreement;

b)	Use its best efforts to ensure the timely issuance of necessary permits and similar authorizing documents for use of the surface of the Contract Area; and

c)	To cooperate with the Contractor in its efforts to obtain financing contemplated herein from banks or other financial institutions: Provided, That such financing arrangements will in no event reduce the Contractor’s obligation on Government rights hereunder.

SECTION XII

ASSETS AND EQUIPMENT

12.1	The Contractor shall acquire for the Mining Operations only such assets that are reasonably estimated to be required in carrying out such Mining Operations.

12.2
All materials, equipment, plant and other installations erected or placed on the Contract Area of a movable nature by the Contractor shall remain die property of the Contractor. The Contractor shall have the right to remove and re-export such materials and equipment, plant and other installations from the Philippines, subject to existing rules and regulations. In case of cessation of Mining Operations on public lands occasioned by its voluntary abandonment or withdrawal, the Contractor shall have a period of one (1) year from the time of cessation within which to remove its improvements; otherwise, all social infrastructures and facilities shall be turned over or donated tax free to die proper government authorities, national or local, to ensure that said infrastructures and facilities are continuously maintained and utilized fay the host and neighboring communities.

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SECTION XIII

EMPLOYMENT AND TRAINING OF PHILIPPINE PERSONNEL

13.1
The Contractor agrees to employ, to the extent possible, qualified Filipino personnel in all types of mining operations for which they are qualified; and after Commercial Production commences shall, in consultation and with consent of die Government, prepare and undertake an extensive training programme suitable to Filipino nationals in all levels of employment. The objective of said programme shall be to reach within the time table set forth below the Mowing targets of “Filipinization”.

	Unskilled	Skilled	Clerical	Professional	Management
Year 1	100%	60%	100%	80%	70%
Year 3	100%	70%	100%	80%	70%
Year 5	100%	80%	100%	80%	80%
Year 7	100%	100%	100%	90%	90%
Year 10	100%	100%	100%	100%	100%
Year 15	100%	100%	100%	100%	100%

13.2	Cost and expenses of training such Filipino personnel and the Contractor’s own employees shall be included in the Operating Expenses.

13.3	The Contractor shall not discriminate on the basis of gender and shall respect the right of women workers to participate in policy and decision-making processes affecting their rights and benefits.

SECTION XIV

ARBITRATION

14.1
The Government and the Contractor shall consult with each other in good faith and shall exhaust all available remedies to settle any and all disputes or disagreements arising out of or relating to the validity, interpretations, enforceability, or performance of this Agreement before resorting to arbitration as provided for in Section 14.2 below.

14.2
Any disagreement or dispute which can not be settled amicably within a period of one (1) year from the time the issue was raised by a Party shall be settled by a tribunal of three (3) arbitrators. This tribunal shall be constituted as follows: one to be appointed by the Contractor and another to be appointed by the Secretary. The first two appointed arbitrators shall continue to consider names of qualified persons until agreement on a mutually acceptable Chairman of the tribunal is selected. Such arbitration shall be initiated and conducted pursuant to Republic Act No. 876, otherwise known as the “Arbitration Act”.

In any event, the arbitration shall be conduced applying the substantive laws of the Republic of the Philippines.

14.3	Each party shall pay fifty per centum (50%) of the fees and expenses of the Arbitrators and the costs of arbitration. Each party shall pay its own costs and attorney’s fee.

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SECTION XV

SUSPENSION OR TERMINATION OF CONTRACT,
TAX INCENTIVES AND CREDITS

15.1
This Agreement may be suspended for failure of the Contractor: (a) to comply with any provision or requirement of the Act and/or its implementing rules and regulations; (b) to pay taxes, fees and/or other charges demandable and due die Government,

15.2
This Agreement terminates or may be terminated for the Mowing causes: (a) expiration of its term, whether original or renewal; (b) withdrawal from the Agreement by the Contractor, (c) violation by the Contractor of the Agreement's terms and conditions; (d) failure to pay taxes, fees/or charges or financial obligations for two (2) consecutive years; (e) false statement or omission of facts by the Contractor, and (f) any other cause or reason provided under die Act and its implementing rules and regulations, or any other relevant laws and regulations.

15.3
All statements made in this Agreement shall be considered as conditions and essential parts hereof, and any falsehood in said statements or omission of facts which may alter, change or affect substantially the fact set forth in said statements shall be a ground for its revocation and termination.

15.4
The Contractor may, by giving due notice at any time during the term of this Agreement, apply for its cancellation due to causes which, in the opinion of the Contractor, render continued mining operation no longer feasible or viable. In this case, the Secretary shall decide on the application within thirty (30) days from notice: Provided, That the Contractor has met all the financial, fiscal and legal obligations.

15.5
No delay or omissions or course of dealing by the Government shall impair any of its rights under this Agreement, except in the case of a written waiver. The Government's right to seek recourse and relief by all other means shall not be construed as a waiver of any succeeding or other default unless the contrary intention is reduced in writing and signed by the party authorized to exercise the waiver.

15.6
In case of termination, the Contractor shall pay all the fees and other liabilities due up to the end of the year in which the termination becomes effective. The Contractor shall immediately cany out the restoration of the Contract Area in accordance with good mining industry practice.

15.7	The withdrawal by the Contractor from the Mineral Agreement shall not release it from any and all financial, environmental, legal and fiscal obligations under this Agreement;

15.8	The following acts or omission, inter alia shall constitute breach of contract upon which the Government may exercise its right to terminate the Agreement:

a)	Failure of the Contractor without valid reason to commence Commercial Production within the period prescribed; and

b)	Failure of the Contractor to conduct mining/quarrying operations and other activities in accordance with die approved Work Programs and/or any modification thereof as approved by the Director.

15.9	The Government may suspend and cancel tax incentives and credits if die Contractor fails to abide by the terms and conditions of said incentives and credits.

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SECTION XVI

OTHER PROVISIONS

16.1
Any terras and conditions resulting from repeal or amendment of any existing laws or regulation or from the enactment of a law, regulation or administrative order shall be considered a part of this Agreement.

16.2
Notice

All notices, demands and other communications required or permitted hereunder shall be made in writing, telex or telecopy and shall be deemed to have been duly given notice, in the case of telex or telecopy, if answered back or confirmation received, or if delivered by hand, upon receipt or ten days after being deposited in the mail, airmail postage prepaid and addressed as follows:

If to the Government:

    The Secretary
    Department of Environment and Natural Resources
    DENR Building , Visayas Avenue
    Diliman, Quezon City

If to the Contractor:

    MR. JAMES G. BELOY
    JABEL CORPORATION
    19 East Lawin Drive, Philam, Quezon City

Either party may substitute or change such address on notice thereof to the other party

16.3
Governing Law

This Agreement and the relation between the parties hereto shall be governed by and construed in accordance with the laws of the Republic of the Philippines. The Contractor hereby agrees and obliges itself to comply with the provisions of the Act, its implementing rules and regulations and other relevant laws and regulations.

16.4	Suspension of Obligation

a)	Any failure or delay on the part of any party in the performance of its obligation or duties hereunder shall be excused to the extent attributable to Force Majeure.

b)
If Mining Operations are delayed, curtailed or prevented by such Force Majeure causes, then the time for enjoying the rights and carrying out the obligations thereby affected, the term of this Agreement and all rights and obligations hereunder shall be extended for a period equal to the period involved.

c)	The Party, whose ability to perform its obligations is affected by such Force Majeure causes, shall promptly give Notice to the other in writing of any such delay or failure of

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16.5	Amendments This Agreement shall not be annulled, amended or modified in any respect except by mutual consent in writing of the herein parties.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the day and year first above written THE REPUBLIC OF THE PHILIPPINES

BY :

ANTONIO H. CERILLES
Secretary
Department of Environment and
Natural Resources

JABEL CORPORATION

BY:

JAMES G. BELOY
(President)

SIGNED IN THE PRESENCE OF :

(Signature over Printed Name)	(Signature over Printed Name)

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ACKNOWLEDGMENT

Republic of the Philippines)
Quezon City )

Before me, a Notary Public for and in the City of Quezon personally appeared HON. ANTONIO H. CERILLES, with Community Tax Certificate No. 9426710-F issued on January 1, 1999 at Dumalinao, Zamboanga del Sur, in his capacity as Secretary of the Department of Environment and Natural Resources and MR. JAMES G. BELOY, with Community Tax Certificate No. 01705735 issued on February 11, 1999 at Quezon City, in his capacity as President of Jabel Corporation, both known to me and to me known to be the same persons who executed the foregoing instrument consisting of twenty (20) pages, including this acknowledgment page, and acknowledged to me that the same is their voluntary acts and deeds.

IN WITNESS WHEREOF, I have hereunto set my hand and affix my notarial seal, this 29th day of December 1999.

Notary Public

Doc. No. 295
Page No. 59
Book No. III
Series of 1999

MINERAL PRODUCTION SHARING AGREEMENT
MPSA No. 141-99-CAR

This MINERAL PRODUCTION SHARING AGREEMENT (“Agreement") is made and entered into in Quezon City, Philippines, this 17th day of December 1999 by and between:

THE REPUBLIC OF THE PHILIPPINES, hereinafter referred to as the GOVERNMENT, represented in this act by the Secretary of the Department of Environment and Natural Resources, with offices at the Department of Environment and Natural Resources Building, Visayas Avenue, Diiiman, Quezon City

and

JABEL CORPORATION, a corporation duly organized and existing under the laws of the Republic of the Philippines, hereinafter referred to as the CONTRACTOR, with Offices at the 19 East Lawin Drive, Philam, Quezon City and represented in this act by its President, MR. JAMES G. BELOY, as authorized by its Board of Director (please refer to ANNEX “A”)

WITNESSETH :

WHEREAS, the 1987 Constitution of the Republic of the Philippines provides in Article XII, Section 2 thereof that all lands of the public domain, waters, minerals, coal, petroleum, and other natural resources are owned by the State and that their exploration, development and utilization shall be under the full control and supervision of the State;

WHEREAS, the Constitution further provides that the State may directly undertake such activities, or it may enter into a Co-Production, Joint Venture, or Mineral Production Sharing Agreement with Filipino citizens, or cooperatives, partnerships, corporations or associations at least sixty per centum of whose capitalization is owned by such citizens;

WHEREAS, pursuant to Republic Act No. 7942, otherwise known as “The Philippine Mining Act of 1995”, which took effect on 09 April 1995, the Secretary of the Department of Environment and Natural Resources is authorized to enter into Mineral Production Sharing Agreements in furtherance of the objectives of the Government and the Constitution to bolster the national economy through sustainable and systematic development and utilization of mineral lands;

WHEREAS, the Government desires to avail itself of the financial resources, technical competence and skill which the Contractor is capable of applying to the mining operations of the project contemplated herein;

WHEREAS, the Contractor desires to join and assist the Government in the sustainable development and utilization for commercial purposes of gold, silver, copper existing in the Contract Area (as hereinafter defined) and any other minerals which may be discovered in such Contract Area;

WHEREAS, the Contractor has access to all the financing, technical competence, technology and environmental management skills required to promptly and effectively carry out the objectives of this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants, terms and conditions hereinafter set forth, it is hereby stipulated and agreed as follows:

SECTION I

SCOPE

1.1
This Agreement is a Mineral Production Sharing Agreement entered into pursuant to the provisions of the Act and its implementing rules and regulations. The primary purpose of this Agreement is to provide for the sustainable development and commercial utilization of gold, silver, copper and other associated mineral deposits existing within the Contract Area, with all necessary services, technology and financing to be furnished or arranged by the Contractor in accordance with the provisions of this Agreement. The Contractor shall not, by virtue of this Agreement, acquire any title over the Contract/Mining Area without prejudice to the acquisition by the Contractor of the land/surface rights through any mode of acquisition provided for by law.

1.2
The Contractor shall undertake and execute, for and on behalf of the Government, sustainable mining operations in accordance with the provisions of this Agreement, and is hereby constituted and appointed, for the purpose of this Agreement, as the exclusive entity to conduct mining operations in the Contract Area.

1.3	The Contractor shall assume all the exploration risk such that if no minerals in commercial quantity are developed and produced, it will not be entitled to reimbursement.

1.4
During the term of this Agreement, the total value of production and sale of minerals derived from the mining operations contemplated herein shall be accounted for and divided between the Government and the Contractor in accordance with Section VIII hereof

SECTION II

DEFINITIONS

As used in this Agreement, the following words and terms , whether singular or plural, shall have the following respective meaning :

2.1	“Act” refers to Republic Act No. 7942, otherwise known as the “Philippine Mining Act of 1995”

2.2	Agreement means this Mineral Production Sharing Agreement

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2.3	Associated Minerals mean other ores/minerals which occur together with the principal ore/mineral.

2.4	Bangko Sentral means Bangko Sentral ng Pilipinas.

2.5	Budget means an estimate of expenditures to be made by Contractor in mining operations contemplated hereunder to accomplish the Work Program for each particular period.

2.6
Calendar Year or Year means a period of twelve (12) consecutive months starting with the first day of January and ending on December 31, while “Calendar Quarter” means a period of three consecutive months with the first calendar quarter starting with the first day of January.

2.7
Commercial Production means the production of sufficient quantity of minerals to sustain economic viability of mining operations reckoned from the date of commercial operation as declared by the Contractor or as stated in the feasibility study, whichever comes first.

2.8
Constitution or Philippine Constitution means the 1987 Constitution of the Republic of the Philippines adopted by the Constitutional Convention of 1986 on October 15, 1986 and ratified by the People of the Republic of the Philippines on February 2, 1987.

2.9
Contract Area means the area onshore or offshore delineated under the Mineral Production Sharing Agreement subject to the relinquishment obligations of the Contractor and properly defined by latitude and longitude or bearing and distance

2.10	Contract Year means a period of twelve (12) consecutive months counted from the Effective Date of this Agreement or from the anniversary of such Effective Date.

2.11
Contractor means JABEL CORPORATION or its assignee or assignees of interest under this Agreement: Provided, That the assignment of any of such interest is accomplished pursuant to the pertinent provisions of the implementing rules and regulations of the Act.

2.12
Declaration of Mining Feasibility means a document proclaiming the presence of minerals in a specific site that are recoverable by socially acceptable, environmentally safe and economically sound methods specified in the Mine Development Plan.

2.13	Department or DENR means the Department of Environment and Natural Resources.

2.14	Director means the Director of Mines and Geosciences Bureau.

2.15
Effective Date means the date of execution of this Agreement by the Contractor and by the Secretary on behalf of the Government. In case an Exploration Permit/Temporary Exploration Permit had been availed of by the Contractor, the Effective Date of this Agreement shall be the date of issuance of said Exploration Permit/Temporary Exploration Permit.

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2.16	Environment means all facets of man s surroundings: physical, ecological, aesthetic, cultural, economic, historic, institutional and social.

2.17
Exploration means searching or prospecting for mineral resources by geological, geophysical and geochemical surveys, remote sensing, test pitting, trenching, drilling, shaft sinking, tunneling, or any other means for the purpose of determining the existence, extent, quality, and quantity of mineral resources and the feasibility of mining them for profit.

2.18
Exploration Period shall mean the time period from the Effective Date of this Agreement which shall be for two (2) years, renewable for like periods but not to exceed a total term of six (6) years: Provided, That the Contractor has complied with all the requirements of the implementing rules and regulations of the Act,

2.19
Force Maieure means acts or circumstances beyond the reasonable control of the Contractor including, but not limited to war, rebellion, insurrection, riots, civil disturbances, blockade, sabotage, embargo, strike, lockout, any dispute with surface owners and other labor disputes, epidemics, earthquake, storm, flood, or other adverse weather conditions, explosion, fire, adverse action by the Government or by any of its instrumentality or subdivision thereof, act of God or any public enemy and any cause as herein described over which the affected party has no reasonable control.

2.20	Foreign Exchange means any currency other than the currency of the Republic of the Philippines acceptable to the Government and the Contractor.

2.21	Government means the Government of the Republic of the Philippines or any of its agencies and instrumentalities.

2.22
Gross Output means the actual market value of the minerals or mineral products from each mine or mineral land operated as a separate entity, without any deduction for mining, processing, refining, transporting, handling, marketing, or any other expenses: Provided, That if the minerals or mineral products are sold or consigned abroad by the Contractor under C.I.F. terms, the actual cost of ocean freight and insurance shall be deducted: Provided further, That in the case of mineral concentrates which are not traded in commodity exchanges in the Philippines or abroad such as copper concentrate, the actual market value shall be the world price quotation of the refined mineral products contained thereof prevailing in the said commodity exchanges, after deducting the smelting ,refining, treatment, insurance, transportation and other charges incurred in the process of converting mineral concentrates into refined metal traded in those commodity exchanges.

2.23	Mine Development refers to work undertaken to prepare an ore body or a mineral deposit for mining, including the construction of necessary infrastructure and related facilities.

2.24
Minerals mean all naturally occurring inorganic substances in solid, liquid, gas or any intermediate state excluding energy materials such as coal, petroleum, natural gas, radioactive materials and geothermal energy.

2.25
Mineral Products mean materials derived from mineral ores/rocks and prepared into marketable state by metallurgical processes which include beneficiation, cyanidation, leaching, smelting, calcination and other similar processes.

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2.26
Mining Area means that portion of the Contract Area identified by the Contractor as defined and delineated in a Survey Plan duly approved by the Director/concerned Regional Director for purposes of development and/or utilization and sites for support facilities.

2.27	Mining Operations means mining activities involving exploration, feasibility study, environmental impact assessment, development, utilization, mineral processing, and mine rehabilitation.

2.28	Notice means notice in writing, telex or telecopy (authenticated by answer back or confirmation received) addressed or sent as provided in Section 16.2 of this Agreement.

2.29	Ore means naturally occurring substance or material from which a mineral or element can be mined and/or processed for profit.

2.30
Pollution means any alteration of the physical, chemical and/or biological properties of any water, air and/or land resources of the Philippines, or any discharge thereto of any liquid, gaseous or solid wastes or any production of unnecessary noise or any emission of objectionable odor, as will or is likely to create or render such water, air, and land resources harmful, detrimental or injurious to public health, safety or welfare or which will adversely affect their utilization for domestic, commercial, industrial, agricultural, recreational or other legitimate purposes.

2.31	Secretary means the Secretary of the Department of Environment and Natural Resources.

2.32	State means the Republic of the Philippines.

2.33
Work Program means a document which presents the plan of major mining operations and the corresponding expenditures of the Contractor in its Contract Area during a given period of time, including the plan and expenditures for development of host and neighboring communities and of local geoscience and mining technology, as submitted and approved in accordance with the implementing rules and regulations of the Act.

SECTION III

TERM OF AGREEMENT

3.1
This Agreement shall have a term of twenty-five (25) years from Effective Date, and may be renewed thereafter for another term not exceeding twenty five (25) years. The renewal of this Agreement, as well as the changes in the terms and conditions thereof, shall be upon mutual consent by the parties. In the event the Government decides to allow mining operations thereafter by other Contractor, this must be through competitive public bidding. After due publication of notice, the Contractor shall have the right to equal the highest bid upon reimbursement of all reasonable expenses of the highest bidder.

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SECTION IV

CONTRACT AREA

Size, Shape, and Location of Contract Area. This Agreement covers a total area of two hundred ninety seven hectares (297 has.), situated at Sitio Patok-Pias, Municipality of Baay-Licuan, Province of Abra and bounded by the following geographical coordinates (please refer to ANNEX “B” - 1:50,000 scale Location Map/Sketch Plan):

POINT	LATITUDE	LONGITUDE
1	17°31'26.366”	120°50,44.366”
2	17°31'55.643”	120°50’44.366”
3	17°32'05.643”	120°50’54.537”
4	17°32'05.402"	120°50’54.537”
5	17°32'05.402”	120°51’04.708”
6	17°32'24.920”	120°51'04.708”
7	17°32’24.920”	120°51'14.879”
8	17°32’34.679”	120°51’14.879”
9	17°32’34.679”	120°51’35.221”
10	I7°32’15.16r	120°51'35.221”
11	17032’15,161”	120°52’05.734”
12	17°31'45.884”	120°52’05.734”
13	17°31’45.884”	120°51’45.392”
14	17°31'36.125”	120°51'45.392”
15	17031'36.125”	120°50’54,537”
16	17°31'26.366”	120°50’54.537

SECTION V

EXPLORATION PERIOD

5.1
Timetable for Exploration - The Contractor shall commence Exploration activities not later than three (3) months after the Effective Date for a period of two (2) years, renewable for like periods but not to exceed a total term of six (6) years, subject to annual review and approval by the Director to evaluate compliance with the terms and conditions of this Agreement.

A one-time non-renewable Temporary Exploration Permit with a period not exceeding one (I) year may be issued by the Director, upon request of the applicant, when the Mineral Agreement is recommended to the Secretary for approval. The Period of such Temporary Exploration Permit shall be included as part of the Exploration Period of this Agreement. In the event this Agreement is disapproved by the Secretary, the Temporary Exploration Permit shall be deemed automatically cancelled.

5.2
Work Programs and Budgets - The Contractor shall strictly comply with the approved Exploration and Environmental Work Programs together with (heir corresponding Budgets (please refer to ANNEXES “C” and “D”).

The amount to be spent by the Contractor in conducting exploration activities under the terms of this Agreement during the Exploration Period shall be in the aggregate of not less than that specified for each of the Contract Years, as follows:

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For the Exploration Work Program:

1st Contract Year	:	PhP 2,185,000.00
2nd Contract Year:	:	PhP 6,185,000.00

Total	:	PhP 8,370,000.00

For the Environmental Work Program
Total	:	PhP 3,500,000.00

In the event of extension of the Exploration Period, the amount to be spent every year shall first be agreed upon by the parties.

In the event of termination of this Agreement, the Contractor shall only be obliged to expend the pro-rata amount for the period of such Contract Year prior to termination. If during any Contract Year, the Contractor should expend more than the amount to be expended as provided above, the excess may be subtracted from the amount required to be expended by the Contractor during the succeeding Contract Years, and should the Contractor, due to unforeseen circumstances or with the consent of the Government, expend less during a year, then the deficiency shall be applied to the amount to be expended during the succeeding Contract Years.

5.3
Relinquishment of Total/Portion of the Contract Area - During the Exploration Period, the Contractor may relinquish totally or partially the original Contract Area. After the Exploration Period and prior to or upon approval of the Declaration of Mining Project Feasibility, the Contractor shall finally relinquish any portion of the Contract Area not necessary for mining operations and not covered by any Declaration of Mining Project Feasibility.

Each Mining Area after final relinquishment shall not be more than two thousand (2,0) hectares for non-metallic minerals.

The Contractor may be allowed by the Director, with the approval of the Secretary, to hold a larger mining area depending upon the nature of the mineral deposit subject to verification and evaluation by the Bureau as to the technical/financial capability of the Contractor.

5.4
Survey of the Contract Area - The Contractor shall cause the survey of the perimeter of the Contract Area through an application for survey, complete with requirements, filed with the concerned Regional Office simultaneous with the submission of the Declaration of Mining Project Feasibility, Survey returns shall be submitted to the concerned Regional Director for approval within one (1) year from receipt of the Order of Survey complete with the mandatory requirements stated in the implementing rules and regulations of the Act.

5.5
Declaration of Mining Project Feasibility - During the Exploration Period, the Contractor shall submit to the Director through the concerned Regional Director, a Declaration of Mining Project Feasibility together with a Mining Project Feasibility Study, a Three (3)-Year Development and Construction or Commercial Operation Work Program, a complete geologic report of the area and an Environmental Compliance Certificate. The Mining Project Feasibility Study and Work Program are subject to approval by the Director.

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Failure of the Contractor to submit a Declaration of Mining Project Feasibility during the Exploration Period shall be considered a substantial breach of this Agreement.
5.6	Reporting
a)
Periodic Reports - During the Exploration Period, the Contractor shall submit to the Director through the concerned Regional Director, quarterly and annual accomplishment reports under oath on all activities conducted in the Contract Area from the Effective Date of this Agreement. The quarterly report shall be submitted not later than fifteen (15) days at the end of each Calendar Quarter while the annual accomplishment report shall be submitted not later than thirty (30) days from the end of each Calendar Year. Such information shall include detailed financial expenditures, raw and processed geological, geochemical, geophysical and radiometric data plotted on a map at a minimum 1:50,000 scale, copies of originals of assay results, duplicated samples, field data, copies of originals from drilling reports, maps, environmental work program implementation and detailed expenditures showing discrepancies/deviations with approved exploration and environmental plans and budgets as well as all other information of any kind collected during the exploration activities. All information submitted to the Bureau shall be subject to the confidentiality clause of this Agreement.

b)
Final Report - The Contractor shall submit to the Director through the concerned Regional Director, a final report under oath upon the expiration of the Exploration Period which shall be in the form and substance comparable to published professional reports of respectable international institutions and shall incorporate all the findings in the Contract Area including location of samples, assays, chemical analysis, and assessment of mineral potentials together with a geologic map of 1:50,000 scale at the minimum showing the results of the exploration. Such report shall also include detailed expenditures incurred during the Exploration Period. In case of diamond drilling, the Contractor shall, upon request of the Director/concerned Regional Director, submit to the Regional Office a quarter of the core samples which shall be deposited in the Regional Office Core Library for safekeeping and reference,

c)
Relinquishment Report - The Contractor shall submit a separate relinquishment report with a detailed geologic report of the relinquished area accompanied by maps at a scale of 1:50,000 and results of analyses and detailed expenditures, among others.

SECTION VI

DEVELOPMENT AND CONSTRUCTION PERIOD

6.1
Timetable - The Contractor shall complete the development of the mine including the construction of production facilities within thirty six (36) months from the submission of the Declaration of Mining Project Feasibility, subject to such extension based on justifiable reasons as the Director may approve, upon recommendation of the Regional Director.

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6.2	Reporting
a)
Annual - The Contractor shall submit, within sixty (60) days after December 31 of each year, to the Director through the concerned Regional Director, an annual report which states the major activities, achievements and detailed expenditures during the year covered, including maps, assays, rock and mineral analyses and geological and environmental reports progress during the Development and Construction Period.

b)
Final Report - Within six (6) months from the completion of the development and construction activities, the Contractor shall submit a final report to the Director through the concerned Regional Director. Such report shall integrate all information in maps of appropriate scale and quality as well as in monographs or reports in accordance with international standards.

SECTION VII OPERATING PERIOD
7.1
Timetable - The Contractor shall submit, within thirty (30) days before completion of mine development and construction of production facilities, to the Director through the concerned Regional Director, a Three Year-Commercial Operation Work Program. The Contractor shall commence commercial utilization immediately upon approval of the aforesaid Work Program. Failure of the Contractor to commence Commercial Production within the period shall be considered a substantial breach of the Agreement.

7.2
Commercial Operation Work Program and Budget - During the Operating Period, the Contractor shall submit to the Director through the concerned Regional Director, Work Programs and Budgets covering a period of three (3) years each, which shall be submitted not later than thirty (30) days before the expiration of the period covered by the previous Work Program.

The Contractor shall conduct Mining Operations and other activities for the duration of the Operating Period in accordance with the duly approved Work Programs and corresponding Budgets and any modification thereof shall be subject to approval by the Director.

7.3
Expansion and Modification of Facilities - The Contractor may make expansions, modifications, improvements, and replacements of the mining facilities and may add new facilities as the Contractor may consider necessary for the operations: Provided, That such plans shall be embodied in an appropriate Work Program approved by the Director.

7.4	Reporting
a)
Quarterly Reports - Beginning with the first Calendar Quarter following the commencement of the Operating Period, the Contractor shall submit, within thirty (30) days after the end of each Calendar Quarter, to the Director through the concerned Regional Director, a Quarterly Report stating the tonnage of production in terms of ores, concentrates, and their corresponding grades and other types of products; value, destination of sales or exports and to whom sold; terms of sales and expenditures.

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b)
Annual Reports - During the Operating Period, the Contractor shall submit within sixty (60) days from the end of each Calendar Year, to the Director through the concerned Regional Director, indicating in sufficient detail:

b.1)
The total tonnage of ore reserves, whether proven, probable, or inferred, the total tonnage of ores, kind by kind, broken down between tonnage mined, tonnages transported from the minesite and their corresponding destination, tonnages stockpiled in the mine and elsewhere in the Philippines, tonnages sold or committed for export (whether actually shipped from the Philippines or not), tonnages actually shipped from the Philippines (with full details as to purchaser, destination and terms of sale), and if known to the Contractor, tonnages refined, processed or manufactured in the Philippines with full specifications as to the intermediate products, by-products or final products and of the terms at which they were disposed;

b.2)
Work accomplished and work in progress at the end of the year in question with respect to all the installations and facilities related to the utilization program, including the investment actually made or committed;

	b.3)	Profile of work force, including management and staff, stating particularly their nationalities, and for Filipinos, their place of origin (i.e., barangay, town, province, region); and
	b.4)	Ownership of the Contractor, particularly with respect to nationality.
The Contractor shall also comply with other reporting requirements provided under Section 270 of the implementing rules and regulations of the Act.
SECTION VIII FISCAL REGIME
8.1
General Principle - The fiscal regime of this Agreement shall be governed by the principle according to which the Government expects a reasonable return in economic value for the utilization of non-renewable mineral resources under its national sovereignty while the Contractor expects a reasonable return on its investment with special account to be taken for the high risk of exploration , the terms and conditions prevailing elsewhere in the industry and any special efficiency to be gained by a particularly good performance of the Contractor.

8.2
Registration Fees - Within fifteen (15) days upon receipt of the notice of approval of the MPSA from the concerned Regional Office, the Contractor shall cause the registration of this Agreement with the said Regional Office and pay the registration fee at the rate provided in the existing rules and regulations. Failure of the Contractor to cause the registration of this Agreement within the prescribed period shall be sufficient ground for cancellation of the same.

8.3	Occupation Fees - Prior to registration of this Agreement and at the same date every year thereafter, the Contractor shall pay to the concerned Municipal/City Treasurer an occupation fee over the Contract Area at the annual rate provided in the existing rules and regulations. If the fee is not paid on the date specified, the Contractor shall pay a surcharge of twenty five percentum (25%) of the amount due in addition to the occupation fees.

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8.4
Share of the Government - The Government Share shall be the excise tax on mineral products at the time of removal and at the rate provided for in Republic Act No. 7729 amending Section 151 (a) of the National Internal Revenue Code, as amended, as well as other taxes, duties, and fees levied by existing laws.

For purposes of determining the amount of the herein Government Share, the Contractor shall strictly comply with the auditing and accounting requirements prescribed under existing laws and regulations.

The Government Share shall be allocated in accordance with Sections 290 and 292 of Republic Act No. 7160, otherwise known as “The Local Government Code of 1991”.

8.5
Pricing of Sales - The Contractor shall endeavor to obtain the best achievable price for its production and pay the lowest achievable marketing commissions and related fees. The Contractor shall seek to strike a balance between long-term sales comparable to policies followed by independent producers in the international mining industry.

The Contractor shall likewise seek a balanced distribution among consumers. Insofar as sales to Contractor’s affiliates are concerned, prices shall be at arm’s length standard and competing offers for targe scale and long-term contracts shall be procured. The Bureau shall be furnished a copy of the said Sales Agreement subject to confidentiality between the Bureau and the Contractor.

8.6
Associated Minerals - If minerals other than gold, silver, copper are discovered in commercial quantities in the Contract Area, the value thereof shall be added to the value of the principal mineral in computing the share of the Government.

SECTION IX WORK PROGRAMS
9.1
Submission to Government - Within the periods stated herein, the Contractor shall prepare and submit to the Director through the concerned Regional Director, a Work Program and corresponding Budget for the Contract Area stating the Mining Operations and expenditures which the Contractor proposes to carry out during the period covered with the details and particulars set forth elsewhere in this Agreement or in the supporting documents.

9.2
Government’s Examination and Revision of Work Program - Should the Government wish to propose a revision to a certain specific feature in the Work Program or Budget, it shall, within thirty (30) days after receipt thereof, provide a Notice to the Contractor specifying in reasonable detail its reasons therefor. Promptly thereafter, the Government and Contractor will meet and endeavor to agree on the revision proposed by the Government. In any event, the revision of any portion of said Work Program or Budget in which the Government shall fail to notify the Contractor of the proposed revision shall, insofar as possible, be carried out as prescribed herein. If the Government should fail within sixty (60) days from receipt thereof to notify Contractor of the proposed revisions, the Work Program and Budget proposed by the Contractor shall be deemed to be approved.

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9.3
Contractor’s Changes to Work Program - It is recognized by the Government and the Contractor that the details of any Work Program may require changes in the light of changing circumstances. The Contractor may make such changes: Provided, That it shall not change the general objective of the Work Program: Provided further, That changes which entail a variance of at least twenty percentum (20%) shall be subject to the approval of the Director.

9.4	The Government’s approval of a proposed Work Program and Budget will not be unreasonably withheld.
SECTION X ENVIRONMENTAL PROTECTION AND MINE SAFETY AND HEALTH
10.1
The Contractor shall manage its Mining Operations in a technically, financially, socially, culturally and environmentally responsible manner to achieve the sustainable development objectives and responsibilities as provided for under the implementing rules and regulations of the Act;

10.2
The Contractor shall prepare a plan of mining so that its damage to the environment will be minimal. To the extent possible, control of pollution and the transformation of the mined-out areas or materials into economically and socially productive forms must be done simultaneously with mining;

10.3	The Contractor shall submit an Environmental Work Program during the Exploration Period as prescribed in the implementing rules and regulations of the Act;
10.4
An Environmental Compliance Certificate (ECC) shall be secured first by the Contractor prior to the conduct of any development works, construction of production facilities and/or mine production activities in the Contract Area;

10.5
The Contractor shall submit within thirty (30) Calendar days after the issuance and receipt of the ECC, an Environmental Protection and Enhancement Program (EPEP) using MGB Form No. 16-2 covering all areas to be affected by development, utilization and processing activities under this Agreement. The Contractor shall allocate for its initial environment-related capital expenditures approximately ten percent (10%) of the total project cost or in such amount depending on the environmental/geological condition, nature and scale of operations and technology to be employed in the Contract Area;

10.6
The Contractor shall submit, within thirty (30) days prior to the beginning of every calendar year, an Annual Environmental Protection and Enhancement Program (AEPEP), using MGB Form 16-3, which shall be based on the approved EPEP. The AEPEP shall be implemented during the year for which it was submitted. To implement its AEPEP, the Contractor shall allocate annually three to five percent (3%-5%) of its direct mining and milling costs depending on the environmental/geologic condition, nature and scale of operations and technology employed in the Contract Area;

10.7
The Contractor shall establish a Mine Rehabilitation Fund (MRF) based on the financial requirements of the approved EPEP as a reasonable environmental deposit to ensure satisfactory compliance with the commitments/strategies of the EPEP/AEPEP and availability of funds for the performance of the EPEP/AEPEP during the specific project phase. The MRF shall be deposited as Trust Fund in a government depository bank and shall be used for physical and social rehabilitation of areas affected by mining activities and for research on the social, technical and preventive aspects of rehabilitation;

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10.8
The Contractor shall set up mitigating measures such as mine waste and mill tailings disposal system, mine rehabilitation or plan, water quality monitoring, etc to minimize land degradation, air and water pollution, acid rock drainage and changes in hydrogeology;

10.8	The Contractor shall set up an Environmental and Safety Office at its minesite manned by qualified personnel to plan, implement and monitor its approved EPEP;
10.10
1010 The Contractor shall be responsible in the monitoring of environmental safety and health conditions in the Contract Area and shall strictly comply with all the ailes and regulations embodied under Mines Administrative Order No. MRD-51, Series of 1991, otherwise known as the “Revised Mine Safety Rules and Regulations”;

10.11
The Contractor shall be responsible for the submission of a final mine rehabilitation and/or decommissioning plans including its financial requirements and incorporating the details and particulars set forth in the implementing rules and regulations of the Act.

SECTION XI RIGHTS AND OBLIGATIONS OF THE PARTIES
11.1	Obligations of the Contractor:
	a)	To exclusively conduct sustainable Mining Operations within the Contract Area in accordance with the provisions of the Act and its implementing rules and regulations;
	b)	To construct and operate any facilities specified under the Mineral Agreement or approved Work Program;
	c)	To determine the exploration, mining and treatment process to be utilized in the Mining Operations;
	d)	To extract, remove, use and dispose of any tailings as authorized by an approved Work Program;
	e)	To secure all permits necessary or desirable for the purpose of Mining Operations,
f)
To keep accurate technical records about the mining operations as well as financial and marketing accounts and make them available to Government representatives authorized by the Director for the purpose of assessing the performance and compliance of the Contractor with the terms of this Agreement. Authorized representatives of other Government Agencies may also have access to such accounts in accordance with existing laws, rules and regulations;

13

g)	To furnish the Bureau all the data and information gathered from the Contract Area and that all the books of accounts and records shall be open for inspection;
h)	To allow access to Government during reasonable hours in inspecting the Contract Area and examining pertinent records for purposes of monitoring compliance with the terms of this Agreement;
i)
To hold the Government free and harmless from ail claims and accounts of all kinds, as well as demands and actions arising out of the accidents or injuries to persons or properties caused by Mining Operations of the Contractor and indemnify the Government for any expenses or costs incurred by the Government by reason of any such claims, accounts, demands or actions;

j)	In the development of the community:
j.1)
To recognize and respect the rights, customs and traditions of indigenous cultural communities over their ancestral lands and to allocate royalty payment of not less than one percent (1%) of the value of the gross output of minerals sold;

j.2)
To coordinate with proper authorities in the development of the mining community and for those living in the host and neighboring communities through social infrastructure, livelihood programs, education, water, electricity and medical services. Where traditional self-sustaining income and the community activities are identified to be present, the Contractor shall assist in the preservation and/or enhancement of such activities;

j.3)
To allot annually a minimum of one percent (1%) of the direct mining and milling costs necessary to implement the activities undertaken in the development of the host and neighboring communities. Expenses for community development may be charged against the royalty payment of at least one percent (1%) of the gross output intended for the concerned indigenous cultural community,

j.4)
To give preference to Filipino citizens who have established domicile in the neighboring communities, in the hiring of personnel for its mining operations. If necessary skills and expertise are currently not available, the Contractor must immediately prepare and undertake a training and recruitment program at its expense;

j.5)	To incorporate in the Mining Project Feasibility Study the planned expenditures necessary to implement (j.l) to (j.3) of this Section;
k)	In the development of Mining Technology and Geosciences:
k.1)	In the course of its operations, to produce geological, geophysical, geochemical and other types of maps and reports that are appropriate in scale and in format and substance which are consistent with the internationally accepted standards and practices. Such maps shall be made available to the scientific community in the most convenient and cost effective forms, subject to the condition that the Contractor may delay release of said information for a reasonable period of time which shall not exceed three (3) years;

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k.2)
To systematically keep the data generated from the Contract/Mining Area such as cores, assays and other related information, including economic and financial data and make them accessible to students, researchers and other persons responsible for developing mining, geoscience and processing technology subject to the condition that the Contractor may delay release of data to the science and technology community within a reasonable period of time which shall not exceed three (3) years;

	k.2)	To transfer to the Government or local mining company the appropriate technology it may adapt in the exploration, development and commercial utilization of the minerals in the Contract Area;
	k.2)	To allocate research and development budget for the advancement of mining technology and geosciences in coordination with the Bureau, research institutions, academe, etc.;
k.2)
To replicate data, maps and reports cited in (k.t) and (k.2) and furnish the Bureau for archiving and systematic safekeeping which shall be made available to the science and technology community for conducting research and undertaking other activities which contribute to the development of mining, geoscience and processing technology and the corresponding national pool of manpower talents: Provided, however, that the release of data, maps and the like shall be similarly constrained in accordance with (k.l) and (k.2) above;

	l)	To incorporate in the Mining Project Feasibility Study the planned expenditures necessary to implement all the plans and programs set forth in this Agreement; and
	m)	To pay all other taxes and fees mandated by existing laws, rules and regulations.
11.2	Rights of the Contractor The Contractor shall have the right:
a)
To conduct Mining Operations within the confines of its Contract/Mining Area in accordance with the terms and conditions hereof and that it shall not interfere with the rights of other Contractors/Lessees/Operators/ Permittees;

	b)	Of possession of the Contract Area, with full right of ingress and egress and the right to occupy the same, subject to surface and easement rights;
	c)	To use and have access to all declassified geological, geophysical, drilling, production and other data relevant to the mining operations;
	d)	To sell, assign, transfer, convey or otherwise dispose of all its rights, interests and obligations under the Agreement subject to the approval of the Government;
e)
To employ or bring into the Philippines foreign technical and specialized personnel, including the immediate members of their families as may be required in the operations of the Contractor, subject to applicable laws and regulations: Provided, That if the employment connection of such foreign persons with the Contractor ceases, the applicable laws and regulations on immigration shall apply to them. Everytime foreign technologies are utilized and where alien executives are employed, an effective program of training understudies shall be undertaken. The alien employment shall be limited to technologies requiring highly specialized training and experience subject to the required approval under existing laws, rules and regulations;

15

	f)	To enjoy easement rights and use of timber, water and other natural resources in the Contract Area subject to pertinent laws, rules and regulations and the rights of third parties;
	g)	Of repatriation of capital and remittance of profits, dividends and interest on loans, subject to existing laws and Bangko Sentral rules and regulations; and
	h)	To import when necessary all equipment, spare parts and raw materials required in the operations in accordance with existing laws and regulations.
11.3	Obligation of the Government The Government shall:
	a)	Ensure that the Contractor has the Government’s Hill cooperation in the exercise of the rights granted to it under this Agreement;
	b)	Use its best efforts to ensure the timely issuance of necessary permits and similar authorizing documents for use of the surface of the Contract Area; and
c)
To cooperate with the Contractor in its efforts to obtain financing contemplated herein from banks or other financial institutions: Provided, That such financing arrangements will in no event reduce the Contractor's obligation on Government rights hereunder.

SECTION XII ASSETS AND EQUIPMENT
12.1	The Contractor shall acquire for the Mining Operations only such assets that are reasonably estimated to be required in carrying out such Mining Operations.
12.2
All materials, equipment, plant and other installations erected or placed on the Contract Area of a movable nature by the Contractor shall remain the property of the Contractor. The Contractor shall have the right to remove and re-export such materials and equipment, plant and other installations from the Philippines, subject to existing rules and regulations. In case of cessation of Mining Operations on public lands occasioned by its voluntary abandonment or withdrawal, the Contractor shall have a period of one (1) year from the time of cessation within which to remove its improvements; otherwise, all social infrastructures and facilities shall be turned over or donated tax free to the proper government authorities, national or local, to ensure that said infrastructures and facilities are continuously maintained and utilized by the host and neighboring communities.

16

SECTION XIII

EMPLOYMENT AND TRAINING OF PHILIPPINE PERSONNEL

13.1
The Contractor agrees to employ, to the extent possible, qualified Filipino personnel in all types of mining operations for which they are qualified; and after Commercial Production commences shall, in consultation and with consent of the Government, prepare and undertake an extensive training programme suitable to Filipino nationals in all levels of employment. The objective of said programme shall be to reach within the time table set forth below the following targets of “Filipinization”.

	Unskilled (%)	Skilled (%)	Clerical (%)	Professional (%)	Management (%)

Year 1	100	60	100	80	70
Year 3	100	70	100	80	70
Year 5	100	80	100	80	80
Year 7	100	100	100	90	90
Year 10	100	100	100	100	100
Year 15	100	100	100	100	100

13.2	Cost and expenses of training such Filipino personnel and the Contractor’s own employees shall be included in the Operating Expenses.
13.2	The Contractor shall not discriminate on the basis of gender and shall respect the right of women workers to participate in policy and decision-making processes affecting their rights and benefits.
SECTION XIV ARBITRATION
14.1
The Government and the Contractor shall consult with each other in good faith and shall exhaust all available remedies to settle any and all disputes or disagreements arising out of or relating to the validity, interpretations, enforceability, or performance of this Agreement before resorting to arbitration as provided for in Section 14.2 below.

14.2
Any disagreement or dispute which can not be settled amicably within a period of one (1) year from the time the issue was raised by a Party shall be settled by a tribunal of three (3) arbitrators. This tribunal shall be constituted as follows: on'e to be appointed by the Contractor and another to be appointed by the Secretary. The first two appointed arbitrators shall continue to consider names of qualified persons until agreement on a mutually acceptable Chairman of the tribunal is selected. Such arbitration shall be initiated and conducted pursuant to Republic Act No. 876, otherwise known as the “Arbitration Act”.

In any event, the arbitration shall be conducted applying the substantive laws of the Republic of the Philippines.

17

14.3	Each party shall pay fifty per centum (50%)! of the fees and expenses of the Arbitrators and the costs of arbitration. Each party shall pay its own costs and attorney’s fee.
SECTION XV SUSPENSION OR TERMINATION OF CONTRACT, TAX INCENTIVES AND CREDITS
15.1
This Agreement may be suspended for failure of the Contractor: (a) to comply with any provision or requirement of the Act and/or its implementing rules and regulations; (b) to pay taxes, fees and/or other charges demandable and due the Government.

15.2
This Agreement terminates or may be terminated for the following causes: (a) expiration of its term, whether original or renewal; (b) withdrawal from the Agreement by the Contractor; (c) violation by the Contractor of the Agreement’s terms and conditions; (d) failure to pay taxes, fees/or charges or financial obligations for two (2) consecutive years; (e) false statement or omission of facts by the Contractor; and (f) any other cause or reason provided under the Act and its implementing rules and regulations, or any other relevant laws and regulations.

15.3
All statements made in this Agreement shall be considered as conditions and essential parts hereof, and any falsehood in said statements or omission of facts which may alter, change or affect substantially the fact set forth in said statements shall be a ground for its revocation and termination.

15.4
The Contractor may, by giving due notice at any time during the term of this Agreement, apply for its cancellation due to causes which, in the opinion of the Contractor, render continued mining operation no longer feasible or viable. In this case, the Secretary shall decide on the application within thirty (30) days from notice: Provided, That the Contractor has met all the financial, fiscal and legal obligations.

15.5
No delay or omissions or course of dealing by the Government shall impair any of its rights under this Agreement, except in the case of a written waiver. The Government’s right to seek recourse and relief by all other means shall not be construed as a waiver of any succeeding or other default unless the contrary intention is reduced in writing and signed by the party authorized to exercise the waiver.

15.6
In case of termination, the Contractor shall pay all the fees and other liabilities due up to the end of the year in which the termination becomes effective. The Contractor shall immediately carry out the restoration of the Contract Area in accordance with good mining industry practice.

15.7	The withdrawal by the Contractor from the Mineral Agreement shall not release it from any and all financial, environmental, legal and fiscal obligations under this Agreement;
15.8	The following acts or omission, inter alia shall constitute breach of contract upon which the Government may exercise its right to terminate the Agreement:

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	a)	Failure of the Contractor without valid reason to commence Commercial Production within the period prescribed; and
	b)	Failure of the Contractor to conduct mining operations and other activities in accordance with the approved Work Programs and/or any modification thereof as approved by the Director.
15.9	The Government may suspend and cancel tax incentives and credits if the Contractor fails to abide by the terms and conditions of said incentives and credits.
SECTION XVI OTHER PROVISIONS
16.1
Any terms and conditions resulting from repeal or amendment of any existing laws or regulation or from the enactment of a law, regulation or administrative order shall be considered a part of this Agreement.

16.2
Notice

All notices, demands and other communications required or permitted hereunder shall be made in writing, telex or telecopy and shall be deemed to have been duly given notice, in the case of telex or telecopy, if answered back or confirmation received, or if delivered by hand, upon receipt or ten days after being deposited in the mail, airmail postage prepaid and addressed as follows:

If to the Government:

The Secretary Department of Environment and Natural Resources DENR Building , Visayas Avenue Diliman, Quezon City
If to the Contractor:
MR. JAMES G. BELOY JABEL CORPORATION 19 East Lawin Drive, Philam, Quezon City
Either party may substitute or change such address on notice thereof to the other party
16.3
Governing Law

This Agreement and the relation between the parties hereto shall be governed by and construed in accordance with the laws of the Republic of the Philippines. The Contractor hereby agrees and obliges itself to comply with the provisions of the Act, its implementing rules and regulations and other relevant laws and regulations.

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16.4	Suspension of Obligation
	a)	Any failure or delay on the part of any party in the performance of its obligation or duties hereunder shall be excused to the extent attributable to Force Majeure.
b)
If Mining Operations are delayed, curtailed or prevented by such Force Majeure causes, then the time for enjoying the rights and carrying out the obligations thereby affected, the term of this Agreement and all rights and obligations hereunder shall be extended for a period equal to the period involved.

c)
The Party, whose ability to perform its obligations is affected by such Force Majeure causes, shall promptly give Notice to the other in writing of any such delay or failure of performance, the expected duration thereof and its anticipated effect and shall use its efforts to remedy such delay, except that neither Party shall be under any obligation to settle a labor dispute.

16.5	Amendments This Agreement shall not be annulled, amended or modified in any respect except by mutual consent in writing of the herein parties.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the day and year first above written

THE REPUBLIC OF THE PHILIPPINES

BY :

[Missing Graphic Reference]
ANTONIO H. CERILLES
Secretary
Department of Environment and
Natural Resources

JABEL CORPORATION

BY:

JAMES G. BELOY
(President)

[Missing Graphic Reference]

SIGNED IN THE PRESENCE OF

[Missing Graphic Reference]

AIMEE FALLARME FABREGAR	___________________________
(Signature over Printed Name)	(Signature over Printed Name)

20

ACKNOWLEDGMENT
Republic of the Philippines)
City of Quezon ) s s

Before me, a Notary Public for and in the City of Quezon, personally appeared HON. ANTONIO H. CERILLES, with Community Tax Certificate No. 9426710-F issued on January 1, 1999 at Dumalinao, Zamboanga del Sur, in his capacity as Secretary of the Department of Environment and Natural Resources, and MR. JAMES G. BELOY, with Community Tax Certificate No. 01705735 issued on February 11, 1999 at Quezon City, in his capacity as President, both known to me and to me known to be the same persons who executed the foregoing instrument consisting of twenty two (22) pages, including this acknowledgment page, and acknowledged to me that the same is their voluntary acts and deeds.

IN WITNESS WHEREOF, I have hereunto set my hand and affix my notarial seal, this 17th day of December 1999.

[Missing Graphic Reference]

Anselmo C. Abungan
Notary Public

[Missing Graphic Reference]

Doc. No. 290
Page No. 58
Book No. IIII
Series of 1999

21

ANNEX “F”
Map of Capcapo MPSA 144, Capcapo Extension
and Patok MPSA 141

JOINT VENTURE AGREEMENT	45

SKETCH PLAN
OF
MPSA No. 57
"CAPCAPO GOLD PROJECT"
AS PREPARED FOR
JABEL CORPORATION
SITUATED AT THE
BARANGAY OF CAPCAPO
MUN. OF LICUAN-BAAY
PROVINCE OF ABRA
ISLAND OF LUZON
TOTAL AREA = 756.00 HAS
SCALE 1:50,000
PREPARED
JONATHAN T. BOBITA
GEODETIC ENGINEER
PTR 2711079
LIC 5281
17°40'
39'
38'
37'
36'
17°35'
34'
33'
17°35'24.064"
120° 52' 15.581"
Lacub
Dumangay
Mogaju
Dalaguisen
Sabangan
Boay
Mudeg
Gwing Camp
Macanaogtag Camp
Mount Cayao
Mount Agapang

TECHNICAL DESCRIPTION

SKETCH PLAN
OF
MPSA No.58
"PATOK GOLD PROJECT"
AS PREPARED FOR
JABEL CORPORATION
SITUATED AT
BARANGAY OF PATOK
MUN. OF BAAY-LICUAN
PROVINCE OF ABRA
ISLAND OF LUZON
TOTAL AREA = 297.00 HAS
SCALE 1:50,000
PREPARED
JONATHAN T. BOBITA
GEODETIC ENGINEER
LIC. 5281
TRIANGULATION STATION "NAG"
120°48'
49'
50'
51'
52'
53'
54
17°35'
34
33
31'
17° 30'
32'

TECHNICAL DESCRIPPTION+

+Subject to provisions of RA No. 7942 and DAO No. 96-40 re: AREAS CLOSED TO MINING

POINTS	LATITUDE	LONGITUDE
1	17°31'26.37''	120°50'44.37''
2	17°31'55.64''	120°50'44.37''
3	17°31'55.64''	120°50.54.54''
4	17°32'05.40''	120°50'54.54''
5	17°32'05.40''	120°51'04.71''
6	17°32'24.92''	120°51'04.71''
7	17°32'24.92''	120°51'14.88''
8	17°32'34.68''	120°51'14.88''
9	17°32'34.68''	120°51'35.22''
10	17°32'15.16''	120°51'35.22''
11	17°32'15.16''	120°52'05.73''
12	17°31'45.88''	120°52'05.73''
13	17°31'45.88''	120°51'45.39''
14	17°31'36.13''	120°51'45.39''
15	17°31'36.13''	120°50'54, 34''
16	17°31'26.37''	120°50'54.54''
1	17°31'26.37''	120°50'44.37''